Exhibit 4.2

EXECUTION VERSION

SECOND AMENDED AND RESTATED INDENTURE (this Indenture), dated as of March 12, 2021, between GREAT LAKES BCPL FUNDING LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the Issuer) and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (herein, together with its permitted successors and assigns in the trusts hereunder, the Trustee) and, solely as expressly specified herein, in its individual capacity (the Bank).

This Indenture amends, restates and supersedes that certain Indenture dated as of December 16, 2019 (as previously amended and restated on August 14, 2020) between the Issuer and the Trustee.

PRELIMINARY STATEMENT

The Issuer is duly authorized to execute and deliver this Indenture to provide for the Notes issuable as provided in this Indenture. Except as otherwise provided herein, all covenants and agreements made by the Issuer herein are for the benefit and security of the Secured Parties. The Issuer is entering into this Indenture, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

All things necessary to make this Indenture a valid agreement of the Issuer in accordance with the agreement’s terms have been done.

GRANTING CLAUSES

The Issuer hereby Grants to the Trustee, for the benefit and security of the Holders of the Notes, the Trustee and the Collateral Administrator (collectively, the Secured Parties) (or, where particular Secured Parties are specified as the beneficiaries of such Grant with respect to items of personal property identified in any of the sub-clauses below, for the benefit and security of such Secured Parties only), except as expressly set forth below, all of its right, title and interest in, to and under, in each case, whether now owned or existing, or hereafter acquired or arising, (a) the Portfolio Assets as of the Closing Date which the Issuer causes to be Delivered to the Trustee (directly or through an intermediary or bailee, including the Custodian) herewith and all payments thereon or with respect thereto, and all Portfolio Assets which are Delivered to the Trustee (directly or through an intermediary or bailee, including the Custodian) in the future pursuant to the terms hereof and all payments thereon or with respect thereto, (b) each of the Accounts and any Eligible Investments purchased with funds on deposit in any of the Accounts, and all income from the investment of funds therein and all other property standing to the credit of each such Account, (c) the Collateral Management Agreement as set forth in Article 15 hereof, the Collateral Administration Agreement, the Class A Placement Agency Agreements, the Subscription Agreements, the Issuer Sale and Contribution Agreement, the Issuer Account Control Agreement, each Master Participation Agreement, the Master Participation and Assignment Agreement, the Side Letter Security Agreement, the Administration Agreement, the AML Services Agreement

and the Registered Office Agreement, (d) all Cash delivered to the Trustee (or the Custodian) for the benefit of the Secured Parties, and (e) all proceeds with respect to the foregoing sub-clauses (a) to (d) (including such proceeds consisting of accounts, chattel paper, Deposit Accounts, general intangibles, instruments and investment property, and all letter-of-credit rights and other supporting obligations (in each case as defined in the UCC, and any other property otherwise delivered to the Trustee (directly or through an intermediary or bailee, including the Custodian) by or on behalf of the Issuer (including any other securities or investments not listed in the foregoing sub-clauses (a) to (d) and whether or not constituting Portfolio Assets or Eligible Investments) ); provided that such Grants shall not include any Excepted Property (the assets referred to in sub-clauses (a) through (e), excluding the Excepted Property, are collectively referred to as the Collateral).

The above Grant of Collateral is made in favor of the Trustee to hold in trust to secure the Notes and certain other amounts payable by the Issuer as described herein. Except as set forth in the Priority of Payments and Article 13 of this Indenture, the Notes are secured by the Grant equally and ratably without prejudice, priority or distinction between any Note and any other Note by reason of difference in time of issuance or otherwise. The Grant is made to secure, in accordance with the priorities set forth in the Priority of Payments and Article 13 of this Indenture, (i) the payment of all amounts due on the Notes in accordance with their terms, (ii) the payment of all other sums payable under this Indenture, (iii) the payment of amounts owing by the Issuer under the Collateral Administration Agreement and (iv) compliance with the provisions of this Indenture, in each case as provided in this Indenture (collectively, the Secured Obligations). The foregoing Grant shall, for the purpose of determining the property subject to the lien of this Indenture, be deemed to include any interests in any securities and any investments Granted to the Trustee by or on behalf of the Issuer and included in the Collateral, whether or not such securities or investments satisfy the Asset Eligibility Criteria or other criteria set forth in the definitions of Portfolio Asset or Eligible Investments, as the case may be.

The Trustee acknowledges such Grant, accepts the trusts hereunder in accordance with the provisions hereof, and agrees to perform the duties herein in accordance with the terms hereof.

1.	DEFINITIONS

1.1	Definitions

Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms. Except as otherwise specified herein or as the context may otherwise require: (i) references to an agreement or other document are to it as amended, supplemented, restated, supplemented or otherwise modified from time to time and to any successor document (whether or not already so stated); (ii) references to a statute, regulation or other government rule are to it as amended from time to time and, as applicable, are to corresponding provisions of successor statutes, regulations or other governmental rules (whether or not already so stated); (iii) the word “including” and correlative words shall be deemed to be followed by the phrase “without limitation” unless actually followed by such phrase or a phrase of like import; (iv) the word “or” is always used inclusively herein (for example, the phrase “A or B” means “A or B or both,” not “either A or B but not both”), unless used in an “either … or” construction; (v) references to a Person are references to such Person’s successors and assigns (whether or not already so stated); (vi) all references in this Indenture to designated “Articles”, “Sections”, “sub-Sections”, other subdivisions, Schedules and Exhibits are to the designated articles, sections, sub-sections, other subdivisions, schedules and exhibits of this Indenture; and (vii) the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular article, section, sub-section or other subdivision.

Acceleration Event: The meaning specified in Section 5.4(a).

Accounts: Collectively, (i) the Payment Account, (ii) the Collection Account, (iii) the Expense Account, and (iv) the Custodial Account.

Accredited Investor: The meaning set forth in Rule 501(a) of Regulation D of the Securities Act.

Act and Act of Holders: The meanings specified in Section 14.2(a).

Additional Class A Global Notes: Collectively, the First Additional Class A Regulation S Global Note and the First Additional Class A Rule 144A Global Note representing the Notes funded on any Additional Funding Date.

Additional Funding Date: Any date (a) on which a Ramp-Up Period DWAC Increase occurs and (b) that is a Business Day.

Administration Agreement: The administration agreement between the Issuer and the Administrator relating to the various corporate management functions that the Administrator will perform on behalf of the Issuer, including the provision of certain clerical, administrative and other corporate services in the Cayman Islands during the term of such agreement.

Administrative Expenses: The fees, expenses (including indemnities) and other amounts due or accrued and payable by the Issuer from funds standing to the credit of the Expense Account in the following order by the Issuer:

first, on a pro rata basis, (i) to the Trustee pursuant to Section 6.7 and the other provisions of this Indenture, and (ii) to the Bank, in its individual capacity pursuant to this Indenture,

second, to the Collateral Administrator pursuant to the Collateral Administration Agreement,

third, to the Collateral Manager pursuant to the Collateral Management Agreement,

fourth, to the Administrator pursuant to the Administration Agreement and the Registered Office Agreement and to the AML Services Provider pursuant to the AML Services Agreement,

fifth, on a pro rata basis, to any other Person in respect of any other fees or expenses permitted under this Indenture and the documents delivered pursuant to or in connection with this Indenture (including all legal and other fees and expenses incurred in connection with the purchase or sale of any Portfolio Assets and any other expenses incurred in connection with the Portfolio Assets) and the Notes, and sixth, on a pro rata basis, indemnities payable to any other Person pursuant to any Transaction Document;

provided that Administrative Expenses shall not include (a) any amounts due or accrued with respect to the actions taken on or in connection with the Closing Date or (b) amounts payable in respect of the Notes.

Administrator: MaplesFS Limited and any successor thereto.

Advance Percentage: With respect to:

(a)	a Senior Secured Liquid Loan, 75%;

(b)	a Senior Secured Illiquid Loan, 55%;

(c)	a Second Lien Liquid Loan, 60%;

(d)	a Second Lien Illiquid Loan, 40%;

(e)

a Collateralized Loan Obligation in respect of which the Valuation Agent has provided its written consent to the Issuer (with a copy to the Collateral Manager, the Collateral Administrator and the Trustee) to the inclusion thereof in the Borrowing Base at a value greater than zero on or prior to the applicable Portfolio Asset Trade Date, such percentage as shall be set forth in such consent; and

(f)	Cash, 75%,

provided that:

(i) any Portfolio Asset that constitutes any of the foregoing types in (a) through (e) but is a Non-Performing Asset (other than a Defaulted Obligation) shall have an Advance Percentage equal to the product of (x) 50% multiplied by (y) the corresponding Advance Percentage set out in (a) through (e) above that would otherwise be applicable to such Portfolio Asset; and

(ii) if separately agreed to by the Collateral Manager and the Valuation Agent, the Advance Percentage with respect to a particular Portfolio Asset that constitutes any of the foregoing types in (a) through (d) (including, the Advance Percentage utilized for purposes of clause (i)(y) above of this proviso) may be such other percentage for such Portfolio Asset as agreed to by the Collateral Manager and the Valuation Agent on or prior to the Portfolio Asset Trade Date in writing, with notice of such agreement to be given to the Trustee and the Collateral Administrator.

Advance Value: With respect to any Portfolio Asset or Cash amount held by the Issuer, (a) the Market Value of such Portfolio Asset or Cash amount multiplied by (b) the applicable Advance Percentage.

Affected Bank: A “bank” for purposes of Section 881 of the Code or an entity affiliated with such a bank that is neither (x) a United States Person nor (y) entitled to the benefits of an income tax treaty with the United States under which withholding taxes on interest payments made by obligors resident in the United States to such bank are reduced to 0%.

Affiliate: With respect to a Person, (i) any other Person who, directly or indirectly, is in control of, or controlled by, or is under common control with, such Person or (ii) any other Person who is an Officer or employee (a) of such Person, (b) of any subsidiary or parent company of such Person or (c) of any Person described in clause (i) above. For the purposes of this definition, “control” of a Person shall mean the power, direct or indirect, (x) to vote more than 50% of the securities having ordinary voting power for the election of directors of such Persons or (y) to direct or cause the direction of the management and policies of such Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

Agent Members: Members of, or participants in, DTC Euroclear or Clearstream.

Aggregate Outstanding Amount: With respect to any of the Notes as of any date, the aggregate unpaid principal amount of such Notes Outstanding on such date.

Aggregate Portfolio Par Value: On any date of determination, the Aggregate Principal Balance of (a) all Portfolio Assets held by the Issuer plus (b) all Cash credited or required to be credited to the Collection Account and Eligible Investments acquired with such Cash.

Aggregate Principal Balance: When used with respect to all or a portion of the Portfolio Assets or the Collateral, the sum of the Principal Balances of all or of such portion of the Portfolio Assets or Collateral, respectively.

Amendment Date: With respect to any Portfolio Asset, the effective date of any amendment or action described in Section 2(m) of the Collateral Management Agreement.

AML Compliance: Compliance with the Cayman AML Regulations.

AML Services Agreement: The agreement between the Issuer and the AML Services Provider for the provision of services to the Issuer to enable the Issuer to achieve AML Compliance.

AML Services Provider: Maples Compliance Services (Cayman) Limited and any successor thereto.

Approved Dealer: Each of Bank of America Securities LLC; Barclays Bank plc; BNP Paribas; Cantor Fitzgerald; Castle Oak; CIBC World Markets, Inc.; Citibank, N.A.; Credit Agricole Cheuveux North America, Inc.; Credit Suisse First Boston LLC; Deutsche Bank Securities Inc.; Goldman Sachs & Co.; Guggenheim; Global Hunter; Jefferies & Company Inc.; JPMorgan Chase Bank, N.A.; Macquarie; Miller Tabak Roberts Securities, LLC; Morgan Stanley & Co.; Nomura; RBC Capital Markets Corp.; SG Americas Securities LLC; Sterne, Age & Leach, Inc.; The Royal Bank of Scotland plc.; UBS AG; Wachovia Capital Markets LLC; provided that (i) the Valuation Agent may at any time, upon written notice to the Sole Shareholder or the Issuer, delete any name listed in the foregoing list so long as such deletion is consistent with the general application of its internal credit and risk policies with respect to such Approved Dealer (and not designed to circumvent the rights of the Sole Shareholder under the Transaction Documents to which it is a party) and (ii) the Issuer, the Sole Shareholder and the Valuation Agent may, at any time, agree in writing to add or remove an Approved Dealer to or from the foregoing list.

Approved Terms: With respect to a Pre-EOD Sale, terms evidenced in a binding confirmation in market standard form between Issuer and the buyer under such Sale.

Asset-backed Commercial Paper: Commercial paper or other short-term obligations of a program that primarily issues externally rated commercial paper backed by assets or exposures held in a bankruptcy-remote, special purpose entity.

Asset Eligibility Criteria: With respect to any Portfolio Asset or prospective Portfolio Asset on the Portfolio Asset Trade Date of such Portfolio Asset, each of the following criteria:

(a)	the obligation is a Loan (or an Eligible Participation Interest therein) or a Bond;

(b)	the obligation is denominated in USD and is neither convertible by the related Portfolio Asset Obligor thereon or thereof into, nor payable in, any other currency;

(c)	the obligation constitutes a legal, valid, binding and enforceable obligation of each related Portfolio Asset Obligor, enforceable against such person in accordance with its terms;

(d)	the obligation is not a lease;

(e)	the obligation provides for a fixed amount of principal payable at no less than par, in cash, no later than its stated maturity;

(f)	the obligation is in the form of, and is treated as, indebtedness for U.S. Federal income tax purposes;

(g)	no principal, interest, fee or other amount owing on such obligation that became due and payable prior to the Portfolio Asset Trade Date remains unpaid;

(h)	the obligation is not a Defaulted Obligation or Margin Stock;

(i)	the Issuer is entitled to receive all payments on such obligation free of U.S. Federal or foreign withholding tax;

(j)	the obligation is not, by its terms, convertible into or exchangeable for an Equity Security at any time over its life;

(k)

the obligation is not a Delayed-Draw Loan (except for a Delayed-Draw Loan in respect of which no future advances are required to be made to any Portfolio Asset Obligor on or after the Portfolio Asset Trade Date) or a Revolving Loan and does not otherwise require any future advances to be made to any Portfolio Asset Obligor on or after the Portfolio Asset Trade Date;

(l)	the obligation is Registered;

(m)

(i) if the obligation is a Loan, the obligation is governed by a credit agreement or (ii) if the obligation is a Bond, the obligation is issued pursuant to an indenture or similar instrument and is offered pursuant to an offering circular or prospectus;

(n)	the obligor of the obligation is not an Affiliate of the Collateral Manager, the Sole Shareholder or the Issuer;

(o)	interest payable on the obligation is computed by reference to a customary floating rate index plus a spread (subject to any applicable floor) or a fixed rate;

(p)

the terms of the obligation do not contain any restrictions on assignment or transfer to the Issuer or Persons to whom such obligation may be disposed or sold under the Transaction Documents, except for Portfolio Asset Assignment Customary Restrictions;

(q)	the obligation is not a Bridge Security, Structured Finance Obligation (other than a Collateralized Loan Obligation) or Synthetic Security; and

(r)	the obligation is not a Participation Interest (except for an Eligible Participation Interest).

Asset Valuation Report: The meaning specified in the Issuer Sale and Contribution Agreement.

Authenticating Agent: The Person designated by the Trustee to authenticate the Notes on behalf of the Trustee pursuant to Section 6.14 hereof.

Authorized Representative: With respect to the Issuer, any Officer or any other Person who is authorized to act for the Issuer in matters relating to, and binding upon, the Issuer; provided that the Collateral Manager is not an Authorized Representative of the Issuer. With respect to the Collateral Manager, any Officer, employee, member or agent of the Collateral Manager who is authorized to act for the Collateral Manager in matters relating to, and binding upon, the Collateral Manager with respect to the subject matter of the request, certificate or order in question. With respect to the Collateral Administrator, any Officer, employee, partner or agent of the Collateral Administrator who is authorized to act for the Collateral Administrator in matters relating to, and binding upon, the Collateral Administrator with respect to the subject matter of the request, certificate or order in question. With respect to the Trustee or any other bank or trust company acting as trustee of an express trust or as custodian, a Trust Officer. With respect to any Authenticating Agent, any Officer of such Authenticating Agent who is authorized to authenticate the Notes. Each party may receive and accept a certification of the authority of any other party as conclusive evidence of the authority of any Person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.

Authorizing Resolution: With respect to (i) the Issuer, any action or resolution taken by the Board of Directors or the Sole Shareholder within the powers vested to it pursuant to the Constitutive Documents of the Issuer and (ii) the Sole Shareholder, any action taken by its manager, any Officer of, or other Person authorized by, such manager or any Officer of the Sole Shareholder, within the powers vested to it pursuant to the Constitutive Documents of the Sole Shareholder.

Balance: On any date, with respect to Cash or Eligible Investments in any account, the aggregate of the (i) current balance of Cash, demand deposits, time deposits, bankers’ acceptances and certificates of deposit; (ii) principal amount of any interest-bearing Eligible Investments; and (iii) the accreted amount (but not greater than the face amount) of any non-interest-bearing Eligible Investments other than Cash.

Bank: U.S. Bank National Association, in its individual capacity and not as Trustee, or any successor thereto.

Bankruptcy Law: The federal Bankruptcy Code, Title 11 of the United States Code, Part V of the Companies Act (As Revised) of the Cayman Islands, the Bankruptcy Act (As Revised) of the Cayman Islands, the Foreign Bankruptcy Proceedings (International Cooperation) Rules (As Revised) of the Cayman Islands and the Companies Winding Up Rules (As Revised) of the Cayman Islands, each as amended from time to time.

BBG: Bloomberg Valuation Service or any successor thereto.

Benefit Plan Investor: An employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to Part 4 of Title I of ERISA, a plan to which Section 4975 of the Code applies or an entity whose underlying assets include “plan assets” by reason of such an employee benefit plan’s or a plan’s investment in such entity, in each case within the meaning of the Plan Asset Regulation.

Board of Directors: With respect to the Issuer, the directors of the Issuer duly appointed by the Sole Shareholder of the Issuer or the board of directors of the Issuer in accordance with the Issuer’s Constitutive Documents.

Bond: A publicly issued or privately placed debt security (that is not a loan), including, without limitation, a Collateralized Loan Obligation, that is issued by a corporation, limited liability company, partnership trust or other Person (other than an individual).

Borrowing Base: As of any date of determination by the Valuation Agent, the least of the following:

(a)	the Portfolio Advance Value;

(b)	the Required Equity Advance Value; and

(c)	the Maximum UBS Funded Amount.

Borrowing Base Asset Criteria: With respect to any Portfolio Asset or prospective Portfolio Asset on the Portfolio Asset Trade Date of such Portfolio Asset, each of the following criteria:

(a)	if such obligation is a Loan, such obligation is a Senior Secured Loan or Second Lien Loan which has a yield-to-maturity less than 9.0% (determined as of the Inclusion/Amendment Date);

(b)	if such obligation is a Senior Secured Illiquid Loan:

(i)	as of the Portfolio Asset Trade Date, such obligation has a stated coupon inclusive of non-cash interest but exclusive of the applicable Libor or other benchmark floating rate less than 7.0%;

(ii)

as of any date of determination by the Valuation Agent, the LTM EBITDA of each obligor with respect to such obligation for which financial reports are available is at least USD 25,000,000, provided that this sub-clause (ii) may be waived with respect to such obligation by the Valuation Agent, acting in its discretion, upon a request therefor from the Collateral Manager on behalf of the Issuer;

(iii)	as of any date of determination by the Valuation Agent, both such obligation and the related obligor(s) have a Consolidated Leverage Ratio which is less than or equal to 5.2x; and

(iv)

if there is a Priority Revolving Loan with respect to such obligation, both such obligation and the related obligor(s) have a Priority Revolving Loan Leverage Ratio which is less than or equal to 1.50x;

(c)

the sum of (i) the Principal Balance of such obligation plus (ii) the Aggregate Principal Balance of all other Portfolio Assets of the same Portfolio Asset Obligor (if any) that are already held by the Issuer is less than USD10,100,000;

(d)	such obligation is not a Deferrable Security or Participation Interest;

(e)	the principal place of business of the relevant obligor(s) on such obligation is the United States;

(f)

the LTM EBITDA of each obligor with respect to such obligation is at least (i) if the obligation is a Senior Secured Illiquid Loan, USD 15,000,000 and (ii) if the obligation is a Second Lien Illiquid Loan, USD 25,000,000;

(g)

such obligation has an S&P rating or a Moody’s rating that is (i) if such obligation is a Senior Secured Loan, at least “B-” (if rated by S&P) and “B3” (if rated by Moody’s), and (ii) if such obligation is a Second Lien Loan, at least “CCC” (if rated by S&P) and “Caa2” (if rated by Moody’s), provided that if the obligation is an Illiquid Loan, such obligation has an equivalent rating to the foregoing as rated by a third party valuation agent that is acceptable to the Valuation Agent;

(h)

such obligation (i) if it is a Loan, is purchased at a price at least equal to 90% of the S&P/LSTA US Leveraged Loan 100 Index and (ii) as of any date of determination by the Valuation Agent, has a price at least equal to 85% of the Par Amount of such obligation;

(i)

if such obligation is (i) a Senior Secured Loan, such obligation has a Loan Maturity Life that does not exceed 7 years or (ii) a Second Lien Loan, such obligation has a Loan Maturity Life that does not exceed 8 years;

(j)	if such obligation is an Illiquid Loan, such obligation is not a Cov-Lite Loan;

(k)	such obligation is not a Prohibited Industry Portfolio Asset;

(l)

if such obligation is a Bond, the Valuation Agent, acting in its sole discretion, has provided its prior written consent to the inclusion of such obligation in the Borrowing Base at a value greater than zero (which consent, in order to be effective, shall (i) include the applicable Advance Percentage for such obligation and (ii) be given to the Issuer with a copy to the Collateral Manager, the Trustee and the Collateral Administrator) on or prior to the applicable Portfolio Asset Trade Date thereof;

(m)	such obligation is not solely secured by accounts receivable, inventory, machinery, equipment or fixed assets other than real estate; and

(n)	such obligation is not a DIP Loan,

provided that, notwithstanding any clauses in the foregoing definition of “Borrowing Base Asset Criteria”, if separately agreed to by the Collateral Manager and the Valuation Agent, the Valuation Agent may waive any of the Borrowing Base Asset Criteria with respect to a particular obligation.

Borrowing Base Deficiency: A Borrowing Base Deficiency shall occur if, as of any date of determination by the Valuation Agent, (a) the aggregate “Purchase Price” paid by UBS in respect of the Class A Notes under the Global Master Repurchase Agreement, as the same may have been reduced from time to time on or prior to such date pursuant to the operation of the provisions of the Global Master Repurchase Agreement, is greater than (b) the Borrowing Base.

Borrowing Base Portfolio Criteria: As of any date of determination occurring after the Original Facility Period by the Valuation Agent, each of the following criteria:

(a) the sum of (i) the Aggregate Principal Balance of all (A) Portfolio Assets that are Senior Secured Liquid Loans and (B) Senior Secured Illiquid Loans, in each case, with respect to which the LTM EBITDA of the relevant Portfolio Asset Obligor is greater than USD40,000,000 and (ii) the aggregate face amount of all Cash then standing to the credit of the Collection Account is greater than or equal to 20.0% of the Aggregate Portfolio Par Value;

(b) the Aggregate Principal Balance of all Portfolio Assets that are Second Lien Loans does not exceed 20.0% of the Aggregate Portfolio Par Value;

(c) the Aggregate Principal Balance of all Portfolio Assets that (i) are Illiquid Loans or Second Lien Liquid Loans and (ii) relate to a single Portfolio Asset Obligor does not exceed 5% of the Aggregate Portfolio Par Value, provided that the Aggregate Principal Balance of all Portfolio Assets that (x) are Illiquid Loans or Second Lien Liquid Loans and (y) relate to up to three (3) single Portfolio Asset Obligors may exceed 5% but must be less than 7.5% of the Aggregate Portfolio Par Value for each such Portfolio Asset Obligor;

(d) the Aggregate Principal Balance of all Portfolio Assets that are Senior Secured Liquid Loans relating to a single Portfolio Asset Obligor does not exceed 10.0% of the Aggregate Portfolio Par Value;

(e) the Aggregate Principal Balance of all Portfolio Assets in any single S&P Industry Classification does not exceed 10.0% of the Aggregate Portfolio Par Value, provided that, except in the case of Portfolio Assets within any of the (1) Financial Intermediaries, (2) Oil, Gas and Consumable Fuels, (3) Nonferrous metals/minerals or (4) Utilities S&P Industry Classification Groups, (i) subject to sub-clause (ii) below, the Aggregate Principal Balance of all Portfolio Assets in up to each of three (3) separate S&P Industry Classification Groups may exceed 10% but must be less than 12.5% of the Aggregate Portfolio Par Value and (ii) the Aggregate Principal Balance of all Portfolio Assets in one of the three S&P Industry Classification Groups that rely on the exception in the foregoing sub-clause (i) may exceed 12.5% but must be less than 15.0% of the Aggregate Portfolio Par Value;

(f) the Aggregate Principal Balance of all Portfolio Assets that are Non-Performing Assets does not exceed 10.0% of the Aggregate Portfolio Par Value; and

(g) the Aggregate Principal Balance of all Portfolio Assets that are Collateralized Loan Obligations does not exceed 10% of the Aggregate Portfolio Par Value,

provided that:

(I) notwithstanding any clauses in the foregoing definition of “Borrowing Base Portfolio Criteria”, if separately agreed to by the Collateral Manager and the Valuation Agent, the Valuation Agent may waive any of the Borrowing Base Portfolio Criteria with respect to particular Portfolio Asset(s); and

(II) for the avoidance of doubt, the Borrowing Base Portfolio Criteria shall be deemed to be satisfied on any date of determination during the Original Facility Period.

Bridge Security: Any obligation or security that (x) is a debt obligation incurred in connection with a merger, acquisition, consolidation, sale of all or substantially all of the assets of a Person, restructuring or similar transaction and (y), which debt obligation by its terms is required to be repaid within one year of the incurrence thereof with proceeds from additional borrowings or other refinancings (other than any additional borrowing or refinancing if one or more financial institutions shall have provided the obligor on such debt obligation with a binding written commitment to provide the same) (it being understood that any such obligation or security that has a nominal maturity date of one year or less from the incurrence thereof but has a term-out or other provision whereby (automatically or at the sole option of the obligor thereof) the maturity of the indebtedness thereunder may be extended to a later date is not a Bridge Security).

Business Day: A day on which commercial banks and foreign exchange markets settle payments in New York, Houston and London and that is also a TARGET Settlement Day, other than a Saturday, Sunday or other day that is a legal holiday in the city in which the Corporate Trust Office is located or on which the New York Stock Exchange or banks are authorized or obligated by law or executive order to close in New York, New York or Houston, Texas.

Cash: Such funds denominated in currency of the United States of America as at the time shall be legal tender for payment of all public and private debts in the United States of America, including funds standing to the credit of an Account.

Cayman AML Regulations: The Anti-Money Laundering Regulations (As Revised) and The Guidance Notes on the Prevention and Detection of Money Laundering and Terrorist Financing in the Cayman Islands, each as amended and revised from time to time.

Cayman FATCA: The Cayman Islands Tax Information Authority Act (As Revised) and the OECD Standard for Automatic Exchange of Financial Account Information – Common Reporting Standard (each as amended) (including any implementing legislation, rules, regulations and guidance notes with respect to such laws). For purposes of this definition, “OECD” means the Organization for Economic Co-operation and Development.

Certificate of Authentication: The meaning specified in Section 2.1.

Certificated Note: A Note issued in the form of a definitive, fully registered note without coupons substantially in the applicable form attached as Exhibit A2 (in the case of a Class A Note) which shall be registered in the name of the owner thereof, duly executed by the Issuer and authenticated by the Trustee as herein provided.

Certificated Security: The meaning specified in Section 8-102(a)(4) of the UCC.

Class: Each of the Class A Notes.

Class A Closing Date Notes: Collectively, the Class A Closing Date Regulation S Global Note and the Class A Closing Date Rule 144A Global Note.

Class A Closing Date Regulation S Global Note: The Class A Regulation S Global Note with CUSIP number G41642 AA0.

Class A Closing Date Rule 144A Global Note: The Class A Rule 144A Global Note with CUSIP number 39055G AA4.

Class A Noteholder: With respect to any Class A Note, the Person in whose name such Class A Note is registered in the Note Register.

Class A Notes: The Class A Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

Class A Placement Agency Agreements: Collectively, (a) the Placement Agency Agreement, dated as of the Signing Date, between the Issuer and the Placement Agent, and (b) the Placement Agency Agreement, dated as of March 12, 2021, between the Issuer and the Placement Agent.

Class A Regulation S Global Notes: Collectively, the Class A Closing Date Regulation S Global Note and the First Additional Class A Regulation S Global Note.

Class A Rule 144A Global Notes: Collectively, the Class A Closing Date Rule 144A Global Note and the First Additional Class A Rule 144A Global Note.

Clearing Agency: An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

Clearing Corporation: (i) Clearstream, (ii) DTC, (iii) Euroclear and (iv) any entity included within the meaning of “clearing corporation” under Section 8-102(a)(5) of the UCC.

Clearing Corporation Security: Securities which are in the custody of or maintained on the books of a Clearing Corporation or a nominee subject to the control of a Clearing Corporation and, if they are Certificated Securities in registered form, properly endorsed to or registered in the name of the Clearing Corporation or such nominee.

Clearstream: Clearstream Banking, société anonyme, a corporation organized under the laws of the Duchy of Luxembourg (formerly known as Cedelbank, société anonyme).

Closing Date: December 18, 2019.

Code: The U.S. Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder.

Collateral: The meaning assigned in the Granting Clauses hereof.

Collateral Administration Agreement: An agreement dated as of the Signing Date relating to the administration of the Collateral among the Issuer, the Collateral Manager and the Collateral Administrator.

Collateral Administrator: U.S. Bank National Association, acting as collateral administrator under the Collateral Administration Agreement, and any successor thereto.

Collateral Management Agreement: The agreement dated as of the Signing Date between the Issuer and the Collateral Manager relating to the management of the Portfolio Assets and the other Collateral by the Collateral Manager on behalf of the Issuer.

Collateral Manager: BC Partners Lending Corporation, a corporation incorporated under the laws of the State of Maryland and sole shareholder of the Issuer.

Collateralized Loan Obligation: A Structured Finance Obligation that entitles the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Structured Finance Obligations) primarily on the credit exposure to, or cash flow from, a portfolio of collateral consisting of commercial loans (including eligible synthetic securities whose reference obligations consist of commercial loans), as determined by the Valuation Agent in its sole discretion.

Collection Account: The account established pursuant to Section 10.2.

Consolidated Leverage Ratio: As of any date of determination with respect to any Portfolio Asset Obligor and a particular Portfolio Asset, the ratio of:

(a) the Principal Balances of such Portfolio Asset and the outstanding principal amount of all other Indebtedness of such Portfolio Asset Obligor and its subsidiaries that is of equal or higher seniority with such Portfolio Asset and is secured by a similar ranking lien or security interest in the same collateral as of such date of calculation that would be stated on a consolidated balance sheet (excluding any notes thereto); provided that the amount of Indebtedness shall be determined only to the extent that it has been advanced such that any undrawn amount thereunder shall not constitute Indebtedness for purposes of this clause (a); to

(b) the LTM EBITDA of such Portfolio Asset Obligor.

Confidential Information: The meaning specified in Section 14.15(b).

Constitutive Documents: With respect to (i) the Issuer, the Issuer’s Certificate of Incorporation, dated 25 October 2019, and Memorandum and Articles of Association, dated 25 October 2019, as they may be amended, revised or restated from time to time and (ii) the Sole Shareholder, the Sole Shareholder’s Articles of Incorporation, dated as of April 23, 2018 and bylaws, as they may be amended, revised or restated from time to time.

Contingent Obligations: With respect to any Person, any obligation of such Person guaranteeing any leases, dividends, or other payment obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (c) to purchase property, securities, or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

Contribution: Each capital contribution made by the Sole Shareholder to the Issuer in accordance with the Issuer Sale and Contribution Agreement.

Corporate Trust Office: The corporate trust office of the Trustee at which this Indenture is administered, currently located at Corporate Trust Services Boston, 1 Federal Street, Boston, MA 02110, Attention: Global Corporate Trust – Great Lakes BCPL Funding Ltd. and, for transfer purposes and presentment, U.S. Bank National Association, 111 Fillmore Avenue East, St. Paul, MN 55107-1402, Attention: Bond Transfer Services-EP-MN-WS2N-Great Lakes BCPL Funding Ltd.; or, in each such case, such other address as the Trustee may designate from time to time by notice to the Holders of the Notes, the Collateral Manager and the Issuer or the principal corporate trust office of any successor Trustee.

Costs of Assignment: With respect to any Portfolio Asset, the sum (without duplication) of (a) any costs of any exchange, sale, transfer or assignment transaction with respect to such Portfolio Asset that would be paid by a hypothetical seller in effecting such transaction under the terms of such Portfolio Asset or otherwise actually imposed on such hypothetical seller by any applicable trustee, administrative agent, registrar, borrower or Portfolio Asset Obligor incurred in connection with any such transaction with respect to such Portfolio Asset (including, without limitation, any amounts reimbursable by such Person in respect of any tax or other governmental charge incurred with respect thereto), (b) any reasonable expenses that would be incurred by a hypothetical seller in connection with any such transaction and (c) any reasonable administrative, legal or accounting fees, costs and expenses (including, without limitation, any fees and expenses of the trustee of or outside counsel to the Portfolio Asset Obligor on such Portfolio Asset) that would be incurred by a hypothetical seller in connection with any such transaction.

Cov-Lite Loan: An obligation, the Underlying Instruments for which do not (i) contain any financial covenants or (ii) require the Obligor thereunder to comply with any Maintenance Covenants (regardless of whether compliance with one or more Incurrence Covenants is otherwise required by such Underlying Instruments).

Current Price: On any date with respect to any Portfolio Asset, the determination by the Valuation Agent of the net cash proceeds that would be received from the sale on such date of determination of such Portfolio Asset, exclusive of accrued interest and capitalized interest and net of the related Costs of Assignment. The “Current Price” shall be (a) expressed as a percentage of par, (b) determined exclusive of accrued interest and capitalized interest, and (c) shall be adjusted pursuant to Section 12.1(d) below.

Custodial Account: The account established pursuant to Section 10.3(b).

Custodian: The meaning specified in the first sentence of Section 3.2(a) with respect to items of collateral referred to therein, and each entity with which an Account is maintained, as the context may require, each of which shall be a Securities Intermediary.

Daily Report: The meaning specified in Section 10.5(c).

Deemed Material Representation: Any representation, warranty or certification under Sections 3(a)(vii) or 3(c) of the Issuer Sale and Contribution Agreement.

Default: Any Event of Default or any occurrence that is, or with notice or the lapse of time or both would unless cured or waived become, an Event of Default.

Defaulted Obligation: Any Portfolio Asset as to which (a) there has occurred a default as to the payment of principal and/or interest and/or capitalized interest (without regard to any notice requirement or grace period) (provided that such default may continue for a period of up to five Business Days from the date of such default without such Portfolio Asset constituting a Defaulted Obligation if the Collateral Manager has certified to the Trustee that the payment failure is not due to credit-related reasons), (b) such Portfolio Asset is an Eligible Participation Interest with respect to which the Selling Institution has defaulted in any respect in the performance of any of its payment obligations under the Eligible Participation Interest, (c) there has occurred a default as to the payment of principal and/or interest on any other material obligation of any Portfolio Asset Obligor on such Portfolio Asset that is senior or pari passu in right of payment to such Portfolio Asset for which the lesser of (x) a period of five Business Days and (y) the applicable grace period or notice requirement (if any) under the terms of the instrument or agreement pursuant to which such other material obligation was issued or created has terminated or expired and such default would, upon the satisfaction of any applicable notice requirement or the termination or expiration of any applicable grace period or notice requirement, constitute a default, event of default or similar condition or event (howsoever described) under the terms of the instrument or agreement pursuant to which such other material obligation was issued or created, (d) an Insolvency Event has occurred with respect to any Portfolio Asset Obligor on such Portfolio Asset or (e) such Portfolio Asset is an Eligible Participation Interest in a Loan that would, if such Loan were a Portfolio Asset, constitute a “Defaulted Obligation”; provided that, in each of the cases set forth in clauses (a) through (e) above, such Portfolio Asset will only constitute a “Defaulted Obligation” for so long as such default has not been cured at the end of the applicable cure period or has not been waived (excluding any waiver granted solely by the Collateral Manager, the Sole Shareholder, the Issuer and/or any entity which controls, is controlled by or under common control with any of the foregoing (whether such control is de jure or de facto) unless the Valuation Agent has consented to such waiver).

Deferrable Security: A Portfolio Asset which by its terms permits the deferral and/or capitalization of payment of accrued, unpaid interest.

Delayed-Draw Loan: Any Loan with respect to which the Issuer is obligated to make or otherwise fund future term-loan advances to a borrower, but such future term-loan advances may not be paid back and reborrowed.

Deliver or Delivered or Delivery: The taking of the following steps:

(i)	in the case of each Certificated Security (other than a Clearing Corporation Security) and Instrument,

(a)

causing the delivery of such Certificated Security or Instrument to the Custodian by registering the same in the name of the Custodian or its affiliated nominee or by endorsing the same to the Custodian or in blank;

(b)	causing the Custodian to indicate continuously on its books and records that such Certificated Security or Instrument is credited to the applicable Account; and

(c)	causing the Custodian to maintain continuous possession of such Certificated Security or Instrument;

(ii)	in the case of each Uncertificated Security (other than a Clearing Corporation Security),

(a)	causing such Uncertificated Security to be continuously registered on the books of the issuer thereof in the name of the Custodian; and

(b)	causing the Custodian to indicate continuously on its books and records that such Uncertificated Security is credited to the applicable Account;

(iii)	in the case of each Clearing Corporation Security,

(a)	causing the relevant Clearing Corporation to credit such Clearing Corporation Security to a securities account in the name of the Custodian, and

(b)	causing the Custodian to indicate continuously on its books and records that such Clearing Corporation Security is credited to the applicable Account;

(iv)

in the case of each security issued or guaranteed by the United States of America or agency or instrumentality thereof and that is maintained in book-entry records of a Federal Reserve Bank (FRB) (each such security, a Government Security),

(a)	causing the creation of a Security Entitlement to such Government Security by the credit of such Government Security to a securities account in the name of the Custodian at such FRB, and

(b)	causing the Custodian to indicate continuously on its books and records that such Government Security is credited to the applicable Account;

(v)	in the case of each Security Entitlement with respect to a Financial Asset not governed by clauses (iii) through (iv) above,

(a)	causing the relevant Securities Intermediary to indicate on its books and records that the underlying Financial Asset has been credited to the Custodian’s securities account,

(b)

causing such Securities Intermediary to make entries on its books and records continuously identifying such Financial Asset as belonging to the Custodian and continuously indicating on its books and records that such Financial Asset is credited to the Custodian’s securities account, and

(c)

causing the Custodian to indicate continuously on its books and records that such Security Entitlement (or all rights and property of the Custodian representing such Security Entitlement) is credited to the applicable Account;

(vi)	in the case of Cash,

(a)	causing the delivery of such Cash to the Custodian,

(b)	causing the Custodian to credit such Cash to the applicable Account or sub-account, and

(c)	causing the Custodian to indicate continuously on its books and records that such Cash is credited to the applicable Account; and

(vii)	in the case of each general intangible (including any Eligible Participation Interest),

(a)

causing the filing of a Financing Statement in the office of the Recorder of Deeds of the District of Columbia, Washington, DC naming the Issuer as debtor and the Trustee as secured party and describing such Eligible Participation Interest as the collateral or indicating that the collateral includes “all assets” or “all personal property” of the Issuer (or a similar description), and

(b)	causing the registration of this Indenture in the Secured Note Register of Mortgages of the Issuer at the Issuer’s registered office in the Cayman Islands,

provided that, for the avoidance of doubt, with respect to any Portfolio Asset, (A) only sub-clauses (v)(c) (and for the avoidance of doubt, not (v)(a) and (v)(b)) and (vii) above are relevant for purposes of determining whether such Portfolio Asset has been properly Delivered (including for purposes of Sections 3.1 and 3.2) and (B) the requirements of sub-clause (v)(c) above shall be deemed to be satisfied by the Custodian indicating continuously on its books and records that such Portfolio Asset is credited to the Custodial Account.

In addition, the Collateral Manager on behalf of the Issuer will obtain any and all consents required by the Underlying Instruments relating to any general intangibles for the transfer of ownership and/or pledge of Collateral hereunder (except to the extent that the requirement for such consent is rendered ineffective under Section 9-406 of the UCC).

Deposit Account: The meaning of “deposit accounts” as defined in Section 9-102(a)(29) of the UCC, as to which the Issuer is the “customer” (within the meaning of Section 4-104(1)(e) of the UCC) of such Accounts.

Determination Date: The last calendar day of each Quarterly Period.

DIP Loan: A loan made to a debtor-in-possession pursuant to Section 364 of the U.S. Bankruptcy Code having the priority allowed by either Section 364(c) or 364(d) of the U.S. Bankruptcy Code and fully secured by senior liens.

Dollar, USD or U.S.$: Such coin or currency of the United States of America as at the time shall be legal tender for all debts, public and private.

DTC: The Depository Trust Company, its nominees, and their respective successors.

Due Date: Each date on which any payment is due on a Portfolio Asset, Eligible Investment or other financial asset held by the Issuer in accordance with its terms.

DWAC: Deposit/Withdrawal at Custodian.

DWAC Funding Process:

(a) The submission of a written request by the Issuer (or the Collateral Manager on its behalf) to the Valuation Agent (with a copy to the Trustee), at least 5 Business Days prior to the date of the proposed Ramp-Up Period DWAC Increase (which must occur prior to the expiration of the Ramp-Up Period), to effect a Ramp-Up Period DWAC Increase in an amount specified in such written request that is not less than U.S.$5,000,000 (or such lesser amounts as may be agreed by the Valuation Agent and the Issuer (or the Collateral Manager on its behalf));

(b) the consent of the Valuation Agent to such request (which consent may be in the form of an email) (with a copy to the Collateral Manager and the Trustee); and

(c) the payment of such amount in immediately available funds by or on behalf of the Holders to the Issuer by no later than 11:00 a.m. (New York time) on the date of the proposed Ramp-Up Period DWAC Increase.

EBITDA: With respect to any Portfolio Asset and any period, (a) the meaning of the term “Adjusted EBITDA”, the term “EBITDA” or any comparable definition in the related Underlying Instrument for such period and Portfolio Asset Obligor, as reported for such period pursuant to the related Underlying Instrument, and (b) in any case that the term “Adjusted EBITDA”, the term “EBITDA” or such comparable definition is not defined in such Underlying Instrument, the sum of (i) the consolidated net income for such period of the relevant Portfolio Asset Obligor on such Portfolio Asset, plus (ii) to the extent deducted in calculating such consolidated net income, the sum for such period of all income tax expense, interest expense, depreciation and amortization expense and all other non-cash charges, in the case of each of the foregoing clauses, as reported for such period pursuant to (and in accordance with the relevant definitions contained in) the related Underlying Instrument; provided that (x) the relevant Portfolio Asset Obligor referred to above in this definition shall be the Portfolio Asset Obligor for which consolidated financial statements are required to be delivered under the related Underlying Instrument (and, if there is more than one such Portfolio Asset Obligor, for the Portfolio Asset Obligor with the greatest consolidated aggregate indebtedness for borrowed money as of the last day of such period) and (y) if the Valuation Agent determines on a commercially reasonable basis that “Adjusted EBITDA” or “EBITDA” as reported for such period pursuant to the related Underlying Instrument is not computed in accordance with generally accepted financial practice for similar transactions, then “EBITDA” shall mean “Consolidated EBITDA” (determined on a consolidated basis based upon the Valuation Agent’s selection in good faith of a definition of “Consolidated EBITDA” that accords with generally accepted financial practice) in relation to the relevant Portfolio Asset Obligor and its consolidated subsidiaries for such period.

Elevation Date: For each Loan in which an Eligible Participation Interest is held by the Issuer, the date on which the assignment thereof to the Issuer pursuant to the applicable Underlying Instrument has become effective and such loan has settled into the Issuer.

Eligible Investment Required Ratings: (a) If such obligation or security (i) has both a long-term and a short-term credit rating from Moody’s, such ratings are “Aa3” (or then equivalent grade) or better (not on credit watch for possible downgrade) and “P-1” (or then equivalent grade) (not on credit watch for possible downgrade), respectively, (ii) has only a long-term credit rating from Moody’s, such rating is “Aaa” (or then equivalent grade) (not on credit watch for possible downgrade) or (iii) has only a short-term credit rating from Moody’s, such rating is “P-1” (or then equivalent grade) (not on credit watch for possible downgrade) and (b) “A-1” (or then equivalent grade) or better (or, in the absence of a short-term credit rating, a long-term credit rating of “A+” (or then equivalent grade) or better) from S&P.

Eligible Investments: Either (a) Cash, or any Dollar investment that, at the time it is Delivered (directly or through an intermediary), (x) matures not later than the Business Day immediately preceding the Payment Date immediately following the date of Delivery thereof (or such earlier date as expressly provided herein), and (y) is one or more of the following obligations or securities: deposit and trust accounts payable on demand with any depository institution or trust company incorporated under the laws of the United States of America or any State thereof (including the Bank) and subject to supervision and examination by Federal and/or State banking authorities so long as the commercial paper and/or the debt obligations of such depository institution or trust company (or, in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have the Eligible Investment Required Ratings or (b) Dollar investments in any money market fund or similar investment vehicle having at the time of investment therein the highest credit rating assigned by each of Moody’s and S&P; provided that:

(1) no investment shall be an Eligible Investment unless it is indebtedness for U.S. Federal income tax purposes;

(2) Eligible Investments purchased with funds in the Collection Account shall be held until maturity except as otherwise specifically provided herein and shall include only such obligations or securities as mature (or are putable at par to the issuer thereof) no later than the earlier of 60 days and the Business Day prior to the next Payment Date unless such Eligible Investments are issued by the Bank, in which event such Eligible Investments may mature on such Payment Date;

(3) Eligible Investments shall exclude any investments not treated as “cash equivalents” for purposes of Section 75.10(c)(8)(iii)(A) of the regulations implementing the Volcker Rule in accordance with any applicable interpretive guidance thereunder; and

(4) none of the foregoing obligations or securities shall constitute Eligible Investments if (a) such obligation or security has an “f”, “r”, “p”, “pi”, “q” or “t” subscript (or then equivalent subscript) assigned by S&P, (b) all, or substantially all, of the remaining amounts payable thereunder consist of interest and not principal payments, (c) interest payments with respect to such obligations or securities or proceeds of disposition would be subject to withholding taxes by any jurisdiction and the payor is not required to make “gross-up” payments that cover the full amount of any such withholding tax on an after-tax basis, (d) such obligation or security is secured by real property, (e) such obligation or security is purchased at a price greater than 100% of the principal or face amount thereof, (f) such obligation or security is subject of a tender offer, voluntary redemption, exchange offer, conversion or other similar action, (g) in the Collateral Manager’s judgment (as certified to the Trustee in writing), such obligation or security is subject to material non-credit related risks, (h) such obligation is a Structured Finance Obligation, (i) such obligation or security is represented by a certificate of interest in a grantor trust, (j) such obligation or security is not an identified banking product for purposes of 17 CFR 255.2(h)(2)(ii) of the final rule implementing Section 13 of the Bank Holding Company Act of 1956, as amended, and any other applicable implementing rule or regulation, or (k) such obligation or security is not an asset or holding allowed for an issuing entity under 17 CFR 255.10(c)(8) of the final rule implementing Section 13 of the Bank Holding Company Act of 1956, as amended, and any other applicable implementing rule or regulation. Subject to the other requirements of this definition, Eligible Investments may include, without limitation, those investments issued by or made with the Bank or for which the Bank or the Trustee, or an Affiliate of the Bank or the Trustee, provides services and receives compensation.

Eligible Participation Interest: (a) The Second ED Existing Participation Interest or (b) a Participation Interest in a Loan originated by a bank or financial institution that, at the time of acquisition, or the Issuer’s commitment to acquire the same, satisfies each of the following criteria: (i) such participation would constitute a Portfolio Asset were it acquired directly, (ii) the selling institution is a lender on the Loan, (iii) the aggregate participation in the Loan granted by such selling institution to any one or more participants does not exceed the principal amount or commitment with respect to which the selling institution is a lender under such Loan, (iv) such participation does not grant, in the aggregate, to the participant in such participation a greater interest than the selling institution holds in the Loan or commitment that is the subject of the participation, (v) the entire purchase price for such participation is paid in full (without the benefit of financing from the selling institution or its affiliates) at the time of the Issuer’s acquisition, (vi) the participation provides the participant all of the economic benefit and risk of the whole or part of the Loan or commitment that is the subject of the Loan participation and (vii) such participation is documented under a Loan Syndications and Trading Association, Loan Market Association or similar agreement standard for Loan participation transactions among institutional market participants, provided that a Participation Interest shall cease to constitute an “Eligible Participation Interest” for the purposes of this Indenture and the other Transaction Documents on the earlier of (x) its Elevation Date and (y) with respect to a Participation Interest other than the Second ED Existing Participation Interest, the 45th calendar day following its Portfolio Asset Trade Date or such later date as may be determined by the Valuation Agent in its sole and absolute discretion. For the avoidance of doubt, Eligible Participation Interest shall not include a sub-participation interest in any Loan.

Enforcement Event: The meaning specified in Section 11.1(a)(iii).

Equity Security: Any equity or other security that is not eligible for purchase by the Issuer as a Portfolio Asset.

ERISA: The United States Employee Retirement Income Security Act of 1974, as amended.

Euroclear: Euroclear Bank S.A./N.V.

Event of Default: The meaning specified in Section 5.1.

Excepted Property: The U.S.$250 transaction fee paid to the Issuer in consideration of the issuance of the Notes, the funds attributable to the issuance and allotment of the Issuer’s ordinary shares and the bank account in the Cayman Islands in which such funds are deposited (and any interest thereon).

Exchange Act: The U.S. Securities Exchange Act of 1934, as amended.

Expense Account: The account established pursuant to Section 10.3(c).

Fallback Valuation Company: Any of CTS Capital Advisors, LLC, Duff & Phelps, Valuation Research Corporation, GLC Advisors & Co., Houlihan Capital, Houlihan Lokey or their respective successors, and any other nationally recognized valuation company that is approved by the Valuation Agent at the request of the Issuer (or the Collateral Manager on its behalf).

FATCA: Sections 1471 through 1474 of the Code, as of the date of this Indenture (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

FATCA Compliance: Compliance with FATCA and any related provisions of law, court decisions, or administrative guidance and Cayman FATCA.

Financial Asset: The meaning specified in Section 8-102(a)(9) of the UCC.

Financing Statements: The meaning specified in Section 9-102(a)(39) of the UCC.

First A&R Indenture Amendment Date: August 14, 2020.

First Additional Class A Regulation S Global Note: The Class A Regulation S Global Note with the CUSIP Number G41642 AB8 and issued on the Second Amendment Effective Date.

First Additional Class A Rule 144A Global Note: The Class A Rule 144A Global Note with the CUSIP Number 39055G AB2 and issued on the Second Amendment Effective Date.

Fitch: Fitch Ratings, Inc., and any successor or successors thereto.

GAAP: The meaning specified in Section 6.3(j).

Global Master Repurchase Agreement: The SIFMA/ICMA Global Master Repurchase Agreement (2011 version), dated as of December 12, 2019 (including any annex and confirmation(s) exchanged thereunder, including without limitation the Confirmation in respect of Repurchase Transactions dated as of the Signing Date (as amended and restated as of the First A&R Indenture Amendment Date and as further amended and restated as of the Second Amendment Effective Date), each as amended, modified or otherwise supplemented from time to time) between the Sole Shareholder and UBS.

Global Note: Any Regulation S Global Note or Rule 144A Global Note.

Governmental Authority: The government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

Grant or Granted: With respect to any assets, to grant, bargain, sell, convey, assign, transfer, mortgage, pledge, create and grant a security interest in such assets, which shall include a grant of a security interest in all rights, powers and options (but none of the obligations) of the granting party in respect of such assets, including, a grant of a security interest in the immediate continuing right (a) to claim for, collect, receive and receipt for principal and interest payments in respect of Collateral, and all other Cash payable thereunder, (b) to give and receive notices and other communications, (c) to make waivers or other agreements, (d) to exercise all rights and options, (e) to bring Proceedings in the name of the granting party or otherwise, and (f) generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

Hedge Agreement: Any interest rate swap, floor and/or cap agreements, including without limitation one or more interest rate basis swap agreements.

Holder: With respect to any Note, the Person whose name appears on the applicable Note Register as the registered holder of such Note.

Holder AML Obligations: Information and documentation, and any updates, replacement or corrections of such information or documentation, requested by the Issuer (or its agent, as applicable) to be provided by a Holder to the Issuer (or its agent, as applicable) that may reasonably be required for the Issuer to achieve AML Compliance.

Illiquid Loan: A Loan which is not a Liquid Loan.

Inclusion/Amendment Date: With respect to a Portfolio Asset, the latest of (a) the Inclusion Date for such Portfolio Asset and (b) the most recent Amendment Date for such Portfolio Asset.

Inclusion: A sale or contribution of a Portfolio Asset to the Issuer pursuant to the Issuer Sale and Contribution Agreement or any other acquisition of a Portfolio Asset by the Issuer.

Inclusion Date: (a) In the case of a contribution of a Portfolio Asset by the Sole Shareholder to the Issuer pursuant to the Issuer Sale and Contribution Agreement, the settlement date applicable to such contribution or (b) in the case of any other acquisition of a Portfolio Asset by the Issuer, the applicable Portfolio Asset Trade Date.

Incurrence Covenant: A covenant by any borrower to comply with one or more financial covenants only upon the occurrence of certain actions of the borrower, including a debt issuance, dividend payment, share purchase, merger, acquisition or divestiture.

Indebtedness: With respect to any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all guarantees by such Person of Indebtedness of others, (h) all capital lease obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances; provided that notwithstanding the foregoing, “Indebtedness” shall be deemed not to include (1) indemnification obligations or other Contingent Obligations incurred in the ordinary course of business, (2) interest, fees and expenses incurred in connection with other Indebtedness, (3) prepaid or deferred revenue arising in the ordinary course of business, (4) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy warrants or other unperformed obligations of the seller of such asset, (5) trade payables and accrued expenses payable in the ordinary course of business, (6) any purchase price adjustment, earn-out obligation or similar obligation until such obligation either has not been paid within 60 days of becoming due and payable or is required to be reflected as a liability on the balance sheet of such Person in accordance with GAAP or (7) customary obligations under employment agreements and deferred compensation.

Indenture: This instrument as originally executed and, if from time to time supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended.

Independent: As to any Person, any other Person (including, in the case of an accountant or lawyer, a firm of accountants or lawyers, and any member thereof, or an investment bank and any member thereof) who (i) does not have and is not committed to acquire any material direct or any material indirect financial interest in such Person or in any Affiliate of such Person, and (ii) is not connected with such Person as an Officer, employee, promoter, underwriter, voting trustee, partner, director or Person performing similar functions. “Independent” when used with respect to any accountant may include an accountant who audits the books of such Person if in addition to satisfying the criteria set forth above the accountant is independent with respect to such Person within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants. Any pricing service, certified public accountant or legal counsel that is required to be Independent of another Person under this Indenture must satisfy the criteria above with respect to the Issuer, the Collateral Manager and their Affiliates.

Initial Valuation Company: Valuation Research Corporation, together with its successors.

Insolvency Event: With respect to any Person, an event that occurs when such Person shall (1) be dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) make a general assignment, arrangement or composition with or for the benefit of its creditors; (3) institute or have instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition shall be presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 60 days of the institution or presentation thereof; (4) have a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (5) seek or become subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets, in each case in connection with its bankruptcy insolvency, winding-up or liquidation; (6) have a secured party take possession of all or substantially all its assets (other than Delivery of the Collateral pursuant to this Indenture) or have a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party shall maintain possession, or any such process shall not be dismissed, discharged, stayed or restrained, in each case within 60 days thereafter; (7) with respect to a Portfolio Asset Obligor, become insolvent or unable to pay its debts or fail or admit in writing its inability generally to pay its debts as they become due, (8) cause or become subject to any event with respect to which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

Instrument: The meaning specified in Section 9-102(a)(47) of the UCC.

Interest Collection Subaccount: The meaning given to such term in Section 10.2(a).

Interest Collections: With respect to any Quarterly Period, (a) all collections of interest, capitalized interest, fees and other amounts (other than Principal Collections) paid in respect of any Portfolio Asset and received by the Issuer during such Quarterly Period (whether or not directly from the relevant Portfolio Asset Obligor), including the portion of the proceeds of any sale properly attributable to any of the foregoing or, in the case of any sale of a Portfolio Asset permitted hereunder, any realized gains that are attributable to such sale (but not including any amounts deducted or withheld by any Obligor on a Portfolio Asset for or on account of any present or future Taxes with respect to payments by such Obligor on such Portfolio Asset); and (b) with respect to Eligible Investments credited to the Collection Account at any time during such Quarterly Period, all interest paid on, and proceeds of, such Eligible Investments.

Investment Company Act: The U.S. Investment Company Act of 1940, as amended from time to time, and the rules promulgated thereunder.

Issuer: The Person named as such on the first page of this Indenture until a successor Person shall have become the Issuer pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.

Issuer Account Control Agreement: The Account Control Agreement dated as of the Signing Date, between the Issuer, the Trustee and U.S. Bank National Association, as Custodian.

Issuer Sale and Contribution Agreement: The Issuer Sale and Contribution Agreement dated as of the Signing Date between the Sole Shareholder and the Trustee.

Issuer Order and Issuer Request: A written order or request (which may be a standing order or request) to be provided by the Issuer or by the Collateral Manager on behalf of the Issuer in accordance with the provisions of this Indenture, dated and signed in the name of the Issuer by an Authorized Representative of the Issuer, as applicable, or, in the case of an order or request executed by the Collateral Manager, by an Authorized Representative thereof, on behalf of the Issuer. For the avoidance of doubt, an order or request provided in an email or other electronic communication by an Authorized Representative of the Issuer (or, to the extent permitted by the preceding sentence, by an Authorized Representative of the Collateral Manager on behalf of the Issuer) shall constitute an Issuer Order, unless the Trustee otherwise requests that such Issuer Order be in writing.

Lien: With respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge, assignment by way of security or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

Liquid Loan: Any Loan which is the subject of at least two bid quotations as reported on Markit or BBG (or any successor nationally recognized loan pricing service designated by the Valuation Agent).

Loan: Any obligation for the payment or repayment of borrowed money that is documented by a term loan agreement, revolving loan agreement or other similar credit agreement.

Loan Maturity Life means, as of any date of determination, the number of years (rounded to the nearest one hundredth thereof) from such date to the respective dates of the final scheduled distribution of principal of such obligation.

LTM EBITDA: With respect to a Portfolio Asset Obligor, the EBITDA of such Portfolio Asset Obligor for the most recent four fiscal quarters (or last twelve months if available) for which financial reports are available for such Portfolio Asset Obligor.

Maintenance Covenant: A covenant by any Obligor to comply with one or more financial covenants during each reporting period, whether or not such Obligor has taken any specified action.

Majority Noteholders: The Holders of more than 50% of the Aggregate Outstanding Amount of the Class A Notes.

Mandatory Redemption: The meaning specified in Section 9.1.

Margin Stock: The meaning specified under Regulation U.

Market Value: As of any date of determination, (i) with respect to any Portfolio Asset, the product of the Principal Balance and the Current Price, and (ii) with respect to any Cash 100% of the face value thereof.

Markit: Markit Ltd. and any of its subsidiaries, or any successor thereto.

Master Participation Agreement: Collectively, the documentation providing for any sale by the Issuer of Participation Interests in any of the Portfolio Assets pursuant to and in accordance with Section 12.3(d).

Master Participation and Assignment Agreement: The Master Participation and Assignment Agreement dated as of the Closing Date between the Issuer and the Sole Shareholder in respect of the purchase of Portfolio Assets as identified therein.

Material Adverse Effect: A material adverse effect on (a) the business, assets, operations, or condition, financial or otherwise, of the Issuer, (b) the ability of the Issuer or the Sole Shareholder to perform any of its obligations under the Notes or any other Transaction Document to which it is a party or (c) the rights of or benefits available to any of the Holders or the Trustee under the Notes or any of the other Transaction Documents.

Maturity: With respect to any Note, the date on which the unpaid principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity, on a Redemption Date or by declaration of acceleration or otherwise.

Maximum Advance Percentage: On any date of determination by the Valuation Agent that occurs (a) during the Original Facility Period, 75% or (b) at any time thereafter, 65%.

Maximum UBS Funded Amount: On any date of determination, the “Maximum Aggregate Purchase Price” under (and as defined in) the Global Master Repurchase Agreement on such date, being initially U.S.$75,000,000.

Minimum Equity Contribution: As of any date of determination by the Valuation Agent, the greater of (a) zero and (b) the remainder of (i) the Minimum Total Portfolio Value minus (ii) the Maximum UBS Funded Amount.

Minimum Total Portfolio Value: As of any date of determination by the Valuation Agent, the quotient of (i) the Maximum UBS Funded Amount divided by (ii) the then-applicable Maximum Advance Percentage.

Moody’s: Moody’s Investors Service, Inc. and any successor thereto.

MPA Counterparty: With respect to any Master Participation Agreement, the Person (which may, for the avoidance of doubt, be the Sole Shareholder or an Affiliate thereof) acquiring Participation Interests thereunder.

Non-Performing Asset: A Non-Performing Bond or a Non-Performing Loan.

Non-Performing Bond: A Bond that is not a Performing Bond.

Non-Performing Loan: A Loan that is not a Performing Loan.

Non-Permitted ERISA Holder: The meaning specified in Section 2.11(c).

Non-Permitted Holder: The meaning specified in Section 2.11(b).

Non-USD Currency: Any lawful coin or currency other than Dollars.

Noteholder Reporting Obligations: The obligations set forth in Section 2.12(b).

Note Register: The meaning specified in Section 2.5(a).

Note Registrar: The meaning specified in Section 2.5(a).

Notes: The Class A Notes.

Obligor: The issuer, obligor or guarantor in respect of a Portfolio Asset or Eligible Investment or other loan or security, whether or not Collateral.

Offer: The meaning specified in Section 10.6(c).

Officer: (a) With respect to the Issuer or any entity that is a corporation or exempted company, any director, Chairman of the Board of Directors or any Person authorized thereby to take any and all actions necessary to consummate the transactions contemplated by the Transaction Documents; (b) with respect to any other entity that is a partnership, any general partner thereof or any Person authorized by such entity; (c) with respect to any other entity that is a limited liability company, any member thereof or any Person authorized by such entity; and (d) with respect to the Trustee and any bank or trust company acting as trustee of an express trust or as custodian or agent, any vice president or assistant vice president of such entity or any officer customarily performing functions similar to those performed by a vice president or assistant vice president of such entity.

offshore transaction: The meaning specified in Regulation S.

Opinion of Counsel: A written opinion addressed to the Trustee (or upon which the Trustee is permitted to rely) and the Issuer, in form and substance reasonably satisfactory to the Trustee, of a nationally or internationally recognized and reputable law firm. Whenever an Opinion of Counsel is required hereunder, such Opinion of Counsel may rely on opinions of other counsel who are so admitted and so satisfactory, which opinions of other counsel shall accompany such Opinion of Counsel and shall either be addressed to the Trustee or shall state that the Trustee shall be entitled to rely thereon.

Original Facility Period: The period commencing on and including the Closing Date and ending on and including June 18, 2020.

Other Plan Law: Any State, local, Federal or non-U.S. laws or regulations that are substantially similar to the prohibited transaction provisions of ERISA or Section 4975 of the Code.

Outstanding: With respect to the Notes, as of any date of determination, all of the Notes theretofore authenticated and delivered under this Indenture, except:

(i)	Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation in accordance with the terms of Section 2.9;

(ii)

Notes for whose payment funds in the necessary amount have been theretofore irrevocably deposited with the Trustee or any Paying Agent in trust for the Holders of such Notes pursuant to Section 4.1(a)(ii);

(iii)

Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, unless proof satisfactory to the Trustee is presented that any such Notes are held by a “protected purchaser” (within the meaning of Section 8-303 of the UCC); and

(iv)	Notes alleged to have been mutilated, destroyed, lost or stolen for which replacement Notes have been issued as provided in Section 2.6;

provided that, in determining whether the Holders of the requisite Aggregate Outstanding Amount have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Issuer shall be disregarded and deemed not to be Outstanding (except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Trust Officer of the Trustee actually knows to be so owned shall be so disregarded).

Par Amount: In relation to any Portfolio Asset, the outstanding principal amount of such Portfolio Asset.

Participation Interest: A participation interest in (e.g., an equitable assignment or other beneficial but not record ownership of) a Loan.

Paying Agent: Any Person authorized by the Issuer to pay the principal of any Notes on behalf of the Issuer as specified in Section 7.2.

Payment Account: The account established pursuant to Section 10.3(a).

Payment Date: The 10th Business Day of January, April, July and October of each year.

Payment Date Report: The meaning specified in Section 10.5(a).

Performing Asset: A Performing Bond or a Performing Loan.

Performing Bond: A Bond the Obligor of which is not in default of any obligations in respect thereof after the expiration of any applicable grace period or notice requirement.

Performing Loan: A Loan the Obligor of which is not in default of any obligations in respect thereof after the expiration of any applicable grace period or notice requirement.

Permitted Liens: (i) Liens arising under the Transaction Documents in favor of the Trustee for the benefit of the Trustee and other Secured Parties, (ii) Liens for taxes, assessments, or governmental charges or claims not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves are maintained on the Issuer’s books in accordance with GAAP, and (iii) banker’s Liens in the nature of rights of setoff arising in the ordinary course of business of Issuer.

Person: An individual, corporation (including a business trust), exempted company, partnership, limited partnership, exempted limited partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated association or government or any agency or political subdivision thereof.

Placement Agent: UBS Securities LLC, in its capacity as placement agent under the Class A Placement Agency Agreements.

Plan Asset Regulation: U.S. Department of Labor regulations, 29 C.F.R. §2510.3-101, as modified by Section 3(42) of ERISA.

Portfolio: At any time, all Portfolio Assets held by the Issuer at such time.

Portfolio Advance Value: As of any date of determination by the Valuation Agent, the aggregate Advance Value of all the Portfolio Assets (other than Zero Value Portfolio Assets) and Cash standing to the credit of the Collection Account.

Portfolio Asset: Any Bond or Loan (or an Eligible Participation Interest therein) held by the Issuer.

Portfolio Asset Assignment Customary Restrictions: With respect to a Portfolio Asset, any of following provisions that are required to be satisfied in order for the relevant Portfolio Asset (or any portion thereof) to be assigned or transferred thereunder: (a) payments to the administrative agent or note trustee; (b) assignment of an amount with a minimum denomination; (c) requirement for the delivery of “know-your-customer” documentation to the administrative agent or note trustee; (d) the prohibition of assignment or transfer to the relevant Obligor or any of its Affiliates or subsidiaries; (e) limitations designed to prevent material adverse tax consequences to the Obligor; (f) limitations that require partial assignments to be proportionate and (g) any limitation or consent that was contained in the provisions for the relevant Portfolio Asset at the time such Portfolio Asset was approved by UBS pursuant to the Global Master Repurchase Agreement.

Portfolio Asset Obligor: In relation to any Portfolio Asset, the borrower or issuer of or obligor on the Portfolio Asset. In addition, “Portfolio Asset Obligor”, unless the context otherwise requires, shall also refer to any guarantor of or other obligor on the Portfolio Asset.

Portfolio Asset Trade Date: With respect any Portfolio Asset or prospective Portfolio Asset, the trade date for the acquisition thereof; provided that for purposes of the contribution of a Loan to the Issuer pursuant to the Issuer Sale and Contribution Agreement, the date of such contribution shall be deemed to be the Portfolio Asset Trade Date of such Loan.

Pre-EOD Sale: The meaning specified in Section 12.1(d).

Principal Balance: Subject to Section 1.2, with respect to any item of Collateral, the outstanding principal amount of such Collateral (excluding any capitalized interest), provided that for all purposes the Principal Balance of any Defaulted Obligation that has remained a Defaulted Obligation for a continuous period of three years after becoming a Defaulted Obligation and has not been sold or terminated during such three year period shall be deemed to be zero.

Principal Collection Subaccount: The meaning given to such term in Section 10.2(a).

Principal Collections: With respect to any Quarterly Period, (a) all collections of principal on a Portfolio Asset (excluding any capitalized interest) paid in respect of any Portfolio Asset and received by the Issuer during such Quarterly Period (whether or not directly from the relevant Portfolio Asset Obligor), including the proceeds of any sale properly attributable to principal (excluding proceeds of any sale properly attributable to capitalized interest) (but not including any amounts deducted or withheld by any Obligor on a Portfolio Asset for or on account of any present or future Taxes with respect to payments by such Obligor on such Portfolio Asset), (b) with respect to Eligible Investments credited to the Collection Account at any time during such Quarterly Period, all interest paid on, and proceeds of, such Eligible Investments, and (c) all amounts contributed in the form of Cash by the Sole Shareholder pursuant to Section 2(a) and Section 2(c) of the Issuer Sale and Contribution Agreement; provided that for the purposes of attributing collections to principal and capitalized interest, such attribution shall be made (i) if the Underlying Instruments include provisions for such attribution, then in accordance with such provisions and (ii) if the Underlying Instruments do not include any such provisions, then on a pro rata basis.

Priority of Payments: The meaning specified in Section 11.1(a).

Priority Revolving Loan: As of any date of determination with respect to any Portfolio Asset Obligor and a particular Portfolio Asset, the Indebtedness of such Portfolio Asset Obligor and its Subsidiaries in the form of a Revolving Loan that when it is drawn (i) ranks senior to such Portfolio Asset and (ii) is secured by a senior ranking lien or security interest in a portion of the same collateral as of such date of calculation that would be stated on a consolidated balance sheet.

Priority Revolving Loan Leverage Ratio: As of any date of determination with respect to any Portfolio Asset Obligor and a particular Portfolio Asset, the ratio of:

(a) the outstanding principal amount of the Priority Revolving Loan(s) relating to such Portfolio Asset determined on the assumption that the maximum aggregate amount that can be borrowed under such Priority Revolving Loan(s) has already been fully advanced such that any undrawn amount thereunder shall constitute outstanding principal amount for purposes of this definition; to

(b) the LTM EBITDA of such Portfolio Asset Obligor.

Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.

Prohibited Industry Portfolio Asset: A Portfolio Asset for which the relevant Portfolio Asset Obligor is primarily or directly involved in (or for which the proceeds received by the relevant Portfolio Asset Obligor is used to finance):

(a) any of the payday loan, assault weapon, firearms manufacturing, gambling (including online or telephonic gambling, but excluding hospitality and/or resorts development or management), adult entertainment related or licensed marijuana related industries and any other industry which involves any activity that the Valuation Agent reasonably believes is or would be illegal in any jurisdiction within any of Switzerland, the United States, the Cayman Islands or the United Kingdom if it were carried out there (regardless of where the activity is actually carried out); or

(b) any industry which involves any activity which the Valuation Agent either (x) is notified by a Governmental Authority or (y) acting in a commercially reasonable manner and in good faith, determines, in each case, could result in the Valuation Agent’s involvement in any capacity in the transactions contemplated by this Indenture or any of the Transaction Documents violating any law, rule or regulation applicable to the Valuation Agent.

Purchase Price:

(a) In relation to any Portfolio Asset that is not a Portfolio Asset acquired by the Issuer in connection with the Sole Shareholder’s contribution obligations under the Issuer Sale and Contribution Agreement, the original purchase price therefor paid by the Issuer to acquire such Portfolio Asset (expressed as a percentage of par and exclusive of accrued interest and capitalized interest, but inclusive of any costs incurred by the Issuer to acquire such Portfolio Asset); and

(b) in relation to any Portfolio Asset contributed by or on behalf of the Sole Shareholder pursuant to the terms of the Issuer Sale and Contribution Agreement, the net cash proceeds that would be received by the Issuer from the sale or other disposition of such Portfolio Asset by the Issuer (as determined by the Collateral Manager in good faith, subject and without prejudice to UBS’ rights under 12.1(a)(iv)) if the Issuer entered into a binding commitment to sell or otherwise dispose of such Portfolio Asset on the applicable trade date of the relevant contribution (expressed as a percentage of par and exclusive of accrued interest and capitalized interest and net of the related Costs of Assignment), provided, in each case, that the Purchase Price of any Portfolio Asset (or applicable portion thereof) shall be deemed to have been decreased by a pro rata portion of such Purchase Price equal to any portion of the Principal Balance thereof that is being sold or otherwise disposed of by the Issuer or repaid by the applicable Portfolio Asset Obligor on or after the date of acquisition thereof by the Issuer.

Qualified Institutional Buyer: The meaning specified in Rule 144A under the Securities Act.

Qualified Purchaser: The meaning specified in the Investment Company Act.

Quarterly Period: Each period from, and including, the first calendar day of January, April, July and October (each, a Quarterly Date) to, but excluding, the next following Quarterly Date, except that the final Quarterly Period will end on, but exclude, the date on which the Notes are paid in full.

Ramp-Up Period: The period commencing on and including the Second Amendment Effective Date and ending on and including the earliest of (a) the date on which the aggregate “Purchase Price” paid by UBS in respect of the Class A Notes under (and as defined in) the Global Master Repurchase Agreement is equal to the initial Maximum UBS Funded Amount (as shall be notified by the Valuation Agent to the Issuer and the Trustee), (b) the first date on which a “Voluntary Prepayment” under (and as defined in) the Global Master Repurchase Agreement occurs (as shall be notified by the Valuation Agent to the Issuer and the Trustee), and (c) the scheduled “Repurchase Date” (as (i) defined in the Global Master Repurchase Agreement and (ii) shall be notified by the Valuation Agent to the Issuer and the Trustee).

Ramp-Up Period DWAC Increase: Has the meaning given to such term in Section 2.2(e).

Record Date: With respect to the Global Notes, the date one day prior to the applicable Payment Date or Redemption Date (as applicable) and, with respect to the Certificated Notes, the date 15 days prior to the applicable Payment Date or Redemption Date (as applicable).

Redemption Date: Any Business Day specified for a redemption in whole or in part of Notes pursuant to Article 9.

Redemption Price: For each Note to be redeemed in whole or in part, 100% of the Aggregate Outstanding Amount of such Note (or the applicable portion thereof to be redeemed).

Registered: In registered form for U.S. Federal income tax purposes and issued after July 18, 1984, provided that a certificate of interest in a grantor trust shall not be treated as Registered unless each of the obligations or securities held by the trust was issued after that date.

Registered Form has the meaning specified in Section 8-102(a)(13) of the UCC.

Registered Office Agreement: The agreement of the Issuer to comply with the standard Terms and Conditions for the Provision of Registered Office Services by MaplesFS Limited (Structured Finance – Cayman Company) as published at http://www.maples.com/terms/ and as agreed and approved by an Authorizing Resolution.

Regulation S: Regulation S, as amended, under the Securities Act.

Regulation S Global Note: The meaning specified in Section 2.2(b)(i).

Regulation U: Regulation U (12 C.F.R. 221) issued by the Board of Governors of the Federal Reserve System.

Required Equity Advance Value: As of any date of determination by the Valuation Agent, the greater of (a) zero and (b) the remainder of:

(i) the sum of the aggregate Market Value for all Portfolio Assets (other than Zero Value Portfolio Assets) plus the face amount of Cash then standing to the Collection Account minus

(ii) the Minimum Equity Contribution.

Required Expense Equity Contribution: The meaning specified for such term in the Issuer Sale and Contribution Agreement.

Revolving Loan: A loan that (a) provides the borrower with a line of credit against which one or more borrowings (or drawings under a letter of credit for the account of the borrower) may be made and that provides that such borrowed (or drawn) amounts may be repaid and reborrowed from time to time or (b) is a delayed funding term loan (unless such loan is fully drawn).

Rule 144A: Rule 144A, as amended, under the Securities Act.

Rule 144A Global Note: The meaning specified in Section 2.2(b)(i).

S&P: Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor or successors thereto.

S&P Industry Classification: The industry classifications set forth in Schedule 1 hereto, as such industry classifications shall be updated at the option of the Collateral Manager if S&P publishes revised industry classifications.

Sale: The meaning specified in Section 5.17.

Sale Adjusted Price: The meaning specified in Section 12.1(d).

Sale Notice Date: The meaning specified in Section 12.1(d).

Sale Price: The meaning specified in Section 12.1(d).

Scheduled Distribution: With respect to any Portfolio Asset or Eligible Investment, for each Due Date, the scheduled payment of principal and/or interest and/or capitalized interest due on such Due Date with respect to such Collateral, determined in accordance with the assumptions specified in Section 1.2 hereof.

Second Amendment Effective Date: March 12, 2021.

Second ED Existing Participation Interest: The Participation Interest in the U.S.$1,919,162 term loan under the credit agreement pursuant to which Colibri Group LLC and McKissock LLC are the borrowers named thereunder.

Second Lien Illiquid Loan: Any Second Lien Loan that is not a Liquid Loan.

Second Lien Liquid Loan: Any Second Lien Loan that is a Liquid Loan.

Second Lien Loan: (a) Any Loan that: (i) is subordinated (in right of payment, liens or otherwise) to a Senior Secured Loan of the Portfolio Asset Obligor(s), (ii) is secured by a valid second-priority perfected security interest or lien in, to or on (second only to a security interest or Lien securing a Senior Secured Loan) collateral consisting of all or substantially all the assets of the Portfolio Asset Obligor(s), and (iii) is not secured solely or primarily by common stock or other equity interests; provided that the limitation set forth in this clause (iii) shall not apply with respect to a Loan made to a parent entity that is secured solely or primarily by the stock of one or more of the subsidiaries of such parent entity to the extent that (x) the granting by any such subsidiary of a lien on its own property would violate law or regulations applicable to such subsidiary (whether the obligation secured is such Loan or any other similar type of Indebtedness owing to third parties) and (y) its own property is not subject to a Lien securing any Indebtedness; or

(b) is a Senior Secured Last Out Loan.

Section 13 Banking Entity: An entity that (i) is defined as a “banking entity” under the Volcker Rule regulations (12 CFR Section 248.2(c)), (ii) provides written certification thereof to the Issuer and the Trustee, and (iii) identifies the Class or Classes of Notes held by such entity and the outstanding principal amount thereof.

Secured Obligations: The meaning assigned in the Granting Clauses hereof.

Secured Parties: The meaning specified in the Granting Clauses.

Securities Act: The U.S. Securities Act of 1933, as amended.

Securities Intermediary: The meaning specified in Section 8-102(a)(14) of the UCC.

Security Entitlement: The meaning specified in Section 8-102(a)(17) of the UCC.

Selling Institution: The entity obligated to make payments to the Issuer under the terms of an Eligible Participation Interest.

Senior Secured Illiquid Loan: Any Senior Secured Loan that is not a Liquid Loan.

Senior Secured Last Out Loan: Any Loan (a) that would be a Senior Secured Loan but for the fact that its terms provide that the payment of principal thereon, either prior to or after any default, event of default, financial covenant test failure or other event, is to occur after the payment of principal of any other term loan(s) (each such other term loan, a “Senior Secured First Out Loan”) of the Portfolio Asset Obligor of such loan and (b). for which (i) the Priority Loan Leverage Ratio with respect to such Senior Secured Last Out Loan and the related Portfolio Obligor(s) is greater than 1.5x and (ii) the Consolidated Leverage Ratio with respect to such Senior Secured Last Out Loan and the related Portfolio Obligor(s) is greater than 5.2x.

Senior Secured Liquid Loan: Any Senior Secured Loan that is a Liquid Loan.

Senior Secured Loan: Any Loan that (i) is not (and by its terms is not permitted to become) subordinated in right of payment, liens or otherwise to any other obligation of the Portfolio Asset Obligor(s) of such Loan, including any other obligation under the same credit facility, and (ii) is secured by a valid first priority perfected security interest in or Lien on collateral consisting of all or substantially all the assets of the Portfolio Asset Obligor(s).

Side Letter Security Agreement: The letter agreement dated as of the Closing Date between the Issuer and the Sole Shareholder in contemplation of the sale from time to time of Portfolio Assets from the Sole Shareholder to the Issuer.

Similar Law: Any Federal, State, local, non-U.S. or other law or regulation that could cause the underlying assets of the Issuer to be treated as assets of the investor in any Note (or any interest therein) by virtue of its interest and thereby subject the Issuer and the Collateral Manager (or other Persons responsible for the investment and operation of the Issuer’s assets) to laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions contained in Title I of ERISA or Section 4975 of the Code.

Signing Date: December 16, 2019.

Sole Shareholder: BC Partners Lending Corporation, a corporation incorporated under the law of the State of Maryland and sole shareholder of the Issuer.

Stated Maturity: With respect to the Notes, the date specified as such in Section 2.3.

Structured Finance Obligation: Any debt obligation secured directly by, or representing ownership of, a pool of consumer receivables, auto loans, auto leases, equipment leases, home or commercial mortgages, corporate debt or sovereign debt obligations, including collateralized bond obligations, collateralized loan obligations, mortgage-backed securities or any similar security or other asset-backed security or similar investment or equipment trust certificate or trust certificate of the type generally considered to be a repackaged security.

Subscription Agreements: Collectively, (a) the agreement dated as of the Signing Date by and between the Issuer and the Sole Shareholder relating to the sale of Class A Notes (as defined therein), (b) the agreement dated as of March 12, 2021 by and between the Issuer and the Sole Shareholder relating to the sale of Class A Notes (as defined therein), and (c) any other agreement to be entered into from time to time after the Second Amendment Effective Date by and between the Issuer and the Sole Shareholder relating to the Class A Notes (as defined therein).

Support Document: Each of the Issuer Account Control Agreement and the Issuer Sale and Contribution Agreement.

Synthetic Security: Any U.S. Dollar denominated swap transaction (including any default swap), LCDX, structured bond investment, credit linked note or other derivative investment, which investment contains a probability of default, recovery upon default and expected loss characteristics closely correlated to a reference obligation, but which may provide for a different maturity, interest rate or other non-credit characteristics than such reference obligation.

TARGET Settlement Day: Any day on which TARGET (the Trans-European Automated Real-time Gross settlement Express Transfer system) is open.

Tax: Any tax, levy, impost, duty, charge or assessment of any nature (including interest, penalties and additions thereto) imposed by any Governmental Authority.

Transaction Documents: The Indenture, the Issuer Account Control Agreement, Collateral Management Agreement, the Registered Office Agreement, the Collateral Administration Agreement, the Side Letter Security Agreement, the Class A Placement Agency Agreements, the Subscription Agreements, the Issuer Sale and Contribution Agreement, the Administration Agreement, the AML Services Agreement and each Master Participation Agreement.

Transfer Agent: The Person or Persons, which may be the Issuer, authorized by the Issuer to exchange or register the transfer of Notes.

Trust Officer: When used with respect to the Trustee, any Officer within the Corporate Trust Office (or any successor group of the Trustee) including any Officer to whom any corporate trust matter is referred at the Corporate Trust Office because of such person’s knowledge of and familiarity with the particular subject and, in each case, having direct responsibility for the administration of this transaction.

Trustee: The meaning specified in the first sentence of this Indenture.

UBS: UBS AG, together with its successors.

UCC: The Uniform Commercial Code as in effect in the State of New York, as amended from time to time.

Uncertificated Security: The meaning specified in Section 8-102(a)(18) of the UCC.

Underlying Instrument: (i) With respect to any Loan, the credit agreement or other similar agreement, and (ii) with respect to any Bond, the indenture, prospectus, offering circular or other issuance agreement, in each case, pursuant to which a Portfolio Asset has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Portfolio Asset or of which the holders of such Portfolio Asset are the beneficiaries.

United States Person: The meaning specified in Section 7701(a)(30) of the Code.

Unregistered Securities: The meaning specified in Section 5.17(c).

U.S. Person or U.S. person: The meaning specified in Regulation S.

Valuation Agent: UBS AG in its capacity as valuation agent, as appointed by the Issuer pursuant to the appointment letter dated the Signing Date between the Issuer and UBS AG, and its permitted successors and assigns in such capacity.

Volcker Rule: Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

Voluntary Contribution/Sale: The meaning set forth in the Issuer Sale and Contribution Agreement.

Voluntary Partial Prepayment: The meaning set forth in the Global Master Repurchase Agreement.

Voluntary Partial Prepayment Notice: The written notice delivered by the Sole Shareholder to UBS relating to a “Voluntary Partial Prepayment” under (and as defined in) the Global Master Repurchase Agreement.

Withdrawal Conditions: With respect to (x) any proposed withdrawal from the Collection Account to pay the Sole Shareholder or for use by the Sole Shareholder to satisfy any of its contribution obligations under the Issuer Sale and Contribution Agreement or (y) any proposed transfer of any Portfolio Asset (other than a Zero Value Portfolio Asset) from the Custodial Account for the account of the Sole Shareholder or an account designated by the Sole Shareholder, conditions which shall be satisfied if:

(a)	no Default or Event of Default has occurred or is continuing;

(b)

the Valuation Agent has confirmed in writing to the Issuer and Trustee that such proposed withdrawal will not (taking into account any equity contribution made by the Sole Shareholder on the applicable withdrawal or transfer settlement date as a condition precedent to such withdrawal or transfer) result in a Borrowing Base Deficiency immediately after giving effect thereto and, in the case of sub-clause (y), the relevant transfer documentation provides that occurrence of the settlement date of such transfer shall be conditional upon on such confirmation; and

(c)

immediately after giving effect to such proposed withdrawal or transfer, there shall be sufficient amounts in the Collection Account to satisfy in full all payments under Sections 11.1(a)(i)(A) and (B) on the next succeeding Payment Date.

Zero Value Portfolio Asset:

(a) Any Portfolio Asset that: (i) at any time after the Inclusion/Amendment Date on any date of determination by the Valuation Agent, has (A) become, as determined by the Valuation Agent, a Defaulted Obligation, or (B) ceased to comply with any of the Borrowing Base Asset Criteria (other than those criteria that, by their express terms, are tested only at the Inclusion/Amendment Date or have otherwise been waived by Valuation Agent) or the Asset Eligibility Criteria or (ii) if and for so long as such situation is continuing, has a Current Price less than 75%;

(b) Until such time as such Illiquid Loan is included in a subsequent Asset Valuation Report or an equivalent report from the Initial Valuation Company or a Fallback Valuation Company delivered at any time after such date of determination, any Illiquid Loan in respect of which the Sole Shareholder has failed to comply with the reporting requirements under Section 8 of the Issuer Sale and Contribution Agreement.

(c) Any Portfolio Asset which (i) together with any other Portfolio Assets, has resulted in a breach of any of the Borrowing Base Portfolio Criteria; provided that (i) where a Borrowing Base Portfolio Criterion is expressed as a maximum, a Portfolio Asset shall constitute a Zero Value Portfolio Asset as a result of a violation of the Borrowing Base Portfolio Criteria only with respect to the portion of such Portfolio Asset that (together with the equivalent and equal portions of any other Portfolio Assets which are members of the category subject to such maximum) causes the failure by the Issuer to satisfy any of the Borrowing Base Portfolio Criteria, allocated across Portfolio Assets by the Valuation Agent (in the case where a Portfolio Asset violates or causes the violation of more than one of the Borrowing Base Portfolio Criteria) and (ii) where a Borrowing Base Portfolio Criterion is expressed as a minimum, a Portfolio Asset shall constitute a Zero Value Portfolio Asset as a result of a violation of the Borrowing Base Portfolio Criteria only with respect to the portion of such Portfolio Asset that (together with the equivalent and equal portions of any other Portfolio Assets that are not members of the category subject to such minimum) causes the failure by the Issuer to satisfy any of the Borrowing Base Portfolio Criteria, allocated across Portfolio Assets by the Valuation Agent (in the case where a Portfolio Asset violates or causes a violation of more than one of the Borrowing Base Portfolio Criteria);

(d) Any Portfolio Asset that does not at the time of Inclusion satisfy the conditions and requirements set forth in Sections 12.2(a) and 12.3(b) of the Indenture and that has not since such time satisfied such conditions and requirements;

(e) Any Portfolio Asset with respect to which the Issuer or the Sole Shareholder took, agreed or consented to any action under the Collateral Management Agreement, including, but not limited to, actions relating to voting rights in respect of any Portfolio Asset, without providing UBS (acting in its capacity as Valuation Agent or otherwise) with any prior or subsequent notice in relation thereto required by the Collateral Management Agreement within the timeframes set out therein;

(f) Any Portfolio Asset in relation to which the Collateral Manager did not provide an Advance Restructuring Notice (as defined in the Collateral Management Agreement) when originally due under the Collateral Management Agreement;

(g) Any Portfolio Asset in relation to which the Collateral Manager did not provide a Post-Restructuring Notice (as defined in the Collateral Management Agreement) when originally due pursuant to the Collateral Management Agreement;

(h) [reserved]

(i) Any Portfolio Asset that (x) is a Bond and (y) at any time after the Inclusion/Amendment Date of such Portfolio Asset on any date of determination by the Valuation Agent, has a Moody’s rating of Caa1 or below or an S&P rating of CCC+ or below or a Fitch rating of CCC+ or below; and

(j) Any Portfolio Asset that (x) is a Collateralized Loan Obligation and (y) at any time after the Inclusion/Amendment Date of such Portfolio Asset on any date of determination by the Valuation Agent, is subject to a breach of any overcollaterization ratio test, interest coverage test or principal coverage test (howsoever defined), in each case, that is applicable to the class or tranche of such Collateralized Loan Obligation under the relevant Underlying Instrument for such Collateralized Loan Obligation.

1.2	Assumptions as to Collateral

In connection with all calculations required to be made pursuant to this Indenture with respect to Scheduled Distributions on any Portfolio Asset or Eligible Investment, or any payments on any other assets included in the Collateral, with respect to the sale of and reinvestment in Portfolio Assets, and with respect to the income that can be earned on Scheduled Distributions on such Collateral and on any other amounts that may be received for deposit in the Collection Account, the provisions set forth in this Section 1.2 shall be applied. The provisions of this Section 1.2 shall be applicable to any determination or calculation that is covered by this Section 1.2, whether or not reference is specifically made to Section 1.2, unless some other method of calculation or determination is expressly specified in the particular provision.

(a)

All calculations with respect to Scheduled Distributions on the Collateral securing the Notes shall be made on the basis of information as to the terms of each such item of Collateral and upon reports of payments, if any, received on such item of Collateral that are furnished by or on behalf of the Obligor of such item of Collateral and, to the extent they are not manifestly in error, such information or reports may be conclusively relied upon in making such calculations.

(b)

For each Quarterly Period and as of any date of determination, the Scheduled Distribution on any item of Collateral (other than a Defaulted Obligation, which shall be assumed to have a Scheduled Distribution of zero) shall be the sum of (i) the total amount of payments and collections to be received during such Quarterly Period in respect of such item of Collateral (including the proceeds of the sale of such Collateral received and, in the case of sales which have not yet settled, to be received during the Quarterly Period and not reinvested in additional Portfolio Assets or Eligible Investments or retained in the Collection Account for subsequent reinvestment pursuant to Section 12.2(b) that, if received as scheduled, will be available in the Collection Account at the end of the Quarterly Period) and (ii) any such amounts received in prior Quarterly Periods that were not disbursed on a previous Payment Date.

(c)

All calculations, unless otherwise set forth herein or the context otherwise requires, shall be rounded to the nearest ten-thousandth if expressed as a percentage, and to the nearest one-hundredth if expressed otherwise.

(d)	All monetary calculations under this Indenture shall be in Dollars.

(e)

Any reference in this Indenture to an amount of the Trustee’s or the Collateral Administrator’s fees calculated with respect to a period at a per annum rate shall be computed on the basis of a 360-day year of twelve 30-day months prorated for the related Quarterly Period and shall be based on the aggregate face amount of the Portfolio Assets and the Eligible Investments.

(f)

To the extent of any ambiguity in the interpretation of any definition or term contained in this Indenture or to the extent more than one methodology can be used to make any of the determinations or calculations set forth herein, the Collateral Administrator shall request direction from the Collateral Manager as to the interpretation and/or methodology to be used, and the Collateral Administrator shall follow such direction, and together with the Trustee, shall be entitled to conclusively rely thereon without any responsibility or liability therefor.

(g)

For purposes of calculating compliance with any tests hereunder, the trade date (and not the settlement date) with respect to any acquisition or disposition of a Portfolio Asset or Eligible Investment shall be used to determine whether and when such acquisition or disposition has occurred.

(h)

For the purposes of determining whether any Portfolio Asset meets the criteria of any of the following definitions, such determination shall be determined by the Valuation Agent as of the Inclusion/Amendment Date:

(1)	Illiquid Loan;

(2)	Liquid Loan;

(3)	Cov-Lite Loan;

(4)	Second Lien Loan;

(5)	Second Lien Illiquid Loan;

(6)	Second Lien Liquid Loan;

(7)	Second Lien Illiquid Loan;

(8)	Senior Secured Illiquid Loan;

(9)	Senior Secured Liquid Loan;

(10)	Senior Secured Loan;

(11)	Performing Loan;

(12)	Performing Bond;

(13)	Non-Performing Loan;

(14)	Non-Performing Bond;

(15)	Collateralized Loan Obligation.

(i)	For purposes of calculating the status of an asset (or a portion thereof) as a Zero Value Portfolio Asset, with respect to:

(i) the Inclusion of any asset which would not, on its Inclusion Date, be a Zero Value Portfolio Asset, the Portfolio Asset Trade Date shall be used to determine whether and when a Portfolio Asset is held by the Issuer; and

(ii) the Inclusion of any asset which would, on its Inclusion Date, be a Zero Value Portfolio Asset, the Business Day preceding the Portfolio Asset Trade Date shall be used to determine whether and when a Portfolio Asset is held by the Issuer;

(iii) the sale or other disposition of any asset:

(A) where the asset is a Zero Value Portfolio Asset which is a Defaulted Obligation, the settlement date for any disposition shall be used to determine whether and when a Portfolio Asset is held by the Issuer (and, correspondingly, in the event that the Valuation Agent holds margin, any margin held in respect of such Defaulted Obligation shall not be released until after the sale proceeds in respect of such disposition are received), and

(B) otherwise, (I) where the disposition is to an Approved Dealer on Approved Terms, the Portfolio Asset Trade Date of such disposition shall be used to determine whether and when a Portfolio Asset is held by the Issuer and (II) otherwise the settlement date of such disposition shall be used to determine whether and when a Portfolio Asset is held by the Issuer; and

(iv) cash to be paid or received or Eligible Investments to be liquidated in relation to Inclusion or disposition of a Portfolio Asset, such cash or Eligible Investments shall be debited or credited as of the relevant date on which such Portfolio Asset becomes or ceases to be held by the Issuer as determined by the Valuation Agent in accordance with the preceding clause (i), (ii) or (iii) (as applicable).

(j)

The Holders by their acceptance of the Notes agree and acknowledge that the Valuation Agent may, and hereby direct the Valuation Agent to, in its sole discretion and without any further notice or assumption of fiduciary or other obligations to the Holders, exercise its rights hereunder to (i) independently agree with the Collateral Manager any of the Advance Percentages in accordance with clause (ii) of the proviso to the definition of “Advance Percentage”, (ii) waive any of the Borrowing Base Asset Criteria in accordance with the proviso to the definition of “Borrowing Base Asset Criteria” and (iii) waive any of the Borrowing Base Portfolio Criteria in accordance with the proviso to the definition of “Borrowing Base Portfolio Criteria”.

(k)

Any direction or Issuer Order required hereunder relating to the purchase, acquisition, sale, disposition or other transfer of Collateral may be in the form of a trade ticket, confirmation of trade, instruction to post or to commit to the trade or similar instrument or document or other written instruction (including by email or other electronic communication or file transfer protocol) from the Issuer (or the Collateral Manager on the Issuer’s behalf) on which the Trustee may rely.

2.	THE NOTES

2.1	Forms Generally

The Notes and the Trustee’s or Authenticating Agent’s certificate of authentication thereon (the Certificate of Authentication) shall be in substantially the forms required by this Article 2, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be consistent herewith, determined by an Authorized Representative of the Issuer executing such Notes as evidenced by such Authorized Representative’s execution of such Notes. Any portion of the text of any such Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of such Note.

2.2	Forms of Notes

(a)	The forms of the Notes, including the forms of Certificated Notes, Regulation S Global Notes and Rule 144A Global Notes, shall be as set forth in the applicable part of Exhibit A hereto.

(b)	Regulation S Global Notes, Rule 144A Global Notes; Certificated Notes.

(i)	(x) Regulation S Global Note:

The Class A Notes sold to Persons who are not U.S. persons in offshore transactions in reliance on Regulation S shall be issued initially in the form of one permanent global note, in definitive, fully registered form without interest coupons, substantially in the applicable form attached as Exhibit A1 hereto (a Class A Regulation S Global Note), and shall be deposited on behalf of the subscribers for such Class A Notes represented thereby with the Bank as custodian for, and registered in the name of a nominee of, DTC for the respective accounts of Euroclear and Clearstream, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.

(y) Rule 144A Global Notes:

The Class A Notes sold to Persons that are initial purchasers that are also both (A) a Qualified Purchaser or an entity owned (or in the case of Qualified Purchasers, beneficially owned) by one or more Qualified Purchasers and (B)(I) a Qualified Institutional Buyer or (II) an Accredited Investor who is purchasing such Class A Notes in a non-public transaction shall be issued initially in the form of one permanent global note, in definitive, fully registered form without interest coupons, substantially in the form attached as Exhibit A1 hereto (a Class A Rule 144A Global Note) and shall be deposited on behalf of the subscribers for such Class A Notes represented thereby with the Bank as custodian for, and registered in the name of a nominee of, DTC, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.

The aggregate principal amount of any Regulation S Global Notes and the Rule 144A Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee or DTC or its nominee, as the case may be, as hereinafter provided.

(ii)	(x) First Additional Class A Regulation S Global Note:

The First Additional Class A Regulation S Global Note may be funded on such Business Day as designated by the Issuer to the Trustee with at least one Business Day advance notice (unless a shorter period is agreed to by the Sole Shareholder, UBS and the Trustee) and agreed to by the Sole Shareholder and UBS, and on such date of funding the funded amount will be recorded by the Note Registrar on the Note Register pursuant to Section 2.5(a) and the amount of such funding may be recorded on, and represented by, the First Additional Class A Regulation S Global Note, and shall be funded by means of DWAC on the instruction of the Issuer on such Additional Funding Date. Multiple additional Notes may be funded by the Issuer on any Additional Funding Date and may be recorded on, and represented by, the First Additional Class A Regulation S Global Note.

After the first Payment Date following each Additional Funding Date, the Note Registrar shall (i) on any Business Day after such Payment Date, upon the request of UBS and the Issuer and receipt of instructions from DTC directing the Note Registrar to cause to be credited an increase in the beneficial interest in the Class A Closing Date Regulation S Global Note in an amount equal to a reduction in the beneficial interest in the First Additional Class A Regulation S Global Note, but not less than the minimum denomination applicable to the Notes to be consolidated, such instructions to contain information regarding the participant account with DTC to be credited with such increase, approve the instructions at DTC to reduce, or cause to be reduced, the First Additional Class A Regulation S Global Note by the aggregate principal amount of the beneficial interest in the First Additional Class A Regulation S Global Note to be consolidated and the Note Registrar shall instruct DTC, concurrently with such reduction, to credit or cause to be credited to the securities account of the Person specified in such instructions an increase in the beneficial interest in the corresponding Class A Closing Date Regulation S Global Note equal to the reduction in the principal amount of the First Additional Class A Regulation S Global Note, and (ii) on any Business Day after such Payment Date, upon the request of UBS and the Issuer and receipt of instructions from DTC directing the Note Registrar to cause to be credited an increase in the beneficial interest in the First Additional Class A Regulation S Global Note in an amount equal to a reduction in the beneficial interest in the Class A Closing Date Regulation S Global Note, but not less than the minimum denomination applicable to the Notes to be consolidated, such instructions to contain information regarding the participant account with DTC to be credited with such increase, approve the instructions at DTC to reduce, or cause to be reduced, the Class A Closing Date Regulation S Global Note by the aggregate principal amount of the beneficial interest in the Class A Closing Date Regulation S Global Note to be consolidated and the Note Registrar shall instruct DTC, concurrently with such reduction, to credit or cause to be credited to the securities account of the Person specified in such instructions an increase in the beneficial interest in the corresponding First Additional Class A Regulation S Global Note equal to the reduction in the principal amount of the Class A Closing Date Regulation S Global Note.

The Class A Regulation S Global Notes so consolidated shall be deemed to have been issued on the same date from and including the date of such consolidation. The Issuer (or the Note Registrar at the direction of the Issuer), when the Class A Regulation S Global Notes are consolidated pursuant to this Section 2.2(b)(ii)(x), shall inform DTC of the “CUSIP” number of each Class A Regulation S Global Note the principal amount of which has been reduced to zero and that the Aggregate Outstanding Amount of the Notes shall be represented by the Class A Closing Date Regulation S Global Note or the First Additional Class A Regulation S Global Note, as applicable. Each Holder (or beneficial owner) of a Note shall reasonably cooperate with the Issuer and the Trustee to effect the foregoing, including in connection with providing any necessary approvals or directions to DTC. At any time following the reduction of the First Additional Class A Regulation S Global Note’s principal amount to zero in accordance with the foregoing, the First Additional Class A Regulation S Global Note may be funded on any further date as designated by the Issuer to the Trustee and agreed to by the Sole Shareholder and UBS pursuant to this Section 2.2(b)(ii)(x). At any time following the reduction of the Class A Closing Date Regulation S Global Note’s principal amount to zero in accordance with the foregoing, the Class A Closing Date Regulation S Global Note may be funded on any further date as designated by the Issuer to the Trustee and agreed to by the Sole Shareholder and UBS pursuant to this Section 2.2(b)(ii)(x).

(y) First Additional Class A Rule 144A Global Note:

The First Additional Class A Rule 144A Global Note may be funded on such Business Day as designated by the Issuer to the Trustee with at least one Business Day advance notice (unless a shorter period is agreed to by the Sole Shareholder, UBS and the Trustee) and agreed to by the Sole Shareholder and UBS, and on such date of funding the funded amount will be recorded by the Note Registrar on the Note Register pursuant to Section 2.5(a) and the amount of such funding may be recorded on, and represented by, the First Additional Class A Rule 144A Global Note, and shall be funded by means of DWAC on the instruction of the Issuer on such Additional Funding Date. Multiple additional Notes may be funded by the Issuer on any Additional Funding Date and may be recorded on, and represented by, the First Additional Class A Rule 144A Global Note.

After the first Payment Date following each Additional Funding Date, the Note Registrar shall (i) on any Business Day after such Payment Date, upon the request of UBS and the Issuer and receipt of instructions from DTC directing the Note Registrar to cause to be credited an increase in the beneficial interest in the Class A Closing Date Rule 144A Global Note in an amount equal to a reduction in the beneficial interest in the First Additional Class A Rule 144A Global Note, but not less than the minimum denomination applicable to the Notes to be consolidated, such instructions to contain information regarding the participant account with DTC to be credited with such increase, approve the instructions at DTC to reduce, or cause to be reduced, the First Additional Class A Rule 144A Global Note by the aggregate principal amount of the beneficial interest in the First Additional Class A Rule 144A Global Note to be consolidated and the Note Registrar shall instruct DTC, concurrently with such reduction, to credit or cause to be credited to the securities account of the Person specified in such instructions an increase in the beneficial interest in the corresponding Class A Closing Date Rule 144A Global Note equal to the reduction in the principal amount of the First Additional Class A Rule 144A Global Note and (ii) on any Business Day after such Payment Date, upon the request of UBS and the Issuer and receipt of instructions from DTC directing the Note Registrar to cause to be credited an increase in the beneficial interest in the First Additional Class A Rule 144A Global Note in an amount equal to a reduction in the beneficial interest in the Class A Closing Date Rule 144A Global Note, but not less than the minimum denomination applicable to the Notes to be consolidated, such instructions to contain information regarding the participant account with DTC to be credited with such increase, approve the instructions at DTC to reduce, or cause to be reduced, the Class A Closing Date Rule 144A Global Note by the aggregate principal amount of the beneficial interest in the Class A Closing Date Rule 144A Global Note to be consolidated and the Note Registrar shall instruct DTC, concurrently with such reduction, to credit or cause to be credited to the securities account of the Person specified in such instructions an increase in the beneficial interest in the corresponding First Additional Class A Rule 144A Global Note equal to the reduction in the principal amount of the Class A Closing Date Rule 144A Global Note.

The Class A Rule 144A Global Notes so consolidated shall be deemed to have been issued on the same date from and including the date of such consolidation. The Issuer (or the Note Registrar at the direction of the Issuer), when the Class A Rule 144A Global Notes are consolidated pursuant to this Section 2.2(b)(ii)(y), shall inform DTC of the “CUSIP” number of each Class A Rule 144A Global Note the principal amount of which has been reduced to zero and that the Aggregate Outstanding Amount of the Notes shall be represented by the Class A Closing Date Rule 144A Global Note, or the First Additional Class A Rule 144A Global Note, as applicable. Each Holder (or beneficial owner) of a Note shall reasonably cooperate with the Issuer and the Trustee to effect the foregoing, including in connection with providing any necessary approvals or directions to DTC. At any time following the reduction of the First Additional Class A Rule 144A Global Note’s principal amount to zero in accordance with the foregoing, the First Additional Class A Rule 144A Global Note may be funded on any further date as designated by the Issuer to the Trustee and agreed to by the Sole Shareholder and UBS pursuant to this Section 2.2(b)(ii)(y). At any time following the reduction of the Class A Closing Date Rule 144A Global Note’s principal amount to zero in accordance with the foregoing, the Class A Closing Date Rule 144A Global Note may be funded on any further date as designated by the Issuer to the Trustee and agreed to by the Sole Shareholder and UBS pursuant to this Section 2.2(b)(ii)(y).

(c)

The Issuer in issuing the Notes shall use “CUSIP,” “ISIN” or “private placement” numbers (if then generally in use), and, if so, the Issuer will indicate the “CUSIP,” “ISIN” or “private placement” numbers of the Notes in related materials as a convenience to Holders.

(d)

This Section 2.2(d) shall apply only to Global Notes deposited with or for account of DTC. The provisions of the “Operating Procedures of the Euroclear System” of Euroclear and the “Terms and Conditions Governing Use of Participants” of Clearstream, respectively, will be applicable to the Global Notes insofar as interests in such Global Notes are held by the Agent Members of Euroclear or Clearstream, as the case may be. Agent Members shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Bank, as custodian for DTC and DTC may be treated by the Issuer, the Trustee, and any agent of the Issuer or the Trustee as the absolute owner of such Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee, or any agent of the Issuer or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(e)

With respect to Global Notes, in connection with any acquisition of Portfolio Assets during the Ramp-Up Period by the Issuer in accordance with Article 12, and following the completion of a DWAC Funding Process as notified by the Valuation Agent to the Issuer (and the Trustee), the Bank, as custodian for DTC, shall be authorized to endorse on Schedule A of the relevant Global Note the related increase in the principal amount of such Global Note in the amount of the funds actually received by the Issuer from the Holders as a result of such DWAC Funding Process (such increase as so endorsed by the Bank, a Ramp-Up Period DWAC Increase). Each Holder (or beneficial owner) of a Note shall reasonably cooperate with the Issuer and the Trustee to effect the foregoing, including in connection with providing any necessary approvals or direction to DTC.

(f)

With respect to Global Notes, in the case of the subsequent consolidation of Global Notes pursuant to Section 2.2(b)(ii), the Bank, as custodian for DTC, may endorse on Schedule A of the relevant Global Note the amount and date of the related increase in the principal amount of such Global Note; provided that, if according to any Payment Date Report, there has been such an increase in the principal amount of any Global Note, that increase shall be deemed to have been endorsed on such Global Note.

2.3	Authorized Amount; Stated Maturity; Denominations

(a)

The aggregate principal amount of Class A Notes that may be authenticated and delivered under this Indenture is limited to U.S.$1,000,000,000, excluding Notes issued upon registration of, transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.5, 2.6 or 8.6 of this Indenture.

(b)	The Notes shall have the designations, aggregate stated and funded principal amounts and other characteristics as follows:

As of the Closing Date:

Class Designation	Class A Note
Original Aggregate Stated Face Amount	U.S.$	76,923,077
Initial Funded Aggregate Principal Amount	U.S.$	30,769,231
Stated Maturity		December 18, 2029

As of the Second Amendment Effective Date:

Class Designation	Class A Note
Total Authorized Principal Amount	U.S.$	1,000,000,000
Initial Aggregate Principal Amount	U.S.$	76,923,077
Stated Maturity		December 18, 2029

The Class A Notes shall be issued in minimum denominations of U.S.$500,000 and integral multiples of U.S.$1 in excess thereof, and in each case, shall only be transferred or resold in compliance with the terms of this Indenture. The Class A Notes shall not bear interest.

All of the Class A Notes are entitled to receive payments of Principal Collections and Interest Collections on a Redemption Date in the amount of the applicable Redemption Price, the relevant date following the occurrence of an Enforcement Event and the date of Maturity, in each case, pro rata and pari passu among themselves in accordance with the Priority of Payments.

The Class A Notes shall be issued in exchange for, on the Closing Date, the consideration contemplated by Section 2(a) of the Issuer Sale and Contribution Agreement and, thereafter, for cash and for consideration otherwise contemplated in Section 2 of the Issuer Sale and Contribution Agreement.

2.4	Execution, Authentication, Delivery and Dating

The Notes shall be executed on behalf of the Issuer by one of its Authorized Representatives. The signature of such Authorized Representative on the Notes may be manual or by electronic transmission (including by facsimile or e-mail transmission of a “pdf” copy).

Notes bearing the manual or electronically transmitted signatures of any individual who was at any time an Authorized Representative of the Issuer shall bind the Issuer notwithstanding the fact that such individual has ceased to hold such office prior to the authentication and delivery of such Notes or did not hold such office at the date of issuance of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee or the Authenticating Agent for authentication and the Trustee or the Authenticating Agent, upon Issuer Order, shall authenticate and deliver such Notes as provided in this Indenture and not otherwise.

Each Class A Note authenticated and delivered by the Trustee or the Authenticating Agent upon Issuer Order on the Closing Date shall be dated as of the Closing Date. All other Notes that are authenticated and delivered after the Closing Date for any other purpose under this Indenture shall be dated the date of their authentication.

Notes issued upon transfer, exchange or replacement of other Notes shall be issued in authorized denominations reflecting the original Aggregate Outstanding Amount of the Notes so transferred, exchanged or replaced, but shall represent only the current Outstanding principal amount of the Notes so transferred, exchanged or replaced. In the event that any Note is divided into more than one Note in accordance with this Article 2, the original principal amount of such Note shall be proportionately divided among the Notes delivered in exchange therefor.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a Certificate of Authentication, substantially in the form provided for herein, executed by the Trustee or by the Authenticating Agent by the manual signature of one of their Authorized Representatives, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

2.5	Registration, Registration of Transfer and Exchange

(a)

The Trustee is hereby appointed as the registrar of the Class A Notes (the Note Registrar) (in such capacity the Class A Note Registrar). The Trustee is hereby appointed as a Transfer Agent with respect to the Notes. Each Note Registrar shall keep, on behalf of the Issuer, a register (the Note Register) for the Class A Notes, in its Corporate Trust Office in which, subject to such reasonable regulations as it may prescribe, the Note Registrar shall provide for the registration of and the registration of transfers of Class A Notes. The Note Registrar shall record in the Note Register the Aggregate Outstanding Amount from time to time of the Notes (as the same may be increased or reduced by way of repayments, redemptions or exchanges). Upon any resignation or removal of the Note Registrar, the Issuer shall promptly appoint a successor or, in the absence of such appointment, assume the duties of the Note Registrar. The Issuer may not terminate the appointment of the Note Registrar or any Transfer Agent or appoint a new Note Registrar or Transfer Agent without the consent of the Majority Noteholders.

If a Person other than the Trustee is appointed as a Note Registrar, the Issuer will give the Trustee prompt written notice of the appointment of a Note Registrar, and of the location, and any change in the location, of the Note Registrar, and the Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof and the Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Officer thereof as to the names and addresses of the Holders of the Class A Notes and the principal or face amounts and numbers of such Class A Notes. Upon written request at any time, the Note Registrar shall provide to the Issuer, the Collateral Manager or any Holder of a Class A Note a current list of Class A Noteholders as reflected in the Note Register.

Subject to this Section 2.5, upon surrender for registration of transfer of any Notes at the office or agency of the Issuer to be maintained as provided in Section 7.2, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination and of a like aggregate principal or face amount.

At the option of the Holder, Notes may be exchanged for Notes of like terms, in any authorized denominations and of like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Note is surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive.

All Notes authenticated and delivered upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt (to the extent they evidence debt), and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Note Registrar duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing.

No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Issuer, the Note Registrar or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Note Registrar or the Trustee shall be permitted to request such evidence reasonably satisfactory to it documenting the identity and/or signatures of the transferor and transferee.

(b)

No Note may be sold or transferred (including, without limitation, by pledge or hypothecation) unless such sale or transfer is exempt from the registration requirements of the Securities Act, is exempt from the registration requirements under applicable State securities laws and will not cause the Issuer to become subject to the requirement that it register as an investment company under the Investment Company Act.

(c)	(i)	No Note may be transferred to a Benefit Plan Investor and neither the Issuer, the Trustee nor the Note Registrar will recognize any such transfer to a Person that has represented that it is a Benefit Plan Investor. Each initial purchaser of a Note or an interest therein will be required and deemed to represent and warrant, and each subsequent transferee of a Note or an interest therein will be deemed to have represented and warranted, that: (A) for so long as it holds such Note or interest therein, it is not, and is not acting on behalf of, a Benefit Plan Investor; and (B) if such Person is a governmental, church, non-U.S. or other plan, (i) it is not, and for so long as it holds such Note or interest therein will not be, subject to any Similar Law, and (ii) its acquisition, holding and disposition of its interest in such Note will not constitute or result in a violation of any applicable Other Plan Laws.

(ii)

Each purchaser and subsequent transferee of Notes will be required or deemed to represent that such purchaser or subsequent transferee, as applicable, is not an Affected Bank. Each subsequent transferee of any Notes will be deemed to represent that such purchaser or subsequent transferee, as applicable, is not an Affected Bank. No transfer of any Note to an Affected Bank will be effective, and neither the Issuer, the Trustee nor the Note Registrar will recognize any such transfer, unless such transfer is specifically authorized by the Issuer in writing.

(d)

Notwithstanding anything contained herein to the contrary, the Trustee shall not be responsible for ascertaining whether any transfer complies with, or for otherwise monitoring or determining compliance with, the registration provisions of or any exemptions from the Securities Act, applicable State securities laws or the applicable laws of any other jurisdiction, ERISA, the Code or the Investment Company Act; provided that if a certificate is specifically required by the terms of this Section 2.5 to be provided to the Trustee by a prospective transferor or transferee, the Trustee shall be under a duty to receive and examine the same to determine whether or not the certificate substantially conforms on its face to the applicable requirements of this Indenture and shall promptly notify the party delivering the same if such certificate does not comply with such terms.

(e)	Transfers of Notes shall only be made in accordance with the following requirements:

(i)	Class A Notes

Class A Rule 144A Global Note to Class A Regulation S Global Note. If a holder of a beneficial interest in a Class A Rule 144A Global Note deposited with DTC wishes at any time to exchange its interest in such Class A Rule 144A Global Note for an interest in the corresponding Class A Regulation S Global Note, or to transfer its interest in such Class A Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Class A Regulation S Global Note, such holder (provided that such holder or, in the case of a transfer, the transferee is not a U.S. person and is acquiring such interest in an offshore transaction) may, subject to the immediately succeeding sentence and the rules and procedures of DTC, exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the corresponding Class A Regulation S Global Note. Upon receipt by the Note Registrar of (A) instructions given in accordance with DTC’s procedures from an Agent Member directing the Note Registrar to credit or cause to be credited a beneficial interest in the corresponding Class A Regulation S Global Note, but not less than the minimum denomination applicable to such holder’s Notes, in an amount equal to the beneficial interest in a Class A Rule 144A Global Note to be exchanged or transferred, (B) a written order given in accordance with DTC’s procedures containing information regarding the participant account of DTC and the Euroclear or Clearstream account to be credited with such increase, (C) a certificate in the form of Exhibit B1 attached hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes, including that the holder or the transferee, as applicable, is not a U.S. person, and in an offshore transaction pursuant to and in accordance with Regulation S, and (D) a written certification in the form of Exhibit B5 attached hereto given by the transferee in respect of such beneficial interest stating, among other things, that such transferee is a non-U.S. person purchasing such beneficial interest in an offshore transaction pursuant to Regulation S, then the Note Registrar shall approve the instructions at DTC to reduce the principal amount of such Class A Rule 144A Global Note and to increase the principal amount of the Class A Regulation S Global Note by the aggregate principal amount of the beneficial interest in such Class A Rule 144A Global Note to be exchanged or transferred, and to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Class A Regulation S Global Note equal to the reduction in the principal amount of such Class A Rule 144A Global Note.

(ii)	Class A Notes

Class A Regulation S Global Note to Class A Rule 144A Global Note. If a holder of a beneficial interest in a Class A Regulation S Global Note deposited with DTC wishes at any time to exchange its interest in such Class A Regulation S Global Note for an interest in the corresponding Class A Rule 144A Global Note or to transfer its interest in such Class A Regulation S Global Note to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Class A Rule 144A Global Note, such holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the corresponding Class A Rule 144A Global Note. Upon receipt by the Note Registrar of (A) instructions from Euroclear, Clearstream and/or DTC, as the case may be, directing the Note Registrar to cause to be credited a beneficial interest in the corresponding Class A Rule 144A Global Note in an amount equal to the beneficial interest in such Class A Regulation S Global Note, but not less than the minimum denomination applicable to such holder’s Notes to be exchanged or transferred, such instructions to contain information regarding the participant account with DTC to be credited with such increase, (B) a certificate in the form of Exhibit B3 attached hereto given by the holder of such beneficial interest and stating, among other things, that, in the case of a transfer, the Person transferring such interest in such Class A Regulation S Global Note reasonably believes that the Person acquiring such interest in a Class A Rule 144A Global Note is a Qualified Institutional Buyer and also a Qualified Purchaser or an entity beneficially owned exclusively by Qualified Purchasers, is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United

States or any other jurisdiction and (C) a written certification in the form of Exhibit B4 attached hereto given by the transferee in respect of such beneficial interest stating, among other things, that such transferee is a Qualified Institutional Buyer and also a Qualified Purchaser or an entity beneficially owned exclusively by Qualified Purchasers, then the Note Registrar will approve the instructions at DTC to reduce, or cause to be reduced, such Class A Regulation S Global Note by the aggregate principal amount of the beneficial interest in such Regulation S Global Note to be transferred or exchanged and the Note Registrar shall instruct DTC, concurrently with such reduction, to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Class A Rule 144A Global Note equal to the reduction in the principal amount of such Class A Regulation S Global Note.

(iii)	Class A Notes

Transfer of Class A Global Note to Class A Certificated Note. A Holder of a beneficial interest in a Class A Global Note may not transfer its interest in such Global Note to a Person who wishes to take delivery thereof in the form of a corresponding Class A Certificated Note. A Holder of a beneficial interest in a Class A Global Note may not exchange such interest for a corresponding Class A Certificated Note unless it satisfies the requirements of Section 2.10.

(iv)

Transfer of Certificated Notes to Certificated Notes. Upon receipt by the Note Registrar of (A) a Holder’s Certificated Note properly endorsed for assignment to the transferee, (B) a certificate in the form of Exhibit B1 or Exhibit B3, as applicable, attached hereto given by the Holder of such Certificated Note, and (C) a certificate substantially in the form of Exhibit B2 executed by the transferee, the Note Registrar shall cancel such Certificated Note in accordance with Section 2.9, record the transfer in the applicable Note Register in accordance with Section 2.5(a) and upon execution by the Issuer and authentication and delivery by the Trustee, deliver one or more Certificated Notes bearing the same designation as the Certificated Note endorsed for transfer, registered in the names specified in the assignment described in clause (A) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the Certificated Note surrendered by the transferor), and in authorized denominations.

(v)

Transfer of Certificated Notes to Global Notes. If a Class A Noteholder wishes at any time to transfer its interest in a Certificated Note to a Person who wishes to take delivery thereof in the form of a Global Note, such Class A Noteholder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, exchange or transfer, or cause the exchange or transfer of, such Certificated Note for a beneficial interest in an applicable Global Note. Upon receipt by the Note Registrar of (A) a Holder’s Certificated Note properly endorsed for assignment to the transferee, (B) a certificate substantially in the form of Exhibit B1 (in the case of transfer to a Regulation S Global Note) or Exhibit B3 (in the case of transfer to a Rule 144A Global Note) attached hereto executed by the transferor and a certificate substantially in the form of Exhibit B4 (in case of transfer to a Rule 144A Global Note) or Exhibit B5 (in case of transfer to a Regulation S Global Note) attached hereto executed by the transferee, (C) instructions given in accordance with Euroclear, Clearstream or DTC’s procedures, as the case may be, from an Agent Member to instruct DTC to cause to be credited a beneficial interest in the applicable Global Note in an amount equal to the Certificated Notes to be transferred or exchanged, and (D) a written order given in accordance with DTC’s procedures containing information regarding the participant’s account at DTC and/or Euroclear or Clearstream to be credited with such increase, the Note Registrar shall cancel such Certificated Note in accordance with Section 2.9, record the transfer in the Note Register in accordance with Section 2.5(a) and approve the instructions at DTC, concurrently with such cancellation, to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the applicable Global Note equal to the principal amount of the Certificated Note transferred or exchanged.

(f)	Legends. Any Note issued upon the transfer, exchange or replacement of Notes shall bear such applicable legend substantially as set forth in the applicable part of Exhibit A hereto.

(g)

Each Person who becomes a beneficial owner of Notes represented by an interest in a Global Note, and any original purchaser of any Notes, by its acquisition of a Note, will be deemed to have represented and agreed as follows:

(i)	In connection with the purchase of such Notes:

(A)

none of the Issuer, the Sole Shareholder, the Collateral Manager, the Placement Agent, the Valuation Agent, the Trustee, the Collateral Administrator or any of their respective Affiliates is acting as a fiduciary or financial or investment advisor for such beneficial owner;

(B)

such beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Issuer, the Sole Shareholder, the Collateral Manager, the Trustee, the Collateral Administrator, the Placement Agent, the Valuation Agent, or any of their respective Affiliates;

(C)

such beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to this Indenture) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the Issuer, the Sole Shareholder, the Collateral Manager, the Placement Agent, the Valuation Agent, the Trustee, the Collateral Administrator or any of their respective Affiliates;

(D)

such beneficial owner (1) in the case of an initial purchaser, is both (x) a Qualified Purchaser, or an entity owned (or in the case of Qualified Purchasers, beneficially owned) by one or more Qualified Purchasers, and (y)(I) a Qualified Institutional Buyer or (II) an Accredited Investor who is purchasing such Notes in a non-public transaction and (2) in the case of a Person who becomes a beneficial owner subsequent to the Closing Date, is both (x) a Qualified Purchaser, or an entity owned (or in the case of Qualified Purchasers, beneficially owned) by one or more Qualified Purchasers, and (y) a Qualified Institutional Buyer that is not a broker-dealer which owns and invests on a discretionary basis less than U.S.$25,000,000 in securities of issuers that are not affiliated persons of the dealer and is not a plan referred to in paragraph (a)(1)(i)(d) or (a)(1)(i)(e) of Rule 144A under the Securities Act or a trust fund referred to in paragraph (a)(1)(i)(f) of Rule 144A under the Securities Act that holds the assets of such a plan, if investment decisions with respect to the plan are made by beneficiaries of the plan, who is purchasing the Notes in reliance on the exemption from Securities Act registration provided by Rule 144A thereunder;

(E)

such beneficial owner is acquiring its interest in such Notes for its own account for investment and not with a view to the resale, distribution or other disposition thereof in violation of the Securities Act;

(F)	such beneficial owner was not formed for the purpose of investing in such Notes;

(G)	such beneficial owner understands that the Issuer may receive a list of participants holding interests in the Notes from one or more book-entry depositories;

(H)	such beneficial owner will hold and transfer at least the minimum denomination of such Notes;

(I)

such beneficial owner is a sophisticated investor and is purchasing the Notes with a full understanding of all of the terms, conditions and risks thereof, and is capable of and willing to assume those risks;

(J)

such beneficial owner will provide notice of the relevant transfer restrictions to subsequent transferees, including that such beneficial owners are relying on the exemption from registration under the Securities Act provided by Rule 144A thereunder;

(K)

none of such beneficial owner or any of its affiliates (as such term is defined in Rule 501(b) of Regulation D under the Securities Act) or any other Person acting on any of their behalf has engaged or will engage, in connection with such Notes, in any form of (i) general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (ii) directed selling efforts within the meaning of Rule 902(c) of Regulation S thereunder;

(L)

such beneficial owner has not solicited and will not solicit offers for such Notes, and has not arranged and will not arrange commitments to purchase such Notes, except in accordance with this Indenture and any applicable U.S. Federal and State securities laws and the securities laws of any other jurisdiction in which such Notes have been offered; and

(M)	if such beneficial owner is not a United States person, it is not acquiring any Note as part of a plan to reduce, avoid or evade U.S. Federal income tax.

(ii)

Each Person who purchases a Note or any interest therein will be required or deemed to represent, warrant and agree that (A) for so long as it holds such Note or interest therein, such Person is not, and is not acting on behalf of, a Benefit Plan Investor, and (B) if such Person is a governmental, church, non-U.S. or other plan which is subject to any Other Plan Law, (1) it is not, and for so long as it holds such Notes or interest therein it will not be, subject to any Similar Law, and (2) its purchase, holding and disposition of such Note will not constitute or result in a violation of any applicable Other Plan Laws.

(iii)

Such beneficial owner understands that such Notes are being offered only in a transaction not involving any public offering in the United States of America within the meaning of the Securities Act, such Notes have not been and will not be registered under the Securities Act, and, if in the future such beneficial owner decides to offer, resell, pledge or otherwise transfer such Notes, such Notes may be offered, resold, pledged or otherwise transferred only in accordance with the provisions of this Indenture and the legend on such Notes, including any requirement for written certifications. In particular, such beneficial owner understands that the Notes may be transferred only to a Person that is either (a) both (1)(x) a Qualified Purchaser, or (y) an entity owned (or in the case of Qualified Purchasers, beneficially owned) by one or more Qualified Purchasers and (2) a Qualified Institutional Buyer that is not a broker-dealer which owns and invests on a discretionary basis less than U.S.$25,000,000 in securities of issuers that are not affiliated persons of the dealer and is not a plan referred to in paragraph (a)(1)(i)(d) or (a)(1)(i)(e) of Rule 144A under the Securities Act or a trust fund referred to in paragraph (a)(1)(i)(f) of Rule 144A under the Securities Act that holds the assets of such a plan, if investment decisions with respect to the plan are made by beneficiaries of the plan, who is purchasing the Notes in reliance on the exemption from Securities Act registration provided by Rule 144A or (b) a Person that is not a U.S. Person and is acquiring the Notes in an offshore transaction in reliance on the exemption from registration provided by Regulation S thereunder. Such beneficial owner acknowledges that no representation has been made as to the availability of any exemption under the Securities Act or any State securities laws for resale of such Notes. Such beneficial owner understands that the Issuer has not been registered under the Investment Company Act, and that the Issuer is exempt from registration as such by virtue of Section 3(c)(7) of the Investment Company Act.

(iv)

Such beneficial owner is aware that, except as otherwise provided in this Indenture, any Class A Notes being sold to it in reliance on Regulation S will be represented by a Regulation S Global Note and that beneficial interests therein may be held only through DTC for the respective accounts of Euroclear or Clearstream.

(v)

Such beneficial owner will provide notice to each Person to whom it proposes to transfer any interest in the Notes of the transfer restrictions and representations set forth in this Section 2.5, including the Exhibits referenced herein, Sections 2.11 and 2.12 hereunder, and the legends on the Notes.

(vi)

Such beneficial owner understands that the Issuer, the Sole Shareholder, the Collateral Manager, the Trustee, the Placement Agent, the Valuation Agent, and their respective counsel will rely upon the accuracy and truth of the foregoing representations and agreements, and such beneficial owner hereby consents to such reliance.

(h)

The Note Registrar, the Trustee and the Issuer shall be entitled to conclusively rely on any transferor and transferee certificate delivered pursuant to this Section 2.5 and shall be able to presume conclusively the continuing accuracy thereof, in each case without further inquiry or investigation.

(i)	[reserved]

(j)	Each Person who purchases a Note or any interest therein agrees to comply with the Holder AML Obligations.

2.6	Mutilated, Defaced, Destroyed, Lost or Stolen Note

If (a) any mutilated or defaced Note is surrendered to a Transfer Agent, or if there shall be delivered to the Issuer, the Trustee and the relevant Transfer Agent evidence to their reasonable satisfaction of the destruction, loss or theft of any Note, and (b) there is delivered to the Issuer, the Trustee and such Transfer Agent such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Issuer, the Trustee or such Transfer Agent that such Note has been acquired by a protected purchaser, the Issuer shall execute and, upon Issuer Order, the Trustee shall authenticate and deliver to the Holder, in lieu of any such mutilated, defaced, destroyed, lost or stolen Note, a new Note, of like tenor (including the same date of issuance) and equal principal or face amount, registered in the same manner, dated the date of its authentication and bearing a number not contemporaneously outstanding.

If, after delivery of such new Note, a protected purchaser of the predecessor Note presents for payment, transfer or exchange such predecessor Note, the Issuer, the Transfer Agent and the Trustee shall be entitled to recover such new Note from the Person to whom it was delivered or any Person taking therefrom, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer, the Trustee and the Transfer Agent in connection therewith.

In case any such mutilated, defaced, destroyed, lost or stolen Note has become due and payable, the Issuer in its discretion may, instead of issuing a new Note pay such Note without requiring surrender thereof except that any mutilated or defaced Note shall be surrendered.

Upon the issuance of any new Note under this Section 2.6, the Issuer may require the payment by the Holder thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 2.6 in lieu of any mutilated, defaced, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer and such new Note shall be entitled, subject to the second paragraph of this Section 2.6, to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Notes.

2.7	Payment of Principal and Other Amounts; Principal and Interest Rights Preserved

(a)	Interest on the Notes shall not accrue on the outstanding principal amount of the Notes. Interest Collections received by the Issuer will be credited to the Collection Account.

(b)

Principal Collections and Interest Collections received by the Issuer will be credited to the Collection Account. Principal Collections and Interest Collections that are received in a Quarterly Period will, at the election of the Collateral Manager acting on behalf of the Issuer, either be invested in Eligible Investments to be credited to the Collection Account pursuant to Section 10.2, or reinvested in Portfolio Assets that satisfy the requirements of Section 12.2. No payments of principal will be payable on any Class A Notes prior to their Stated Maturity except on a Redemption Date or upon the occurrence of an Enforcement Event.

(c)	All payments in respect of principal of the Notes will be made in accordance with the Priority of Payments and Article 13.

(d)

Each recipient of any payment required hereunder or under any Note shall provide, prior to its first receiving any such payment and upon the reasonable request of Issuer, Trustee, or any Paying Agent, properly completed and signed applicable tax certifications (generally, in the case of U.S. Federal income tax, either (i) in the case of a United States Person, an Internal Revenue Service Form W-9 (or applicable successor form) or (ii) in the case of a Person that is not a United States Person, an applicable IRS Form W-8 (or, in each case, the applicable successor form)), any information requested pursuant to the Noteholder Reporting Obligations, or any other certification to enable the Issuer, the Trustee and any Paying Agent to determine their duties and liabilities with respect to any taxes or other charges that they may be required to pay, deduct or withhold from payments in respect of such Note or the Holder or beneficial owner of such Note under any present or future law or regulation of the Cayman Islands, the United States of America, any other jurisdiction or any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation. The Issuer, Trustee, and any Paying Agent may deduct or withhold from any amounts payable pursuant to this Agreement or any Note any present or future Taxes required by applicable law, and the Issuer shall not be obligated to pay any additional amounts to the Holders, participants, or other beneficial owners of any interest in the Notes as a result of any deduction or withholding for or on account of any present or future Taxes.

(e)

Payments in respect of principal of any Note shall be made by the Trustee, in Dollars to DTC or its nominee with respect to a Global Note and to the Holder or its nominee with respect to a Certificated Note, by wire transfer, as directed by the Holder, in immediately available funds to a Dollar account maintained by DTC or its nominee with respect to a Global Note, and to the Holder or its nominee with respect to a Certificated Note; provided that (1) in the case of a Certificated Note, the Holder thereof shall have provided written wiring instructions to the Trustee on or before the related Record Date and (2) if appropriate instructions for any such wire transfer are not received by the related Record Date, then such payment shall be made by check drawn on a U.S. bank mailed to the address of the Holder specified in the applicable Note Register. Upon final payment due on the Maturity of a Note, the Holder thereof shall present and surrender such Note at the Corporate Trust Office of the Trustee or at the office of any Paying Agent on or prior to such Maturity; provided that in the absence of notice to the Issuer or the Trustee that the applicable Note has been acquired by a protected purchaser, such final payment shall be made without presentation or surrender, if the Trustee and the Issuer shall have been furnished such security or indemnity as may be required by them to save each of them harmless and an undertaking thereafter to surrender such certificate. None of the Issuer, the Trustee, the Collateral Manager, and any Paying Agent will have any responsibility or liability for any aspects of the records maintained by DTC, Euroclear, Clearstream or any of the Agent Members relating to or for payments made thereby on account of beneficial interests in a Global Note. In the case where any final payment of principal is to be made on any Note (other than on a Redemption Date or the Stated Maturity thereof), the Trustee, in the name and at the expense of the Issuer shall, not more than 30 nor less than 10 days prior to the date on which such payment is to be made, mail (by first class mail, postage prepaid) to the Persons entitled thereto at their addresses appearing on the applicable Note Register a notice which shall specify the date on which such payment will be made, the amount of such payment per U.S.$1,000 aggregate principal amount of Notes and the place where Notes may be presented and surrendered for such payment.

(f)

Payments to Holders shall be made ratably in the proportion that the Aggregate Outstanding Amount of the Notes registered in the name of each such Holder on the applicable Record Date bears to the Aggregate Outstanding Amount of all Notes on such Record Date.

(g)

Notwithstanding any other provision of this Indenture or any other document to which the Issuer may be party, the obligations of the Issuer under the Notes and this Indenture or any other document to which either the Issuer may be party are limited recourse obligations of the Issuer payable solely from the Collateral and following realization of the Collateral, and application of the proceeds thereof in accordance with this Indenture, all obligations of and any claims against the Issuer hereunder or in connection herewith after such realization shall be extinguished and shall not thereafter revive. Without prejudice to the rights of the Collateral Manager, the Issuer, the Trustee, the Collateral Administrator, the Valuation Agent, the Placement Agent or any of their respective Affiliates (the “Transaction Parties”) under the Issuer Sale and Contribution Agreement, the Collateral Management Agreement, the Side Letter Security Agreement, the Master Participation and Assignment Agreement, the Subscription Agreements and the Placement Agency Agreements, no recourse shall be had against any Officer, director, employee, shareholder or incorporator of the Issuer, the Collateral Manager or their respective Affiliates, successors or assigns for any amounts payable under the Notes or this Indenture. It is understood that the foregoing provisions of this paragraph (g) shall not (i) prevent recourse to the Collateral available at such time in accordance with the Priority of Payments for the sums due or to become due under any security, instrument or agreement which is part of the Collateral; or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes or secured by this Indenture until such Collateral has been realized. It is further understood that the foregoing provisions of this paragraph (g) shall not limit the right of any Person to name the Issuer as a party defendant in any Proceeding or in the exercise of any other remedy under the Notes or this Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person.

(h)

Subject to the foregoing provisions of this Section 2.7, each Note delivered under this Indenture and upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to unpaid principal (or other applicable amount) that were carried by such other Note.

(i)

All reductions in the principal amount of a Note (or one or more predecessor Notes) effected by payments of instalments of principal made on any Payment Date or Redemption Date shall be binding upon all future Holders of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note.

2.8	Persons Deemed Owners

The Issuer and the Trustee, and any agent of the Issuer or the Trustee shall treat as the owner of each Note (a) for the purpose of receiving payments on such Note (whether or not such Note is overdue), the Person in whose name such Note is registered on the applicable Note Register at the close of business on the applicable Record Date and (b) on any other date for all other purposes whatsoever (whether or not such Note is overdue), the Person in whose name such Note is then registered on the applicable Note Register, and none of the Issuer the Trustee or any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

2.9	Cancellation

All Notes surrendered for payment, registration of transfer, exchange, or mutilated, defaced or deemed lost or stolen, shall be promptly canceled by the Trustee and may not be reissued or resold. No Note may be surrendered (including any surrender in connection with any abandonment, donation, gift, contribution or other event or circumstance) except for payment as provided herein under Section 2.6 or 2.7(e), or for registration of transfer, exchange or for replacement in connection with any Note mutilated, defaced or deemed lost or stolen. Any such Notes shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. No Notes shall be authenticated or registered in lieu of or in exchange for any Notes canceled as provided in this Section 2.9, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall be destroyed or held by the Trustee in accordance with its standard retention policy unless the Issuer shall direct by an Issuer Order received prior to destruction that they be returned to it.

2.10	DTC Ceases to be Depository

(a)

A Global Note deposited with DTC pursuant to Section 2.2 shall be transferred in the form of a corresponding Certificated Note to the beneficial owners thereof only if (A) such transfer complies with Section 2.5 of this Indenture and (B) either (x) (i) DTC notifies the Issuer that it is unwilling or unable to continue as depository for such Global Note or (ii) DTC ceases to be a Clearing Agency registered under the Exchange Act and, in each case, a successor depository is not appointed by the Issuer within 90 days after such event or (y) an Event of Default has occurred and is continuing and such transfer is requested by the Holder of such Global Note.

(b)

Any Global Note that is transferable in the form of a corresponding Certificated Note to the beneficial owner thereof pursuant to this Section 2.10 shall be surrendered by DTC to the Trustee’s office located in the Borough of Manhattan, the City of New York to be so transferred, in whole or from time to time in part, without charge, and the Issuer shall execute and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of definitive physical certificates (pursuant to the instructions of DTC) in authorized denominations. Any Certificated Note delivered in exchange for an interest in a Global Note shall, except as otherwise provided by Section 2.5, bear the legends set forth in the applicable Exhibit A and shall be subject to the transfer restrictions referred to in such legends.

(c)

Subject to the provisions of sub-Section (b) of this Section 2.10, the Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which such Holder is entitled to take under this Indenture or the Notes.

(d)

In the event of the occurrence of either of the events specified in sub-Section (a) of this Section 2.10, the Issuer will promptly make available to the Trustee a reasonable supply of Class A Notes in the form of Certificated Notes.

In the event that Certificated Notes are not so issued by the Issuer to such beneficial owners of interests in Global Notes as required by sub-Section (a) of this Section 2.10, the Issuer expressly acknowledges that the beneficial owners shall be entitled to pursue any remedy that the Holders of a Global Note would be entitled to pursue in accordance with Article 5 of this Indenture (but only to the extent of such beneficial owner’s interest in the Global Note) as if corresponding Certificated Notes had been issued; provided that the Trustee shall be entitled to rely upon any certificate of ownership provided by such beneficial owners and/or other forms of reasonable evidence of such ownership (including a certificate in the form of Exhibit C) and/or other forms of reasonable evidence of such ownership.

2.11	Non-Permitted Holders or Violation of ERISA Representations or Noteholder Reporting Obligations

(a)

Notwithstanding anything to the contrary elsewhere in this Indenture, any transfer of a beneficial interest in any Note to a person that is not (i) a Qualified Institutional Buyer and (ii) a Qualified Purchaser (or an entity beneficially owned exclusively by Qualified Purchasers) and that is not made pursuant to an applicable exemption under the Securities Act and the Investment Company Act shall be null and void and any such purported transfer of which the Issuer or the Trustee shall have notice may be disregarded by the Issuer, the Trustee and the Note Registrar for all purposes.

(b)

If (x) any person that is not permitted to acquire an interest in a Note or Notes (including in such form) pursuant to Section 2.11(a) shall become the beneficial owner of an interest in such Note or Notes or (y) any Holder of Notes shall fail to comply with the Noteholder Reporting Obligations (any such Person, a Non-Permitted Holder), the Issuer shall, promptly after discovery that such Person is a Non-Permitted Holder by the Issuer or the Trustee (and notice by the Trustee (if a Trust Officer of the Trustee obtains actual knowledge) to the Issuer if the Trustee makes the discovery), send notice to such Non-Permitted Holder demanding that such Non-Permitted Holder transfer its interest in the Notes held by such Person to a Person that is not a Non-Permitted Holder within 30 days after the date of such notice. If such Non-Permitted Holder fails to so transfer such Notes, the Issuer or the Collateral Manager acting for the Issuer shall have the right, without further notice to the Non-Permitted Holder, to sell such Notes or interest in such Notes to a purchaser selected by the Issuer that is not a Non-Permitted Holder on such terms as the Issuer may choose. The Issuer, or the Collateral Manager acting on behalf of the Issuer, may select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Notes and sell such Notes to the highest such bidder, provided that the Collateral Manager, its Affiliates and accounts, funds, clients or portfolios established and controlled by the Collateral Manager or any of its Affiliates shall be entitled to bid in any such sale (to the extent any such entity is not a Non-Permitted Holder). However, the Issuer or the Collateral Manager may select a purchaser by any other means determined by it in its sole discretion. The Holder of each Note, the Non-Permitted Holder and each other Person in the chain of title from the Holder to the Non-Permitted Holder, by its acceptance of an interest in the Notes, agrees to cooperate with the Issuer, the Collateral Manager and the Trustee to effect such transfers. The proceeds of such sale, net of any commissions, expenses and taxes due in connection with such sale shall be remitted to the Non-Permitted Holder. The terms and conditions of any sale under this Section 2.11(b) shall be determined in the sole discretion of the Issuer, and none of the Issuer, the Trustee, the Note Registrar or the Collateral Manager or any of their Affiliates shall be liable to any Person having an interest in the Notes sold as a result of any such sale or the exercise of such discretion.

(c)

Any transfer of a beneficial interest in a Note to a Person who is a Benefit Plan Investor or acting on behalf of or using the assets of any Benefit Plan Investor to acquire such Note (any such Person, a Non-Permitted ERISA Holder) shall be null and void and any such purported transfer of which the Issuer or the Trustee shall have notice may be disregarded by the Issuer, the Trustee and the Note Registrar for all purposes.

(d)

If any Non-Permitted ERISA Holder shall become the beneficial owner of an interest in any Note, the Issuer shall, promptly after discovery that such Person is a Non-Permitted ERISA Holder by the Issuer or upon notice from the Trustee (if a Trust Officer of the Trustee obtains actual knowledge), if the Trustee makes the discovery and who agrees to notify the Issuer of such discovery, send notice to such Non-Permitted ERISA Holder demanding that such Non-Permitted ERISA Holder transfer all or any portion of the Notes held by such Person to a Person that is not a Non-Permitted ERISA Holder (and that is otherwise eligible to hold such Notes or an interest therein) within 20 days after the date of such notice. If such Non-Permitted ERISA Holder fails to so transfer such Notes the Issuer or the Collateral Manager acting for the Issuer shall have the right, without further notice to the Non-Permitted ERISA Holder, to sell such Notes or interest in such Notes to a purchaser selected by the Issuer that is not a Non-Permitted ERISA Holder (and that is otherwise eligible to hold such Notes or an interest therein) on such terms as the Issuer may choose. The Issuer, or the Collateral Manager acting on behalf of the Issuer, may select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Notes and sell such Notes to the highest such bidder, provided that the Collateral Manager, its Affiliates and accounts, funds, clients or portfolios established and controlled by the Collateral Manager or any of its Affiliates shall be entitled to bid in any such sale (to the extent any such entity is not a Non-Permitted ERISA Holder). However, the Issuer or the Collateral Manager may select a purchaser by any other means determined by it in its sole discretion. The Holder of each Note, the Non-Permitted ERISA Holder and each other Person in the chain of title from the Holder to the Non-Permitted ERISA Holder, by its acceptance of an interest in the Notes agrees to cooperate with the Issuer, the Collateral Manager and the Trustee to effect such transfers. The proceeds of such sale, net of any commissions, expenses and taxes due in connection with such sale shall be remitted to the Non-Permitted ERISA Holder. The terms and conditions of any sale under this Section 2.11(d) shall be determined in the sole discretion of the Issuer, and none of the Issuer, the Trustee, the Note Registrar or the Collateral Manager or any of their Affiliates shall be liable to any Person having an interest in the Notes sold as a result of any such sale or the exercise of such discretion.

2.12	Tax Certification and Noteholder Reporting Obligations

(a)

Each Holder, participant, and other beneficial owner of any interest in a Note, by acceptance of such Note or an interest in such Note, shall be deemed to understand and acknowledge that failure to provide the Issuer, the Trustee or any Paying Agent with the properly completed and signed applicable tax certifications or other documentation referred to in Section 2.7(d) or the failure to meet its Noteholder Reporting Obligations may result in withholding from payments in respect of such Note, including U.S. Federal withholding or back-up withholding.

(b)

(i)

If a payment made to a Holder, participant, or other beneficial owner of any interest in a Note under this Indenture is subject to withholding tax imposed by FATCA, then such Person shall deliver to the Issuer (or its authorized agent), the Trustee and any Paying Agent at the time or times prescribed by law and at such time or times reasonably requested by the Issuer (or its authorized agent), the Trustee or a Paying Agent, documentation necessary for the Issuer, Trustee or Paying Agent to determine their obligations under FATCA and shall update any such information or documentation provided upon learning that any such information or documentation previously provided has become obsolete or incorrect or is otherwise required; and

(ii)

If the Issuer may become subject to any reporting requirements under Cayman FATCA, then any Holder, participant, or other beneficial owner of any interest in a Note shall deliver to the Issuer (or its authorized agent), the Trustee and any Paying Agent at the time or times prescribed by law and at such time or times reasonably requested by the Issuer (or its authorized agent), the Trustee or a Paying Agent, documentation necessary for the Issuer, Trustee or Paying Agent to determine their obligations under Cayman FATCA and shall update any such information or documentation provided upon learning that any such information or documentation previously provided has become obsolete or incorrect or is otherwise required (the foregoing requirements of this Section 2.12(b)(i) and (ii) the Holder AML Obligations, the Noteholder Reporting Obligations)

2.13	[Reserved]

3.	CONDITIONS PRECEDENT

3.1	Conditions to Issuance of Notes on Closing Date

The Notes to be issued on the Closing Date may be registered in the names of the respective Holders thereof and may be executed by the Issuer and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon Issuer Order and upon receipt by the Trustee of the following:

(a)

Officers’ Certificate of the Issuer Regarding Limited Liability Company Matters. An Officer’s certificate of the Issuer dated as of the Signing Date (A) evidencing the authorization of the execution and delivery on behalf of the Issuer of (1) the Transaction Documents to which the Issuer is a party and (2) such related documents as may be required for the purpose of the transactions contemplated therein and (B) certifying that (1) the attached copy of the Authorizing Resolution and Constitutive Documents is, in each case, a true and complete copy thereof, (2) such authorizations have not been amended or rescinded and are in full force and effect on and as of the Signing Date, and (3) the Officers of the Issuer authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon.

(b)

Officers’ Certificate of the Sole Shareholder Regarding Corporate Matters. An Officer’s certificate of the Sole Shareholder dated as of the Signing Date (A) evidencing the authorization by Authorizing Resolution of the execution and delivery of (1) the Transaction Documents to which it is a party and (2) such related documents as may be required for the purpose of the transactions contemplated therein and (B) certifying that (1) the attached copy of the Authorizing Resolution and Constitutive Documents is in each case a true and complete copy thereof, (2) such resolutions have not been amended or rescinded and are in full force and effect on and as of the Signing Date, and (3) the Officers of the Sole Shareholder or its manager authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon.

(c)

Governmental Approvals. From the Issuer either (A) a certificate of the Issuer, or other official document, evidencing the due authorization, approval or consent of any Governmental Authority or Governmental Authorities, at the time having jurisdiction in the premises, together with an Opinion of Counsel of the Issuer that no other authorization, approval or consent of any Governmental Authority is required for the valid issuance of the Notes or (B) an Opinion of Counsel of the Issuer that no such authorization, approval or consent of any Governmental Authority is required for the valid issuance of the Notes except as has been given.

(d)

U.S. Counsel Opinions. Opinion of Alston & Bird LLP, counsel to the Trustee and the Collateral Administrator, and Paul Hastings LLP, counsel to the Issuer, Sole Shareholder and Collateral Manager, each dated the Signing Date, and in form and substance satisfactory to the Valuation Agent.

(e)	Cayman Counsel Opinion. An opinion of Maples and Calder, Cayman Islands counsel to the Issuer, dated the Signing Date, and in form and substance satisfactory to the Valuation Agent.

(f)

Officers’ Certificates of Issuer Regarding Indenture. A certificate of the Issuer dated as of the Signing Date stating that, to the undersigned officer’s knowledge, the Issuer is not in default under this Indenture and that the issuance of the Notes applied for by it will not result in a default or a breach of any of the terms, conditions or provisions of, or constitute a default under, its organizational documents, any indenture or other agreement or instrument to which it is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which it is a party or by which it may be bound or to which it may be subject; that all conditions precedent provided in this Indenture relating to the authentication and delivery of the Notes applied for by it have been complied with; and that all expenses due or accrued with respect to the issuance and sale of such Notes or relating to actions taken on or in connection with the Signing Date have been paid or reserves therefor have been made. The Officer’s certificate of the Issuer shall also state that all of its representations and warranties contained herein are true and correct as of the Signing Date in all material respects. The Officer’s Certificate shall also state that upon Grant by the Issuer, the Trustee has (or will have, upon the filing of the Financing Statement(s) contemplated in Section 7.5 of this Indenture and the execution and delivery of the Issuer Account Control Agreement) a first priority perfected security interest in the Portfolio Assets and other Collateral, except as permitted by this Indenture.

(g)	Transaction Documents. An executed counterpart of each Transaction Document.

(h)

Grant of Portfolio Assets. The Grant with respect to the Collateral by the Issuer pursuant to the Granting Clauses of this Indenture of all of the Issuer’s right, title and interest in and to the Portfolio Assets pledged to the Trustee for inclusion in the Collateral on the Signing Date shall be effective, and Delivery of such Collateral (including the promissory note(s) (if any and if applicable under the relevant Underlying Instruments) and all other Underlying Instruments related thereto to the extent received by the Issuer) as contemplated by Section 3.2 shall have been effected.

(i)	Certificate of the Issuer Regarding Collateral. A certificate of an Authorized Representative of the Issuer, dated as of the Closing Date, to the effect that:

(i)	in the case of each Portfolio Asset pledged to the Trustee, on the Closing Date and immediately prior to the Delivery thereof on the Closing Date;

(A)

the Issuer is the owner of each Portfolio Asset free and clear of any liens, claims or encumbrances of any nature whatsoever except for (i) those which are being released on the Closing Date, (ii) those Granted pursuant to this Indenture, and (iii) Permitted Liens;

(B)	the Issuer has acquired its ownership in each Portfolio Asset in good faith without notice of any adverse claim, except as described in paragraph (A) above;

(C)

the Issuer has not assigned, pledged or otherwise encumbered any interest in any such Portfolio Asset (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released or will be released on the Closing Date) other than interests Granted pursuant to this Indenture;

(D)	the Issuer has full right to Grant a security interest in and assign and pledge each Portfolio Asset to the Trustee; and

(E)

Annex A to the Master Participation and Assignment Agreement is a complete list of the Portfolio Assets as of the Closing Date and the information set forth with respect to such Portfolio Asset in such Annex A is correct;

(ii)

each Portfolio Asset that the Collateral Manager on behalf of the Issuer purchased or committed to purchase on or prior to the Closing Date satisfies, or will upon its acquisition satisfy, the requirements of Section 12.2(a); and

(iii)

either (1) all Portfolio Asset Obligors on all Portfolio Assets have been directed to make all payments under the relevant Underlying Instrument in respect of such Portfolio Asset directly to the Collection Account or (2) to the extent that the relevant Underlying Instrument relating to any Portfolio Asset provides that payments are distributed by an administrative agent, the relevant administrative agent has been notified to make payments directly to the Collection Account.

(j)	Accounts. Evidence of the establishment of each of the Accounts.

(k)

Withholding Certificates. From each Holder acquiring Notes on the Closing Date, either (A) a properly completed and duly executed Internal Revenue Service Form W-9 or (B) a properly completed and duly executed applicable Internal Revenue Service Form W-8, including if applicable, an IRS Form W-8IMY to which are attached forms described in clause (A) in respect of each beneficial owner of the Notes.

(l)

Officers’ Certificate of the Collateral Manager Regarding Corporate Matters. An Officer’s certificate of the Collateral Manager dated as of the Signing Date (A) evidencing the authorization of the execution and delivery of (1) the Transaction Documents to which it is a party and (2) such related documents as may be required for the purpose of the transactions contemplated therein and (B) certifying that (1) the attached copy of the constitutive documents of the Collateral Manager is a true and complete copy thereof and is in full force and effect on and as of the Signing Date, and (2) the officers of the Collateral Manager authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon.

(m)	Expense Account. Receipt by the Trustee of $100,000 from the Sole Shareholder, as a capital contribution to the Issuer, deposited into the Expense Account for use pursuant to Section 10.3(c).

3.2	Custodianship; Delivery of Portfolio Assets and Eligible Investments

(a)

The Issuer, shall deliver or cause to be delivered to a custodian appointed by the Issuer, which shall be a Securities Intermediary (the Custodian), all Collateral in accordance with the definition of “Deliver”. Initially, the Custodian shall be the Bank. Any successor custodian shall be a State or national bank or trust company that has capital and surplus of at least U.S.$200,000,000 acting as a Securities Intermediary. The Trustee or the Custodian, as applicable, shall hold (i) all Portfolio Assets, Eligible Investments, Cash and other investments purchased in accordance with this Indenture and (ii) all other Collateral otherwise Delivered to the Trustee or the Custodian, as applicable, by or on behalf of the Issuer, in the relevant Account established and maintained pursuant to Article 10; as to which in each case the Trustee shall have entered into the Issuer Account Control Agreement (or an agreement substantially in the form thereof, in the case of a successor custodian) providing, inter alia, that the establishment and maintenance of such Account will be governed by a law of a jurisdiction satisfactory to the Issuer and the Trustee.

(b)

Each time that the Collateral Manager on behalf of the Issuer directs or causes the acquisition of any Portfolio Asset, Eligible Investment or other investment, the Collateral Manager (on behalf of the Issuer) shall, if the Portfolio Asset or Eligible Investment is required to be, but has not already been, transferred to the relevant Account, cause the Portfolio Asset, Eligible Investment or other investment to be Delivered to the Custodian to be held in the Custodial Account, or in the case of any Eligible Investment, in the Account in which the funds used to purchase the investment are held in accordance with Article 10, for the benefit of the Trustee in accordance with this Indenture. The security interest of the Trustee in the funds or other property used in connection with the acquisition shall, immediately and without further action on the part of the Trustee, be released. The security interest of the Trustee shall nevertheless come into existence and continue in the related Portfolio Asset or Eligible Investment so acquired, including all interests of the Issuer in to any contracts related to and proceeds of such Portfolio Asset or Eligible Investment.

3.3	Application of Proceeds of Issuance

The Issuer shall apply the proceeds of issuance and any subsequent funding of the Notes (a) for the purchase of Portfolio Assets, (b) to fund the Expense Account, pursuant to and in accordance with Section 10.3(c), and (c) to fund Eligible Investments.

4.	SATISFACTION AND DISCHARGE

4.1	Satisfaction and Discharge of Indenture

This Indenture shall be discharged and shall cease to be of further effect except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Holders to receive payments of principal thereof, (iv) the rights, obligations and immunities of the Trustee hereunder, (in the case of such obligations, insofar as they relate to obligations that survive pursuant to any of clauses (i) through (iii) above or clauses (v) through (vii) below), (v) the rights, obligations and immunities of the Collateral Manager hereunder and under the Collateral Management Agreement, (vi) the rights and immunities of the Collateral Administrator hereunder and under the Collateral Administration Agreement, and (vii) the rights of Holders as beneficiaries hereof with respect to the property deposited with the Trustee and payable to all or any of them (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture) when:

(a)	either:

(i)

all Notes theretofore authenticated and delivered to Holders (other than (A) Notes which have been mutilated, defaced, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.6, (B) Notes for whose payment Cash has theretofore irrevocably been deposited in trust and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 7.3, and (C) Notes in respect of which final payment has been made without presentation or surrender pursuant to Section 2.7(e)) have been delivered to the Trustee for cancellation;

(ii)

all Notes not theretofore delivered to the Trustee for cancellation (A) have become due and payable, or (B) will become due and payable at their Stated Maturity within one year, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee, in trust for such purpose, Cash or non-callable direct obligations of the United States of America; provided that the obligations are entitled to the full faith and credit of the United States of America or are debt obligations which are rated “Aaa” by Moody’s and “AAA” by S&P, in an amount sufficient, as verified by a firm of Independent certified public accountants which are nationally recognized, to pay and discharge the entire indebtedness on such Notes, for principal to the date of such deposit (in the case of Notes which have become due and payable), or to their Stated Maturity, as the case may be, and shall have Granted to the Trustee a valid perfected security interest in such Eligible Investment that is of first priority or free of any adverse claim, as applicable, and shall have furnished an Opinion of Counsel with respect thereto; provided that this sub-section (ii) shall not apply if an election to act in accordance with the provisions of Section 5.5(a) shall have been made and not rescinded; or

(iii)

following an election to act in accordance with the provisions of Section 5.5(a) that has been made and not rescinded, or following the liquidation of all Portfolio Assets at the direction of the Valuation Agent pursuant to Section 12.1(c), the Issuer shall have delivered to the Trustee an Officer’s certificate stating that (i) there are no assets that remain subject to the Lien of this Indenture and (ii) all funds on deposit in the Accounts have been distributed in accordance with the terms of this Indenture (including Section 11.1) or the Issuer has otherwise irrevocably deposited or caused to be deposited such funds with the Trustee, in trust for such purpose, and shall have Granted to the Trustee a valid perfected security interest in such funds that is of first priority or free of any adverse claim, as applicable, and shall have furnished an Opinion of Counsel with respect thereto;

(b)

the Issuer has paid or caused to be paid all other sums then due and payable hereunder and the Transaction Documents (including any amounts then due and payable pursuant to the Collateral Administration Agreement and the Collateral Management Agreement) by the Issuer and no other amounts are scheduled to be due and payable by the Issuer;

(c)

the Issuer has delivered to the Trustee Officers’ certificates and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with; and

(d)

the Issuer has delivered to the Trustee a certificate stating that (i) there is no Collateral that remains subject to the lien of this Indenture and (ii) all funds on deposit in the Accounts have been distributed in accordance with the terms of this Indenture (including the Priority of Payments) or have otherwise been irrevocably deposited in trust with the Trustee for such purpose.

Notwithstanding the satisfaction and discharge of this Indenture, the rights and obligations of the Issuer, the Trustee and, if applicable, the Holders, as the case may be, under Sections 2.7, 4.2, 5.4(d), 5.9, 5.18, 6.6, 6.7, 7.1 and 7.3 shall survive.

4.2	Application of Trust Cash

All Cash and obligations deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it in accordance with the provisions of the Notes and this Indenture, including, without limitation, the Priority of Payments, to the payment of principal, either directly or through any Paying Agent, as the Trustee may determine; and such Cash and obligations shall be held in a segregated account identified as being held in trust for the benefit of the Secured Parties.

4.3	Repayment of Cash Held by Paying Agent

In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all Cash then held by any Paying Agent other than the Trustee under the provisions of this Indenture shall, upon demand of the Issuer, be paid to the Trustee to be held and applied pursuant to Section 7.3 hereof and in accordance with the Priority of Payments and thereupon such Paying Agent shall be released from all further liability with respect to such Cash.

5.	REMEDIES

5.1	Events of Default

Event of Default, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority):

(a)

the Issuer shall default in the payment of any principal or other amount owing under the Notes when due (whether at Stated Maturity, on a Redemption Date, by acceleration, upon mandatory redemption or otherwise) and such default shall continue for at least three Business Days after notice thereof to the Issuer by any Holder; provided that if: (x) such default results solely from an administrative error or omission by the Trustee or any Paying Agent, (y) funds were available to enable the Issuer to make the payment when due and (z) the Issuer (or the Collateral Manager on its behalf) provides written evidence sufficiently satisfactory to the Trustee and the Valuation Agent that such funds were available, then such default shall not constitute an Event of Default under this clause (a) unless such failure continues for a period of two Business Days after the Trustee receives written notice or a Trust Officer has actual knowledge of such administrative error or omission; or

(b)	the failure:

(x) on any Payment Date to disburse amounts available in the Payment Account in accordance with the Priority of Payments and the continuation of such failure for a period of three Business Days; provided that if (i) such failure results solely from an administrative error or omission by the Trustee or any Paying Agent, (ii) funds were available to enable the Issuer to make the payment when due and (iii) the Issuer (or the Collateral Manager on its behalf) provides written evidence sufficiently satisfactory to the Trustee and the Valuation Agent that such funds were available, then such failure shall not constitute an Event of Default under this clause (b) unless such failure continues for a period of two Business Days after the Trustee receives written notice or a Trust Officer has actual knowledge of such administrative error or omission; or

(y) by the Sole Shareholder to make any required equity contribution or other amount owing to the Issuer, in each case, pursuant to the Issuer Sale and Contribution Agreement in accordance with the timing and the manner set out in the Issuer Sale and Contribution Agreement and the continuation of such failure for a period of two Business Days; or

(c)

(i) any representation, warranty or certification made herein or pursuant hereto or in or pursuant to any Support Document (or in any modification or supplement hereto or thereto) by the Issuer or the Sole Shareholder shall prove to have been false or misleading as of the time made in any material respect or (ii) the Sole Shareholder shall breach any of its obligation described under Sections 3, 4, 5, 6, 7 or 8 of the Issuer Sale and Contribution Agreement; provided that,

(A)

no Event of Default under Section 5.1(c)(i) shall be constituted if the making of such false or misleading a representation, warranty or certification, as applicable, (other than a Deemed Material Representation) is (i) remediable, (ii) not the result of fraud or willful misconduct on the part of the Issuer or the Sole Shareholder, and (iii) remedied prior to the expiry of 30 calendar days after the Issuer becomes actually aware of such false or misleading representation, warranty or certification; and

(B)	a false or misleading Deemed Material Representation shall be deemed to be false and misleading in all respects, whether or not it is irremediable, for the purposes of Section 5.1(c)(i); or

(d)

(i) except as otherwise specified in this Section 5.1, the Issuer shall default in the performance of any of its other obligations hereunder or (ii) the Issuer or the Sole Shareholder shall default in the performance of any of its obligations under any Support Document (other than the Sole Shareholder’s obligations under Section 2 of the Issuer Sale and Contribution Agreement), and in each case such default (other than a default under (x) Section 12.1(b)(i)(B) or (y) Section 12.2(a) (solely as a result of the criteria in subclause (x) of such Section 12.2(a))), shall continue for at least 30 days after notice thereof to the Issuer or the Sole Shareholder by any Holder; or

(e)	an Insolvency Event has occurred with respect to the Issuer or the Sole Shareholder; or

(f)

the Issuer or the Sole Shareholder shall consolidate or amalgamate with, or merge with or into, or transfer all or substantially all its assets to, another Person and, at the time of such consolidation, amalgamation, merger or transfer:

(i)

the resulting, surviving or transferee Person (if not the Issuer or the Sole Shareholder, as the case may be) shall fail to assume all the obligations of the Issuer or the Sole Shareholder, as applicable, under the Notes or any Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the Holders of all Notes then Outstanding;

(ii)

the benefits of any Support Document shall fail to extend (without the unanimous consent of the Holders of all Notes then Outstanding) to the performance by such resulting, surviving or transferee Person of its obligations under such Support Document; or

(iii)

the creditworthiness of the resulting, surviving or transferee Person shall be materially weaker than that of the Issuer or the Sole Shareholder, as the case may be, immediately prior to such advance; or

(g)

any Transaction Document shall cease to be in full force or effect, in each case other than in accordance with its terms, or the Issuer or the Sole Shareholder shall disaffirm, disclaim, repudiate or reject, in whole or in part, or challenge the validity of, any Transaction Document to which it is a party; or

(h)

the Constitutive Documents of the Issuer shall be amended, supplemented or otherwise modified, or shall be terminated, without the consent of each Holder, except for any amendment, supplement or other modification that could not reasonably be expected to have a Material Adverse Effect; or

(i)

any of the Issuer, the Sole Shareholder or the pool of Collateral becomes an investment company required to be registered under the Investment Company Act; provided that the foregoing shall not be interpreted to include the Sole Shareholder’s status as a closed-end investment company subject to regulation as a “business development company” within the meaning of the Investment Company Act; or

(j)

any default, event of default or other similar condition or event (however described) in respect of Sole Shareholder under any obligation for the payment of Indebtedness of the Sole Shareholder under any agreement or instrument in an amount greater than U.S.$10,000,000 has resulted in such Indebtedness becoming, or becoming capable at such time of being declared, due and payable under, such agreement or instrument (including as a result of the early termination thereof), before it would otherwise have been due and payable; or

(k)

an “Event of Default” or “Accelerated Termination Event” occurs and is continuing under the Global Master Repurchase Agreement with respect to which, in the case of an “Event of Default”, the Sole Shareholder is the “Defaulting Party” (as each such term is defined therein) and an “Early Termination Date” or early “Repurchase Date” (as applicable, as each such term is defined therein) has been designated or has occurred with respect to all outstanding Transactions thereunder; or

(l)

any withdrawal (other than a withdrawal of a Zero Value Portfolio Asset) is made from the Collection Account or Custodial Account by the Sole Shareholder that does not satisfy the Withdrawal Conditions.

Upon obtaining knowledge of the occurrence of an Event of Default (which, in the case of an event described in clause (k), will be obtained by receipt of notice from UBS, in its capacity as party to the Global Master Repurchase Agreement, that such event has occurred), each of (i) the Issuer and (ii) the Trustee shall notify each other and the Valuation Agent. Upon the occurrence of an Event of Default known or made known pursuant to the foregoing to a Trust Officer of the Trustee, the Trustee shall, not later than three Business Days thereafter, notify the Holders (as their names appear on the Note Registers), each Paying Agent and DTC of such Event of Default in writing (unless such Event of Default has been waived as provided in Section 5.14).

5.2	Acceleration of Maturity; Rescission and Annulment

(a)

If an Event of Default occurs and is continuing (other than an Event of Default specified in Section 5.1(e)), the Trustee may, and shall (upon the written direction of the Majority Noteholders), by notice to the Issuer, declare the principal of all Notes to be immediately due and payable, and upon any such declaration such principal, together with all other amounts payable hereunder, shall become immediately due and payable. If an Event of Default specified in Section 5.1(e) occurs, such accelerations shall automatically occur without any declaration or other act on the part of the Trustee or any Holder.

(b)

At any time after such a declaration of acceleration of maturity has been made and before a judgment or decree for payment of the Cash due has been obtained by the Trustee as hereinafter provided in this Article 5, such declaration may not be rescinded except by the Majority Noteholders.

No such rescission shall affect any subsequent Default or impair any right consequent thereon.

5.3	Collection of Indebtedness and Suits for Enforcement by Trustee

The Issuer covenants that if a default shall occur in respect of the payment of any principal of any Note, the Issuer will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holder of such Note, the whole amount, if any, then due and payable on such Note for principal and interest upon the overdue principal, which shall accrue at a rate equal to the Federal Funds (Effective Rate) plus 2%, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may, and shall upon direction of the Majority Noteholders, institute a Proceeding for the collection of the sums so due and unpaid, may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or the Sole Shareholder, acting on behalf of the Issuer with respect to its rights under the Issuer Sale and Contribution Agreement, and collect the Cash adjudged or decreed to be payable in the manner provided by law out of the Collateral.

If an Event of Default has occurred and is continuing, the Trustee may in its discretion, and shall upon written direction of the Majority Noteholders, proceed to protect and enforce its rights and the rights of the Secured Parties by such appropriate Proceedings as the Trustee shall deem most effectual (if no such direction is received by the Trustee) or as the Trustee may be directed by the Majority Noteholders, to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by law.

Subject always to the provisions of Section 5.8, in case there shall be pending Proceedings relative to the Issuer or the Sole Shareholder under the Bankruptcy Law or any other applicable bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or the Sole Shareholder or their respective property or such other obligor or its property, or in case of any other comparable Proceedings relative to the Issuer or the Sole Shareholder, or the creditors or property of the Issuer or the Sole Shareholder, the Trustee, regardless of whether the principal of any Note shall then be due and payable as therein expressed or by declaration or otherwise and regardless of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.3, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(a)

to file and prove a claim or claims for the whole amount of principal owing and unpaid in respect of the Notes upon direction by the Majority Noteholders and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Holders allowed in any Proceedings relative to the Issuer or the Sole Shareholder or to the creditors or property of the Issuer or the Sole Shareholder;

(b)

unless prohibited by applicable law and regulations, to vote on behalf of the Holders upon the direction of the Majority Noteholders, in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency Proceedings or Person performing similar functions in comparable Proceedings; and

(c)

to collect and receive any Cash or other property payable to or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Holders and of the Trustee on their behalf; and any trustee, receiver or liquidator, custodian or other similar official is hereby authorized by each of the Holders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Holders to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holders, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holders, as applicable, in any such Proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

In any Proceedings brought by the Trustee on behalf of the Holders of the Notes (and any such Proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Notes.

Notwithstanding anything in this Section 5.3 to the contrary, the Trustee may not sell or liquidate the Collateral or institute Proceedings in furtherance thereof pursuant to this Section 5.3 except according to the provisions specified in Section 5.5(a).

5.4	Remedies

(a)

If an Event of Default shall have occurred and be continuing, and the Notes have been declared or have become due and payable (an Acceleration Event) and such Acceleration Event and its consequences have not been rescinded and annulled, the Issuer agrees that the Trustee may, and shall, subject to the terms of this Indenture upon written direction of the Majority Noteholders, to the extent permitted by applicable law, exercise one or more of the following rights, privileges and remedies:

(i)

with respect to each Portfolio Asset, the Trustee (at the direction of the Majority Noteholders) may direct each Portfolio Asset Obligor thereon under the relevant Underlying Instrument to pay all amounts payable under such Underlying Instrument to (or to the order of) the Trustee in satisfaction of all payment obligations thereunder;

(ii)

in its name or in the name of the Issuer or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for the Portfolio Assets and other Collateral but shall be under no obligation to do so;

(iii)	set-off any amounts payable by the Issuer with respect to any obligations against any Collateral in the form of Cash;

(iv)

institute Proceedings for the collection of all amounts then payable on the Notes or otherwise payable under this Indenture, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Portfolio Assets and other Collateral any Cash adjudged due;

(v)

sell or cause the sale of all or a portion of the Portfolio Assets and other Collateral or rights or interests therein, at one or more public or private sales called and conducted in any manner permitted by law and in accordance with Section 5.17 hereof;

(vi)	institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Portfolio Assets and other Collateral;

(vii)

exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Trustee and the Holders of the Notes hereunder (including exercising all rights of the Trustee under any Support Document); and

(viii)	exercise any other rights and remedies that may be available at law or in equity;

provided that the Trustee may not sell or liquidate the Collateral or institute Proceedings in furtherance thereof pursuant to this Section 5.4 except according to the provisions of Section 5.5(a).

The Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking firm of national reputation (the cost of which shall be payable as an Administrative Expense) in structuring and distributing securities similar to the Notes, which may be the Valuation Agent, as to the feasibility of any action proposed to be taken in accordance with this Section 5.4 and as to the sufficiency of the proceeds and other amounts receivable with respect to the Collateral to make the required payments of principal of the Notes which opinion shall be conclusive evidence as to such feasibility or sufficiency.

(b)

If an Event of Default as described in Section 5.1(d) hereof shall have occurred and be continuing the Trustee shall be entitled, and at the direction of the Majority Noteholders shall, institute (or cause the Issuer to institute, in which case the Issuer shall comply with any instruction of the Trustee with respect to such Proceeding) a Proceeding solely to compel performance of the covenant or agreement or to cure the representation or warranty, the breach of which gave rise to the Event of Default under such Section, and enforce any equitable decree or order arising from such Proceeding.

(c)

Upon any sale, whether made under the power of sale hereby given or by virtue of judicial Proceedings, (i) any Secured Party may bid for and purchase the Collateral or any part thereof and, upon compliance with the terms of sale, may hold, retain, possess or dispose of such property in its or their own absolute right without accountability and (ii) the receipt of Cash by the Trustee, or of the Officer making a sale under judicial Proceedings, shall be a sufficient discharge to the purchaser or purchasers at any sale for its or their purchase, and such purchaser or purchasers shall not be obliged to see to the application thereof. Any such sale, whether under any power of sale hereby given or by virtue of judicial Proceedings, shall bind the Issuer, the Trustee and the Holders of the Notes, shall operate to divest all right, title and interest whatsoever, either at law or in equity, of each of them in and to the property sold, and shall be a perpetual bar, both at law and in equity, against each of them and their successors and assigns, and against any and all Persons claiming through or under them.

(d)

Notwithstanding any other provision of this Indenture, none of the Trustee, the Secured Parties or the Holders may, prior to the date which is one year (or if longer, any applicable preference period) and one day after the payment in full of all Notes and any other debt obligations of the Issuer that have been rated upon issuance by any rating agency at the request of the Issuer, institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation Proceedings, or other Proceedings under Cayman Islands, U.S. Federal or State bankruptcy or similar laws of any jurisdiction. Nothing in this Section 5.4 shall preclude, or be deemed to estop, the Trustee, any Secured Party or any Holder (i) from taking any action prior to the expiration of the aforementioned period in (A) any case or Proceeding voluntarily filed or commenced by the Issuer or (B) any involuntary insolvency Proceeding filed or commenced by a Person other than the Trustee, such Secured Party or such Holder, respectively, or (ii) from commencing against the Issuer or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation Proceeding.

5.5	Optional Preservation of Collateral

(a)

Subject to Section 5.5(d) and Section 12.1(c), but notwithstanding any other provision to the contrary herein, if an Event of Default shall have occurred and be continuing, the Trustee shall retain the Collateral securing the Notes intact, collect and cause the collection of the proceeds thereof and make and apply all payments and deposits and maintain all accounts in respect of the Collateral and the Notes in accordance with the Priority of Payments and the provisions of Article 10 and Article 12 unless either:

(i)

(A) the Trustee, pursuant to Section 5.5(c), determines that the anticipated proceeds of a sale or liquidation of the Collateral (after deducting the reasonable expenses of such sale or liquidation) would be sufficient to discharge in full the amounts then due (or, in the case of interest, accrued) and unpaid on the Class A Notes for principal, and all other amounts that, pursuant to the Priority of Payments, are required to be paid prior to such payments on such Notes (including amounts due and owing as Administrative Expenses); and (B) the Majority Noteholders agree with such determination; or

(ii)	the Majority Noteholders direct the sale and liquidation of the Collateral.

The Trustee shall give written notice of the retention of the Collateral to the Issuer with a copy to the Collateral Manager. So long as such Event of Default is continuing, any such retention pursuant to this Section 5.5(a) may be rescinded at any time when the conditions specified in clause (i) or (ii) exist.

(b)

Nothing contained in Section 5.5(a) shall be construed to require the Trustee to sell the Collateral securing the Notes if the conditions set forth in clause (i) or (ii) of Section 5.5(a) are not satisfied. Nothing contained in Section 5.5(a) shall be construed to require the Trustee to preserve the Collateral securing the Notes if prohibited by applicable law.

(c)

In determining whether the condition specified in Section 5.5(a)(i) exists, the Trustee shall compute the anticipated proceeds of sale or liquidation on the basis of the Current Price of each Portfolio Asset. In addition, for the purposes of determining issues relating to the execution of a sale or liquidation of the Collateral and the execution of a sale or other liquidation thereof in connection with a determination whether the condition specified in Section 5.5(a)(i) exists, the Trustee may retain and rely on an opinion of an Independent investment banking firm of national reputation (the cost of which shall be payable as an Administrative Expense).

The Trustee shall deliver to the Holders and the Collateral Manager a report stating the results of any determination required pursuant to Section 5.5(a)(i) no later than 10 days after such determination is made. The Trustee shall make the determinations required by Section 5.5(a)(i) within 30 days after an Event of Default and at the request of the Majority Noteholders at any time during which the Trustee retains the Collateral pursuant to Section 5.5(a)(i).

(d)

Section 5.4 and this Section 5.5 shall in all respects be subject to the application of Section 12.1(c) and any direction or instruction of the Valuation Agent thereunder (including, if so directed, as to the manner of sale of any Portfolio Asset, notwithstanding Sections 5.4, 5.5 and 5.17) and the Trustee shall comply with such directions and instructions of the Valuation Agent pursuant to Section 12.1(c) without regard to the provisions of Section 5.5(a) above. In the event of any conflicting notice or instruction delivered to the Trustee pursuant to Section 12.1(c) and pursuant to this Section 5, the notice or instruction delivered to the Trustee pursuant to Section 12.1(c) shall govern and the Trustee shall follow, and entitled to rely upon, such notice or instruction delivered to the Trustee pursuant to Section 12.1(c). The Trustee shall not have any liability for any failure or delay in enforcing rights or remedies at the direction of, or on behalf of, the Valuation Agent as a result of this clause (d).

5.6	Trustee May Enforce Claims Without Possession of Notes

All rights of action and claims under this Indenture or under any of the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceeding relating thereto, and any such action or Proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be applied as set forth in Section 5.7 hereof.

5.7	Application of Cash Collected

Any Cash collected by the Trustee with respect to the Notes pursuant to this Article 5 and any Cash that may then be held or thereafter received by the Trustee with respect to the Notes hereunder shall be applied, in accordance with the provisions of Section 11.1(a)(ii), at the date or dates fixed by the Trustee (each such date to occur on a Payment Date). Upon the final distribution of all proceeds of any liquidation effected hereunder, the provisions of Section 4.1(b) shall be deemed satisfied for the purposes of discharging this Indenture pursuant to Article 4.

5.8	Limitation on Suits

No Holder of any Note shall have any right to institute any Proceedings, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)	such Holder has previously given to the Trustee written notice of an Event of Default;

(b)

the Majority Noteholders shall have made written request to the Trustee to institute Proceedings in respect of such Event of Default in its own name as Trustee hereunder and such Holder or Holders have provided the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities to be incurred in compliance with such request;

(c)	the Trustee, for 30 days after its receipt of such notice, request and provision of such indemnity, has failed to institute any such Proceeding; and

(d)

no direction inconsistent with such written request has been given to the Trustee during such 30-day period by the Majority Noteholders; it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders subject to and in accordance with the Priority of Payments.

5.9	Unconditional Rights of Holders to Receive Principal

Subject to Section 2.7(g), but notwithstanding any other provision of this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of such Note, as such principal and other amounts become due and payable in accordance with the Priority of Payments, as the case may be, and, subject to the provisions of Section 5.8, to institute proceedings for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

5.10	Restoration of Rights and Remedies

If the Trustee or any Holder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Issuer, the Trustee and the Holder shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holder shall continue as though no such Proceeding had been instituted.

5.11	Rights and Remedies Cumulative

No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise (to the extent not otherwise limited by this Indenture). The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

5.12	Delay or Omission Not Waiver

No delay or omission of the Trustee or any Holder of Notes to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein or of a subsequent Event of Default. Every right and remedy given by this Article 5 or by law to the Trustee or to the Holders of the Notes may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of the Notes.

5.13	Control by Majority Noteholders

Notwithstanding any other provision of this Indenture, the Majority Noteholders shall have the right following the occurrence, and during the continuance of, an Event of Default to cause the institution of and direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee or exercising any other trust or power conferred upon the Trustee; provided that:

(a)	such direction shall not conflict with any rule of law or with any express provision of this Indenture;

(b)

the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction; provided that subject to Section 6.1, the Trustee need not take any action that it determines might involve it in liability or expense (unless the Trustee has received the indemnity as set forth in sub-Section (c) below);

(c)	the Trustee shall have been provided with indemnity reasonably satisfactory to it; and

(d)	notwithstanding the foregoing, any direction to the Trustee to undertake a Sale of the Collateral must satisfy the requirements of Section 5.5.

5.14	Waiver of Past Defaults

Prior to the time a judgment or decree for payment of the Cash due has been obtained by the Trustee, as provided in this Article 5, Majority Noteholders may waive any past Event of Default or any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default and its consequences.

In the case of any such waiver, the Issuer, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto. The Trustee shall promptly give written notice of any such waiver to the Collateral Manager and each Holder.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

5.15	Undertaking for Costs

All parties to this Indenture agree, and each Holder of any Note by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable and documented attorneys’ fees of external counsel, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.15 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in Aggregate Outstanding Amount of the Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of any Note on or after the applicable Stated Maturity (or, in the case of redemption pursuant to Article 9, on or after the applicable Redemption Date).

5.16	Waiver of Stay or Extension Laws

The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any valuation, appraisement, redemption or marshalling law or rights, in each case wherever enacted, now or at any time hereafter in force, which may affect the covenants, the performance of or any remedies under this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law or rights, and covenant that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted or rights created.

5.17	Sale of Collateral

(a)

The power to effect any sale or other disposition (a Sale) of any portion of the Collateral pursuant to Sections 5.4 and 5.5 shall not be exhausted by any one or more Sales as to any portion of such Collateral remaining unsold, but shall continue unimpaired until the entire Collateral shall have been sold or all amounts secured by the Collateral shall have been paid. The Trustee may upon notice to the Holders, and shall, upon direction of the Majority Noteholders, from time to time postpone any Sale by public announcement made at the time and place of such Sale. The Trustee hereby expressly waives its rights to any amount fixed by law as compensation for any Sale; provided that the Trustee shall be authorized to deduct the reasonable costs, charges and expenses incurred by it in connection with such Sale from the proceeds thereof notwithstanding the provisions of Section 6.7.

(b)

The Trustee, the Collateral Manager or any of the Collateral Manager’s Affiliates may bid for and acquire any portion of the Collateral in connection with a public Sale thereof, and may pay all or part of the purchase price by crediting against amounts owing on the Notes in the case of the Collateral or other amounts secured by the Collateral, all or part of the net proceeds of such Sale after deducting the reasonable costs, charges and expenses incurred by the Trustee, the Collateral Manager or an Affiliate of the Collateral Manager, as the case may be, in connection with such Sale notwithstanding the provisions of Section 6.7 hereof. The Notes need not be produced in order to complete any such Sale, or in order for the net proceeds of such Sale to be credited against amounts owing on the Notes. The Trustee and the Collateral Manager may hold, lease, operate, manage or otherwise deal with any property so acquired in any manner permitted by law in accordance with this Indenture and the Collateral Management Agreement, respectively.

(c)

If any portion of the Collateral consists of securities issued without registration under the Securities Act (Unregistered Securities), the Trustee may seek an Opinion of Counsel, or, if no such Opinion of Counsel can be obtained and with the consent of the Majority Noteholders, seek a no action position from the Securities and Exchange Commission or any other relevant Federal or State regulatory authorities, regarding the legality of a public or private Sale of such Unregistered Securities.

(d)

The Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Collateral in connection with a Sale thereof (in each case, without any recourse, representation or warranty by the Trustee). In addition, the Trustee is hereby irrevocably appointed the agent and attorney in fact of the Issuer to transfer and convey its interest in any portion of the Collateral in connection with a Sale thereof, and to take all action necessary to effect such Sale. No purchaser or transferee at such a sale shall be bound to ascertain the Trustee’s authority, to inquire into the satisfaction of any conditions precedent or see to the application of any Cash.

5.18	Action on the Notes

The Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking or obtaining of or application for any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Trustee or the Holders shall be impaired by the recovery of any judgment by the Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the assets of the Issuer.

6.	THE TRUSTEE

6.1	Certain Duties and Responsibilities

(a)	Except during the continuance of an Event of Default known to the Trustee:

(i)

the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture or other Transaction Documents to which it is a party, and no implied covenants or obligations shall be read into this Indenture or such other Transaction Documents against the Trustee; and

(ii)

in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they substantially conform to the requirements of this Indenture and shall promptly, but in any event within three Business Days in the case of an Officer’s certificate furnished by the Collateral Manager, notify the party delivering the same if such certificate or opinion does not conform. If a corrected form shall not have been delivered to the Trustee within 15 days after such notice from the Trustee, the Trustee shall so notify the Holders.

(b)

In case an Event of Default known to the Trustee has occurred and is continuing, the Trustee shall, prior to the receipt of directions, if any, from the Majority Noteholders, or such other percentage as permitted by this Indenture, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c)	No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)	this sub-Section (c) shall not be construed to limit the effect of sub-Section (a) of this Section 6.1;

(ii)	the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it shall be proven that the Trustee was negligent in ascertaining the pertinent facts;

(iii)

the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Issuer, the Valuation Agent or the Collateral Manager in accordance with this Indenture and/or the Majority Noteholders (or such other percentage as may be required by the terms hereof) relating to the time, method and place of conducting any Proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(iv)

no provision of this Indenture or any other Transaction Document shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers contemplated hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it (if the amount of such funds or risk or liability is reasonably expected not to exceed the amount available for payment to the Trustee pursuant to Section 6.7(a) on the immediately succeeding Payment Date, the Trustee shall be deemed to be reasonably assured of such repayment) unless such risk or liability relates to the performance of its ordinary services, including mailing of notices under Article 5, under this Indenture; and

(v)

in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage (including lost profits) even if the Trustee has been advised of the likelihood of such damages and regardless of such action.

(d)

For all purposes under this Indenture, the Trustee shall not be deemed to have notice or knowledge of any Event of Default described in Sections 5.1(c), 5.1(d), 5.1(e), 5.1(f), 5.1(g), 5.1(h), 5.1(i), 5.1(j), 5.1(k) or 5.1(l) unless a Trust Officer assigned to and working in the Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default or Default is received by the Trustee at the Corporate Trust Office, and such notice references the Notes generally, the Issuer, the Collateral or this Indenture. For purposes of determining the Trustee’s responsibility and liability hereunder, whenever reference is made in this Indenture to such an Event of Default or a Default, such reference shall be construed to refer only to such an Event of Default or Default of which the Trustee is deemed to have notice as described in this Section 6.1.

(e)

Upon the Trustee receiving written notice from the Collateral Manager that an event constituting “Cause” as defined in the Collateral Management Agreement has occurred, the Trustee shall, not later than one Business Day thereafter, notify the Holders (as their names appear in the Note Registers).

(f)

Whether or not therein expressly so provided, every provision of this Indenture and each other Transaction Document to which the Trustee is a party relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.1.

(g)

The Trustee shall have no duty to (A) monitor or verify whether (i) any Holder (or beneficial owner) is a Section 13 Banking Entity or (ii) the Withdrawal Conditions are satisfied or (B) determine or verify (i) amounts owing under the Global Master Repurchase Agreement or (ii) whether any Portfolio Asset is a Zero Value Portfolio Asset.

6.2	Notice of Default

Promptly (and in no event later than three Business Days) after the occurrence of any Default actually known to a Trust Officer of the Trustee or after any declaration of acceleration has been made or delivered to the Trustee pursuant to Section 5.2, the Trustee shall transmit by mail to the Issuer, Collateral Manager, and all Holders of Notes, as their names and addresses appear on the Note Registers, notice of all Defaults hereunder known to the Trustee, unless such Default shall have been cured or waived.

6.3	Certain Rights of Trustee

Except as otherwise provided in Section 6.1:

(a)

the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)	any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order, as the case may be;

(c)

whenever in the administration of this Indenture the Trustee shall (i) deem it desirable that a matter of fact be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s certificate or (ii) be required to determine the value of any Collateral or funds hereunder or the cash flows projected to be received therefrom, the Trustee may, in the absence of bad faith on its part, rely on reports of nationally recognized accountants, investment bankers or other Persons qualified to provide the information required to make such determination, including nationally recognized dealers in securities of the type being valued and securities quotation services;

(d)

as a condition to the taking or omitting of any action by it hereunder or other Transaction Document to which it is a party, the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder or thereunder in good faith and in reliance thereon;

(e)

the Trustee shall be under no obligation to exercise or to honor any of the rights or powers vested in it by this Indenture or any other Transaction Document at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have provided to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities which might reasonably be incurred by it in compliance with such request or direction;

(f)

the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper or document, but the Trustee, in its discretion, may, and upon the written direction of Holders of at least 25% of the Outstanding Notes shall, make such further inquiry or investigation into such facts or matters as it may see fit or as it shall be directed, and the Trustee shall be entitled, on reasonable prior notice to the Issuer and the Collateral Manager, to examine the books and records relating to the Notes and the Collateral, personally or by agent or attorney, during the Issuer’s or the Collateral Manager’s normal business hours, not more than once each calendar year (unless an Event of Default has occurred and is continuing); provided that the Trustee shall, and shall cause its agents to, hold in confidence all such information, except (i) to the extent disclosure may be required by law by any Governmental Authority and (ii) to the extent that the Trustee, in its sole discretion, may determine that such disclosure is consistent with its obligations hereunder; provided, further, that the Trustee may disclose on a confidential basis any such information to its agents, attorneys and auditors in connection with the performance of its responsibilities hereunder;

(g)

the Trustee may execute any of the trusts or powers hereunder or any other Transaction Documents or perform any duties hereunder or thereunder either directly or by or through agents or attorneys; provided that the Trustee shall not be responsible for any misconduct or negligence on the part of any non-Affiliated agent appointed, or non-Affiliated attorney appointed, with due care by it hereunder;

(h)	Subject to Section 6.1(b), the Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably believes to be authorized or within its rights or powers hereunder;

(i)

nothing herein or under any other Transaction Document shall be construed to impose an obligation on the part of the Trustee to recalculate, evaluate or verify or independently determine the accuracy of any report, certificate or information received from the Issuer or Collateral Manager (unless and except to the extent otherwise expressly set forth herein); provided that nothing in this clause (i) shall supersede or modify the responsibilities and duties of the Collateral Administrator under the Collateral Administration Agreement;

(j)

to the extent any defined term hereunder, or any calculation required to be made or determined by the Trustee hereunder, is dependent upon or defined by reference to generally accepted accounting principles (as in effect in the United States of America) (GAAP), the Trustee shall be entitled to request and receive (and rely upon) instruction from the Issuer or, in the absence of its receipt of timely instruction therefrom, shall be entitled to obtain instruction from an Independent accountant at the expense of the Issuer, as to the application of GAAP in such connection, in any instance;

(k)

the Trustee shall not be liable for the actions or omissions of, or inaccuracies in the records of, the Collateral Manager, the Valuation Agent, the Issuer, any Paying Agent (other than the Trustee), DTC, Euroclear, Clearstream or any other clearing agency or depository and without limiting the foregoing, the Trustee shall not be under any obligation to monitor, evaluate or verify compliance by the Collateral Manager with the terms of the Collateral Management Agreement, by the Sole Shareholder with the terms of the Issuer Sale and Contribution Agreement, by the Valuation Agent of the terms of this Indenture, or by the MPA Counterparty with the terms of a Master Participation Agreement, or to verify or independently determine the accuracy of information received by the Trustee from the Collateral Manager or the Valuation Agent (or from any selling institution, agent bank, trustee or similar source) with respect to the Collateral;

(l)

notwithstanding any term hereof (or any term of the UCC that might otherwise be construed to be applicable to a “securities intermediary” as defined in the UCC) to the contrary, neither the Trustee nor the Custodian shall be under a duty or obligation in connection with the acquisition or Grant by the Issuer to the Trustee of any item constituting the Collateral, or to evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Issuer in connection with its Grant or otherwise, or in that regard to examine any Underlying Instrument, in each case, in order to determine compliance with applicable requirements of and restrictions on transfer in respect of such Collateral;

(m)

in the event the Bank is also acting in the capacity of Paying Agent, Note Registrar, Transfer Agent, Collateral Administrator or Custodian, the rights, protections, benefits, immunities and indemnities afforded to the Trustee pursuant to this Article 6 shall also be afforded to the Bank acting in such capacities; provided that such rights, protections, benefits, immunities and indemnities shall be in addition to, and not in limitation of, any rights, protections, benefits, immunities and indemnities provided in the Issuer Account Control Agreement or any other documents to which the Bank in such capacity is a party;

(n)	any permissive right of the Trustee to take or refrain from taking actions enumerated in this Indenture or other Transaction Documents shall not be construed as a duty;

(o)	to the extent permitted by applicable law, the Trustee shall not be required to give any bond or surety in respect of the execution of this Indenture or otherwise;

(p)

the Trustee shall not be deemed to have notice or knowledge of any matter (including, without limitation, any of the matters set forth in Section 12.1(a)(i)) unless a Trust Officer has actual knowledge thereof or unless written notice thereof is received by the Trustee at the Corporate Trust Office and such notice references the Notes generally, the Issuer or this Indenture. Whenever reference is made in this Indenture to a Default or an Event of Default such reference shall, insofar as determining any liability on the part of the Trustee is concerned, be construed to refer only to a Default or an Event of Default of which the Trustee is deemed to have knowledge in accordance with this paragraph;

(q)	the Trustee shall not be responsible for delays or failures in performance resulting from acts beyond its control;

(r)

to help fight the funding of terrorism and money laundering activities, the Trustee will obtain, verify, and record information that identifies individuals or entities that establish a relationship or open an account with the Trustee. The Trustee will ask for the name, address, tax identification number and other information that will allow the Trustee to identify the individual or entity who is establishing the relationship or opening the account. The Trustee may also ask for formation documents such as articles of incorporation, an offering memorandum, or other identifying documents to be provided. In accordance with the U.S. Unlawful Internet Gambling Act (the Gambling Act), the Issuer may not use the Accounts or other facilities of the Bank in the United States to process “restricted transactions” as such term is defined in U.S. 31 CFR Section 132.2(y). Therefore, neither the Issuer nor any Person who has an ownership interest in or control over the Accounts may use it to process or facilitate payments for prohibited internet gambling transactions. For more information about the Gambling Act, including the types of transactions that are prohibited, please refer to the following link: HTTP://WWW.FEDERALRESERVE.GOV/NEWSEVENTS/PRESS/BCREG/20081112B.HTM;

(s)

the rights, protections, benefits, immunities and indemnities afforded to the Trustee pursuant to this Indenture and the rights of the Trustee under Section 6.3, 6.4 and 6.5 also shall be afforded to the Collateral Administrator and the Custodian, provided that such rights, protections, benefits, immunities and indemnities shall be in addition to any rights, protections, benefits, immunities and indemnities provided in the Collateral Administration Agreement or the Issuer Account Control Agreement, as applicable;

(t)

in making or disposing of any investment permitted by this Indenture, the Trustee is authorized to deal with itself (in its individual capacity) or with any one or more of its Affiliates, in each case on an arm’s-length basis, whether it or such Affiliate is acting as a subagent of the Trustee or for any third person or dealing as principal for its own account. If otherwise qualified, obligations of the Bank or any of its Affiliates shall qualify as Eligible Investments hereunder;

(u)

the Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee’s economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or subcustodian with respect to certain of the Eligible Investments, (ii) using Affiliates to effect transactions in certain Eligible Investments and (iii) effecting transactions in certain Eligible Investments. Such compensation is not payable or reimbursable under Section 6.7 of this Indenture;

(v)

the Trustee shall have no duty (i) to see to any recording, filing, or depositing of this Indenture or any supplemental indenture or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording, filing or depositing or to any rerecording, refiling or redepositing of any thereof or (ii) to maintain any insurance;

(w)	the Trustee is hereby authorized and directed to execute in its capacity as Trustee and deliver in the form presented to it all Transaction Documents to which it is a party, as Trustee; and

(x)

the Trustee shall not have any obligation to determine: (i) if a Portfolio Asset meets the criteria or eligibility restrictions imposed by the Indenture or other Transaction Documents, (ii) if a Master Participation Agreement or a Participation Interest meets the criteria or eligibility restrictions imposed by the Indenture or (iii) whether the conditions specified in the definition of “Deliver” have been complied with.

6.4	Not Responsible for Recitals or Issuance of Notes

The recitals contained herein and in the Notes, other than the Certificate of Authentication thereon, shall be taken as the statements of the Issuer; and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Indenture (except as may be made with respect to the validity of the Trustee’s obligations hereunder), the Collateral or the Notes. The Trustee shall not be accountable for the use or application by the Issuer of the Notes or the proceeds thereof or any Cash paid to the Issuer pursuant to the provisions hereof.

6.5	May Hold Notes

The Trustee, any Paying Agent, Note Registrar or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any of their Affiliates with the same rights it would have if it were not Trustee, Paying Agent, Note Registrar or such other agent.

6.6	Cash Held in Trust

Cash held by the Trustee hereunder shall be held in trust to the extent required herein. The Trustee shall be under no liability for interest on any Cash received by it hereunder except to the extent of income or other gain on investments which are deposits in or certificates of deposit of the Bank in its commercial capacity and income or other gain actually received by the Trustee on Eligible Investments.

6.7	Compensation and Reimbursement

(a)	Subject to Section 6.7(b) below, the Issuer agrees:

(i)

to pay the Trustee on each Payment Date reasonable compensation, as set forth in a separate fee letter, for all services rendered by it hereunder and under the other Transaction Documents (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(ii)

except as otherwise expressly provided herein, to reimburse the Trustee in a timely manner upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture or other Transaction Document (including, without limitation, securities transaction charges and the reasonable compensation and expenses and disbursements of its agents and legal counsel and of any accounting firm or investment banking firm employed by the Trustee pursuant to Section 5.4, 5.5 or 6.3(c) except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith) but with respect to securities transaction charges, only to the extent any such charges have not been waived during a Quarterly Period due to the Trustee’s receipt of a payment from a financial institution with respect to certain Eligible Investments, as specified by the Collateral Manager;

(iii)

to indemnify the Trustee and its Officers, directors, employees and agents for, and to hold them harmless against, any loss, liability or expense (including reasonable attorney’s fees and expenses of counsel) incurred without negligence, willful misconduct or bad faith on their part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending themselves (including reasonable attorney’s fees and costs) against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder and under any other Transaction Document; and

(iv)	to pay the Trustee reasonable additional compensation together with its expenses (including reasonable counsel fees) for any collection action taken pursuant to Section 6.13 hereof.

(b)

The Trustee shall receive amounts pursuant to this Section 6.7 and any other amounts payable to it under this Indenture or in any of the Transaction Documents to which the Trustee is a party only as provided in Section 10.3(c) and Section 11.1, and the Issuer Sale and Contribution Agreement, and only to the extent that funds are available for the payment thereof. Subject to Section 6.9, the Trustee shall continue to serve as Trustee under this Indenture notwithstanding the fact that the Trustee shall not have received amounts due it hereunder; provided that nothing herein shall impair or affect the Trustee’s rights under Section 6.9. No direction by the Holders shall affect the right of the Trustee to collect amounts owed to it under this Indenture. If on any date when a fee or expense shall be payable to the Trustee pursuant to this Indenture insufficient funds are available for the payment thereof, any portion of a fee not so paid shall be deferred and payable on such later date on which a fee shall be payable and sufficient funds are available therefor.

(c)

The Trustee hereby agrees not to cause the filing of a petition in bankruptcy against the Issuer until at least one year and one day, or, if longer, the applicable preference period then in effect plus one day, after the payment in full of all Notes (and any other debt obligations of the Issuer that have been rated upon issuance by any rating agency at the request of the Issuer) issued under this Indenture.

(d)

The Issuer’s payment obligations to the Trustee under this Section 6.7 shall be secured by the lien of this Indenture, and shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default or an Event of Default under Section 5.1(e), the expenses are intended to constitute expenses of administration under the Bankruptcy Code or any other applicable Federal or State bankruptcy, insolvency or similar law.

6.8	Corporate Trustee Required; Eligibility

There shall at all times be a Trustee hereunder which shall be an Independent organization or entity organized and doing business under the laws of the United States of America or of any State thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least U.S.$200,000,000, subject to supervision or examination by Federal or State authority, having a rating of at least “Baa1” (or then equivalent grade) by Moody’s and at least “BBB+” (or then equivalent grade) by S&P and having an office within the United States of America. If such organization or entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.8, the combined capital and surplus of such organization or entity shall be deemed to be its combined capital and surplus as set forth in its most recent published report of condition. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.8, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 6.

6.9	Resignation and Removal; Appointment of Successor

(a)

No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article 6 shall become effective until the acceptance of appointment by the successor Trustee under Section 6.10.

(b)

The Trustee may resign at any time by giving not less than 30 days’ written notice thereof to the Issuer, the Collateral Manager, and the Holders of the Notes. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee or trustees satisfying the requirements of Section 6.8 by written instrument, in duplicate, executed by an Authorized Representative of the Issuer, one copy of which shall be delivered to the Trustee so resigning and one copy to the successor Trustee or Trustees, together with a copy to each Holder and the Collateral Manager; provided that such successor Trustee shall be appointed only upon the written consent of each Holder or, at any time when an Event of Default shall have occurred and be continuing, by an Act of the Majority Noteholders. If no successor Trustee shall have been appointed and an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee or any Holder, on behalf of itself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a successor Trustee satisfying the requirements of Section 6.8.

(c)	The Trustee may be removed at any time by an Act of Holders of 100% of the Aggregate Outstanding Amount of Notes delivered to the Trustee and to the Issuer.

(d)	If at any time:

(i)	the Trustee shall cease to be eligible under Section 6.8 and shall fail to resign after written request therefor by the Issuer or by any Holder; or

(ii)

the Trustee shall become incapable of acting or shall be adjudged as bankrupt or insolvent or a receiver or liquidator of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case (subject to Section 6.9(a)), (A) the Issuer, by Issuer Order, may remove the Trustee, or (B) subject to Section 5.15, any Holder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)

If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any reason (other than resignation), the Issuer, by Issuer Order, shall promptly appoint a successor Trustee, provided that any such appointment shall be subject to the prior consent of each Holder. If the Issuer shall fail to appoint a successor Trustee within 60 days after such resignation, removal or incapability or the occurrence of such vacancy, a successor Trustee may be appointed by Holders of 100% of the Aggregate Outstanding Amount of Notes by written instrument delivered to the Issuer and the retiring Trustee. The successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede any successor Trustee proposed by the Issuer. If no successor Trustee shall have been so appointed by the Issuer or Holders of 100% of the Aggregate Outstanding Amount of Notes and shall have accepted appointment in the manner hereinafter provided, subject to Section 5.15, any Holder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f)

The Issuer shall give prompt notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first class mail, postage prepaid, to the Collateral Manager, the Holders of the Notes as their names and addresses appear in the Note Registers. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office. If the Issuer fail to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Issuer.

(g)

If the Bank shall resign or be removed as Trustee, the Bank shall also resign or be removed as Custodian, Paying Agent, Note Registrar and any other capacity in which the Bank is then acting pursuant to this Indenture or any other Transaction Document.

6.10	Acceptance of Appointment by Successor

Every successor Trustee appointed hereunder shall meet the requirements of Section 6.8 and shall execute, acknowledge and deliver to the Issuer and the retiring Trustee an instrument accepting such appointment. Upon delivery of the required instruments, the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Trustee; but, on request of the Issuer or the Majority Noteholders or the successor Trustee, such retiring Trustee shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and Cash held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

6.11	Merger, Conversion, Consolidation or Succession to Business of Trustee

Any organization or entity into which the Trustee may be merged or converted or with which it may be consolidated, or any organization or entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any organization or entity succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such organization or entity shall be otherwise qualified and eligible under this Article 6, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any of the Notes has been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

6.12	Co-Trustees

At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any part of the Collateral may at the time be located, the Issuer and the Trustee shall have power to appoint one or more Persons to act as co-trustee, jointly with the Trustee, of all or any part of the Collateral, with the power to file such proofs of claim and take such other actions pursuant to Section 5.6 herein and to make such claims and enforce such rights of action on behalf of the Holders, as such Holders themselves may have the right to do, subject to the other provisions of this Section 6.12.

The Issuer shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint a co-trustee. If the Issuer does not join in such appointment within 15 days after the receipt by them of a request to do so, the Trustee shall have the power to make such appointment.

Should any written instrument from the Issuer be required by any co-trustee so appointed, more fully confirming to such co-trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Issuer. The Issuer agrees to pay as Administrative Expenses, to the extent funds are available therefor under the Priority of Payments, for any reasonable fees and expenses in connection with such appointment.

Every co-trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

(a)

the Notes shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, Cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised, solely by the Trustee;

(b)

the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by the appointment of a co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee jointly as shall be provided in the instrument appointing such co-trustee;

(c)

the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Issuer evidenced by an Issuer Order, may accept the resignation of or remove any co-trustee appointed under this Section 6.12, and in case an Event of Default has occurred and is continuing, the Trustee shall have the power to accept the resignation of, or remove, any such co-trustee without the concurrence of the Issuer. A successor to any co-trustee so resigned or removed may be appointed in the manner provided in this Section 6.12;

(d)	no co-trustee hereunder shall be personally liable by reason of any act or omission of the Trustee hereunder;

(e)	the Trustee shall not be liable by reason of any act or omission of a co-trustee; and

(f)	any Act of Holders delivered to the Trustee shall be deemed to have been delivered to each co-trustee.

6.13	Certain Duties of Trustee Related to Delayed Payment of Proceeds

In the event that the Collateral Administrator provides the Trustee with notice that a payment with respect to any item of Collateral has not been received on its Due Date, (a) the Trustee shall promptly notify the Issuer and the Collateral Manager in writing and (b) unless within three Business Days (or the end of the applicable grace period or notice requirement for such payment, if any) after such notice (x) such payment shall have been received by the Trustee or (y) the Trustee has received notice from the Collateral Manager that it is taking action in respect of such payment, the Trustee shall request the issuer of or obligor on such item of Collateral, the trustee under the related Underlying Instrument or the paying agent designated by either of them, as the case may be, to make such payment as soon as practicable after such request but in no event later than three Business Days after the date of such request, to the extent doing so would not violate any relevant insolvency or other applicable law. In the event that such payment is not made within such time period, the Trustee, subject to the provisions of clause (iv) of Section 6.1(c), shall take such action as the Collateral Manager shall direct. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture. In the event that the Issuer or the Collateral Manager requests a release of any Collateral and/or delivers an additional Portfolio Asset in connection with any such action under the Collateral Management Agreement, such release and/or substitution shall be subject to Section 10.6 and Article 12 of this Indenture, as the case may be. Notwithstanding any other provision hereof, the Trustee shall deliver to the Issuer or its designee any payment with respect to any additional Portfolio Asset or other Collateral received after the Due Date thereof to the extent the Issuer previously made provisions for such payment satisfactory to the Trustee in accordance with this Section 6.13 and such payment shall not be deemed part of the Collateral. The foregoing shall not preclude any other exercise of any right or remedy by the Issuer with respect to any default or event of default arising under a Portfolio Asset.

6.14	Authenticating Agents

Upon the request of the Issuer, the Trustee shall, and if the Trustee so chooses the Trustee may, appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the authentication of Notes in connection with issuance, transfers and exchanges under Sections 2.4, 2.5, 2.6 and 8.6, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by such Sections to authenticate such Notes. For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent pursuant to this Section 6.14 shall be deemed to be the authentication of Notes by the Trustee.

Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and the Issuer. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Issuer. Upon receiving such notice of resignation or upon such a termination, the Trustee shall promptly appoint a successor Authenticating Agent and shall give written notice of such appointment to the Issuer.

Unless the Authenticating Agent is also the same entity as the Trustee, the Issuer agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services, and reimbursement for its reasonable expenses relating thereto as an Administrative Expense. The provisions of Sections 2.8, 6.4 and 6.5 shall be applicable to any Authenticating Agent.

6.15	Withholding

All payments made to a Holder under this Indenture shall be made without any deduction or withholding for or on account of any present or future Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant Governmental Authority, then in effect. If any withholding Tax is imposed on the Issuer’s payment (or allocations of income) under the Notes by any such applicable law, such Tax shall reduce the amount otherwise distributable to the relevant Holder. The Trustee is hereby authorized and directed to retain from amounts otherwise distributable to any Holder sufficient funds for the payment of any Tax that is legally owed or required to be withheld by the Issuer by law or pursuant to the Issuer’s agreement with a Governmental Authority (but such authorization shall not prevent the Trustee from contesting any such Tax in appropriate proceedings and withholding payment of such Tax, if permitted by law, pending the outcome of such proceedings) and to timely remit such amounts to the appropriate taxing authority. The amount of any withholding Tax imposed by law or pursuant to the Issuer’s agreement with a Governmental Authority with respect to any Note shall be treated as having been paid to the relevant Holder at the time such amounts are withheld by the Trustee. If there is a possibility that withholding Tax is payable with respect to a distribution, the Issuer, the Paying Agent or the Trustee may, in its sole discretion, withhold such amounts in accordance with this Section 6.15. If any Holder or beneficial owner wishes to apply for a refund of any such withholding Tax, the Trustee shall reasonably cooperate with such Person in providing readily available information so long as such Person agrees to reimburse the Trustee for any out-of-pocket expenses incurred. Nothing herein shall impose an obligation on the part of the Trustee to determine the amount of any Tax or withholding obligation on the part of the Issuer or in respect of the Notes.

6.16	Fiduciary for Holders Only; Agent for each other Secured Party

With respect to the security interest created hereunder, the delivery of any Collateral to the Trustee is to the Trustee as trustee for the Holders and agent for each other Secured Party. In furtherance of the foregoing, the possession by the Trustee of any Collateral, the endorsement to or registration in the name of the Trustee of any Collateral (including without limitation as entitlement holder of the Custodial Account) are all undertaken by the Trustee in its capacity as trustee for the Holders, and agent for each other Secured Party. The Trustee shall not by reason of this Indenture be deemed to be acting as fiduciary for the Collateral Manager, provided that the foregoing shall not limit any of the express obligations of the Trustee under this Indenture.

6.17	Representations and Warranties of the Bank

The Bank hereby represents and warrants as follows:

(a)

Organization. The Bank has been duly organized and is validly existing as a national banking association with trust powers under the laws of the United States and has the power to conduct its business and affairs as a trustee, paying agent, registrar, transfer agent, custodian and calculation agent.

(b)

Authorization; Binding Obligations. The Bank has the corporate power and authority to perform the duties and obligations of Trustee, Paying Agent, Note Registrar, Transfer Agent and Custodian under this Indenture. The Bank has taken all necessary corporate action to authorize the execution, delivery and performance of this Indenture, and all of the documents required to be executed by the Bank pursuant hereto. This Indenture has been duly authorized, executed and delivered by the Bank and constitutes the legal, valid and binding obligation of the Bank enforceable in accordance with its terms subject, as to enforcement, (i) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Bank and (ii) to general equitable principles (whether enforcement is considered in a proceeding at law or in equity).

(c)	Eligibility. The Bank is eligible under Section 6.8 to serve as Trustee hereunder.

(d)

No Conflict. Neither the execution, delivery and performance of this Indenture, nor the consummation of the transactions contemplated by this Indenture, (i) is prohibited by, or requires the Bank to obtain any consent, authorization, approval or registration under, any law, statute, rule, regulation, judgment, order, writ, injunction or decree that is binding upon the Bank or any of its properties or assets, or (ii) will violate any provision of, result in any default or acceleration of any obligations under, result in the creation or imposition of any lien pursuant to, or require any consent under, any material agreement to which the Bank is a party or by which it or any of its property is bound.

6.18	Rights of Trustee under certain Transaction Documents.

In executing and performing its duties under any other Transaction Document to which it is a Party, the Trustee shall have all the rights, benefits, protections, indemnities and immunities afforded to it under this Indenture, including Article 6 hereof.

7. COVENANTS

7.1	Payment of Principal

The Issuer will duly and punctually pay the principal of the Notes, in accordance with the terms of such Notes, and this Indenture pursuant to the Priority of Payments.

Amounts properly withheld under the Code or other applicable law or pursuant to the Issuer’s agreement with a Governmental Authority by any Person from a payment under a Note shall be considered as having been paid by the Issuer to the relevant Holder for all purposes of this Indenture.

7.2	Maintenance of Office or Agency

The Issuer hereby appoints the Trustee as a Paying Agent for payments on the Notes and the Issuer hereby appoints the Trustee at its applicable Corporate Trust Office, as the Issuer’s agent where Notes may be surrendered for registration of transfer or exchange.

The Issuer may at any time and from time to time appoint additional paying agents; provided that no paying agent shall be appointed in a jurisdiction which subjects payments on the Notes to withholding tax solely as a result of such Paying Agent’s activities. If at any time the Issuer shall fail to maintain the appointment of a paying agent, or shall fail to furnish the Trustee with the address thereof, presentations and surrenders may be made (subject to the limitations described in the preceding sentence), and Notes may be presented and surrendered for payment, to the Trustee at its main office.

The Issuer irrevocably consents to service of process on the Issuer by registered or certified mail or hand delivery to the address for notices to the Issuer specified in Section 14.3. Nothing in this Indenture will affect the right of any party to this Indenture to serve process in any other manner permitted by law.

The Issuer shall at all times maintain duplicate copies of the Note Registers at the Corporate Trust Office. The Issuer shall give prompt written notice to the Trustee and the Holders of the appointment or termination of any such agent and of the location and any change in the location of any such office or agency.

7.3	Cash for Note Payments to be Held in Trust

All payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Payment Account shall be made on behalf of the Issuer by the Trustee or a Paying Agent.

When the Issuer shall have a Paying Agent that is not also the Note Registrar, it shall furnish, or cause the Note Registrar to furnish, no later than the fifth calendar day after each Record Date a list, if necessary, in such form as such Paying Agent may reasonably request, of the names and addresses of the Holders and of the certificate numbers of individual Notes held by each such Holder.

Whenever the Issuer shall have a Paying Agent with respect to the Notes other than the Trustee, it shall, on or before the Business Day next preceding each Payment Date or any Redemption Date, as the case may be, direct the Trustee to deposit on such Payment Date or Redemption Date, as the case may be, with such Paying Agent, if necessary, an aggregate sum sufficient to pay the amounts then becoming due (to the extent funds are then available for such purpose in the Payment Account), such sum to be held in trust for the benefit of the Persons entitled thereto and (unless such Paying Agent is the Trustee) the Issuer shall promptly notify the Trustee of its action or failure so to act. Any Cash deposited with a Paying Agent (other than the Trustee) in excess of an amount sufficient to pay the amounts then becoming due on the Notes with respect to which such deposit was made shall be paid over by such Paying Agent to the Trustee for application in accordance with Article 10.

The initial Paying Agent shall be as set forth in Section 7.2. Any additional or successor Paying Agents shall be appointed by Issuer Order with written notice thereof to the Trustee. The Issuer shall not appoint any Paying Agent that is not, at the time of such appointment, a depository institution or trust company subject to supervision and examination by Federal and/or State and/or national banking authorities. The Issuer shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee and if the Trustee acts as Paying Agent, it hereby so agrees, subject to the provisions of this Section 7.3, that such Paying Agent will:

(a)

allocate all sums received for payment to the Holders of Notes for which it acts as Paying Agent on each Payment Date (including any Redemption Date) among such Holders in the proportion specified in the applicable Payment Date Report to the extent permitted by applicable law;

(b)

hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(c)

if such Paying Agent is not the Trustee, immediately resign as a Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards set forth above required to be met by a Paying Agent at the time of its appointment;

(d)	if such Paying Agent is not the Trustee, immediately give the Trustee notice of any default by the Issuer (or any other obligor upon the Notes) in the making of any payment required to be made; and

(e)

if such Paying Agent is not the Trustee, during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such Cash.

Except as otherwise required by applicable law, any Cash deposited with the Trustee or any Paying Agent (with respect to Notes) in trust for any payment on any Note and remaining unclaimed for two years after such amount has become due and payable shall be paid to the Issuer on Issuer Order; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment of such amounts (but only to the extent of the amounts so paid to the Issuer) and all liability of the Trustee or such Paying Agent with respect to such trust Cash shall thereupon cease. The Trustee or such

Paying Agent, before being required to make any such release of payment, may, but shall not be required to, adopt and employ, at the expense of the Issuer any reasonable means of notification of such release of payment, including, but not limited to, mailing notice of such release to Holders whose right to or interest in Cash due and payable but not claimed is determinable from the records of any Paying Agent, at the last address of record of each such Holder.

7.4	Existence of Issuer

(a)

The Issuer shall, to the maximum extent permitted by applicable law, maintain in full force and effect its existence and rights as an exempted company incorporated under the laws of the Cayman Islands, and shall obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualifications are or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, or any of the Collateral; provided that (x) the Issuer shall be entitled to change its jurisdiction of incorporation from the Cayman Islands to any other jurisdiction reasonably selected by the Issuer so long as (i) the Issuer has received a legal opinion (upon which the Trustee may conclusively rely) to the effect that such change is not disadvantageous in any material respect to the Holders, (ii) the Issuer has taken all necessary steps to ensure that Trustee’s security interest in the Collateral continues in effect and has received an Opinion of Counsel similar to signing date opinion given by counsel to the Issuer to the effect that, after giving effect to such change, Trustee has a first priority perfected security interest in the Collateral, (iii) written notice of such change shall have been given to the Trustee by the Issuer, which notices shall be promptly forwarded by the Trustee to the Holders and the Collateral Manager, and (iv) on or prior to the 15th Business Day following receipt of such notice the Trustee shall not have received written notice from Holders of at least 25% of the Outstanding Notes objecting to such change and (y) the Issuer shall be entitled to take any action required by this Indenture within the United States notwithstanding any provision of this Indenture requiring the Issuer to take such action outside of the United States.

(b)

The Issuer shall ensure that all corporate or other formalities regarding its existence (including, to the extent required by applicable law, holding regular members’, directors’ or other similar meetings) are followed. The Issuer shall not take any action or conduct its affairs in a manner, that would result in its separate existence being ignored (other than for U.S. Federal income tax purposes) or in its assets and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization or other insolvency proceeding. Without limiting the foregoing, (i) the Issuer shall not have any subsidiaries, (ii) the Issuer shall not (A) have any employees (other than directors or officers to the extent such Persons constitute employees), (B) engage in any transaction with any Person that would constitute a conflict of interest (provided that its entering into and performance of its obligations under the Transaction Documents shall not be deemed to be a transaction that would constitute a conflict of interest) or (C) pay distributions to its equity owners other than in accordance with the terms of this Indenture and its Constitutive Documents and (iii) the Issuer shall (A) maintain books and records separate from any other Person, (B) maintain its accounts separate from those of any other Person, (C) not commingle its assets with those of any other Person, (D) conduct its own business in its own name, (E) maintain separate financial statements (if any), (F) pay its own liabilities out of its own funds, (G) maintain an arm’s length relationship with its Affiliates (provided that, subject to the truth and accuracy of the relevant representations and warranties of the Issuer and compliance by the Issuer with the relevant undertakings under the Transaction Documents, its relationship with its Affiliates pursuant to the Transaction Documents shall be deemed to be at arm’s length), (H) use separate stationery, invoices and checks, (I) hold itself out as a separate Person and (J) correct any known misunderstanding regarding its separate identity.

7.5	Protection of Collateral

(a)

The Issuer will take such action as is necessary to maintain the perfection and priority of the security interest of the Trustee in the Collateral; provided that the Issuer shall be entitled to rely on any Opinion of Counsel delivered pursuant to Section 7.6 and any Opinion of Counsel with respect to the same subject matter delivered pursuant to Section 3.1(d) to determine what actions are necessary, and shall be fully protected in so relying on such an Opinion of Counsel, unless the Issuer has actual knowledge that the procedures described in any such Opinion of Counsel are no longer adequate to maintain such perfection and priority. The Issuer shall from time to time execute and deliver all such supplements and amendments hereto and file or authorize the filing of all such Financing Statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be necessary or advisable or desirable to secure the rights and remedies of the Holders of the Notes hereunder and to:

(i)	Grant more effectively all or any portion of the Collateral;

(ii)

maintain, preserve and perfect any Grant with respect to the Collateral made or to be made by this Indenture including, without limitation, the first priority nature of the lien (subject to Permitted Liens) or carry out more effectively the purposes hereof;

(iii)

perfect, publish notice of or protect the validity of any Grant with respect to the Collateral made or to be made by this Indenture (including any and all actions necessary or desirable as a result of changes in law or regulations);

(iv)	enforce any of the Collateral or other instruments or property included in the Collateral;

(v)	preserve and defend title to the Collateral and the rights therein of the Trustee and the Holders of the Notes in the Collateral against the claims of all Persons and parties; or

(vi)	pay or cause to be paid any and all taxes levied or assessed upon all or any part of the Collateral.

The Issuer hereby authorizes the Trustee to prepare and file any Financing Statement, continuation statement and all other instruments, and take all other actions, required pursuant to this Section 7.5. Such authorization shall not impose upon the Trustee, or release or diminish, the Issuer’s obligations under this Section 7.5. The Issuer further authorizes, and shall cause the Issuer’s United States counsel to file, a Financing Statement that names the Issuer as debtor and the Trustee as secured party and that describes “all personal property of the Debtor now owned or hereafter acquired, other than ‘Excepted Property’” (and that defines Excepted Property in accordance with its definition herein) or words of similar effect as the Collateral in which the Trustee has a Grant.

(b)	The Issuer shall enforce all of its material rights and remedies under each Transaction Document to which it is a party.

(c)

Promptly upon obtaining knowledge that security interest granted by the Issuer to the Trustee pursuant to this Indenture in any Portfolio Asset ceases to be a valid first priority security interest, the Issuer shall notify UBS whether (1) such Portfolio Asset will be secured by such security interest or Lien in, to or on such specified collateral within a period of not more than 5 Business Days or (2) the Issuer will sell such Portfolio Asset pursuant to Section 12.1(b).

(d)

The Issuer shall provide copies of the Underlying Instruments in respect of any Portfolio Assets to the Trustee and the Valuation Agent within a reasonable time (and in any event within five Business Days) upon request by the Valuation Agent, and in the event the Issuer receives a copy of any document that supplements, amends or otherwise modifies any Underlying Instrument so provided to the Trustee and the Valuation Agent, the Issuer shall provide a copy of each such document to the Trustee and the Valuation Agent within five Business Days after receipt by the Issuer thereof.

7.6	Opinions as to Collateral

On or before November 30 in each calendar year, commencing in 2023, the Issuer shall furnish to the Trustee an Opinion of Counsel relating to (i) the security interest granted by the Issuer to the Trustee, stating that, as of the date of such opinion, the lien and security interests created by this Indenture with respect to the Collateral remain in effect and that no further action (other than as specified in such opinion) needs to be taken to ensure the continued effectiveness of such lien over the next year and (ii) the back-up security interest Granted by the Sole Shareholder (or any Affiliate thereof) to the Issuer and Trustee, stating that, as of the date of such opinions, the lien and security interest created by the Master Participation and Assignment Agreement with respect to the related Portfolio Assets remain in effect and that no further action (other than as specified in such opinion) needs to be taken to ensure the continued effectiveness of such lien over the next year.

7.7	Performance of Obligations

(a)

The Issuer shall not take any action that would release any Person from any of such Person’s covenants or obligations under any instrument included in the Collateral, except (i) in the case of enforcement action taken with respect to any Defaulted Obligation in accordance with the provisions hereof or (ii) actions by the Collateral Manager under the Collateral Management Agreement and in conformity with this Indenture or as otherwise required hereby (including consenting to any amendment or modification to the documents governing any Portfolio Asset); provided, however, that the Issuer shall not be required to take any action following the release of any Portfolio Asset Obligor under any Portfolio Asset to the extent such release is completed pursuant to the Underlying Instruments related to such Portfolio Asset in accordance with their terms.

(b)

The Issuer may, with the prior written consent of each Holder (except in the case of the Collateral Management Agreement and the Collateral Administration Agreement, in which case no consent shall be required), contract with other Persons, including the Collateral Manager, the Trustee and the Collateral Administrator for the performance of actions and obligations to be performed by the Issuer hereunder and under the Collateral Management Agreement by such Persons. Notwithstanding any such arrangement, the Issuer shall remain primarily liable with respect thereto. In the event of such contract, the performance of such actions and obligations by such Persons shall be deemed to be performance of such actions and obligations by the Issuer; and the Issuer will punctually perform, and use their best efforts to cause the Collateral Manager, the Trustee, the Collateral Administrator and such other Person to perform, all of their obligations and agreements contained in the Collateral Management Agreement, this Indenture, the Collateral Administration Agreement or any such other agreement.

7.8	Negative Covenants

(a)	The Issuer will not at any time from and after the Signing Date:

(i)

sell, transfer, exchange or otherwise dispose of, or pledge, mortgage, hypothecate or otherwise encumber (other than with respect to Permitted Liens) (or permit such to occur or suffer such to exist), or enter into any agreement or commitment to do so or enter into or engage in any respect with respect to, any part of the Collateral, except as expressly permitted by this Indenture;

(ii)

claim any credit on, make any deduction from, or dispute the enforceability of payment of the principal payable (or any other amount) in respect of the Notes (other than amounts withheld or deducted in accordance with the Code or any applicable laws of the Cayman Islands or other applicable jurisdiction);

(iii)

incur or assume or guarantee any Indebtedness (without taking into account clauses (2)-(7) of the proviso in the definition of “Indebtedness”), other than Indebtedness evidenced by the Notes, this Indenture and the transactions contemplated hereby;

(iv)	issue any additional class of securities or any additional membership interests;

(v)

permit the validity or effectiveness of this Indenture or any Support Document or any Grant hereunder or thereunder to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Indenture or the Notes except as may be permitted hereby;

(vi)	except as permitted by this Indenture, take any action that would permit the lien of this Indenture not to constitute a valid first priority security interest in the Collateral;

(vii)	amend the Collateral Management Agreement (except pursuant to the terms thereof and Article 15 of this Indenture) or the Issuer Sale and Contribution Agreement;

(viii)	dissolve or liquidate in whole or in part, except as permitted hereunder or required by applicable law;

(ix)

other than as otherwise expressly provided herein, pay any distributions other than in accordance with the Priority of Payments; provided that, for the avoidance of doubt any payment by the Issuer on behalf of the Sole Shareholder of any obligations of the Sole Shareholder under the Global Master Repurchase Agreement are expressly provided for and shall not constitute a breach of this clause (ix);

(x)	permit the formation of any subsidiaries of the Issuer;

(xi)	conduct business under any name other than its own;

(xii)	have any employees (other than directors or officers to the extent such Persons are employees);

(xiii)	[reserved];

(xiv)	apply proceeds of the issuance of Notes for any purpose other than as described in Section 3.3; or

(xv)	enter into any Hedge Agreement.

(b)

The Issuer will not be party to any agreements without including customary “non-petition” and “limited recourse” provisions therein (and shall not amend or eliminate such provisions in any agreement to which it is party), except for (i) any agreements related to the purchase and sale of any Portfolio Assets or Eligible Investments which contain customary purchase or sale terms or which are documented using customary loan or bond trading documentation and (ii) any Underlying Instruments.

(c)

The Issuer may not acquire any of the Notes (including any Notes surrendered or abandoned). This Section 7.8(c) shall not be deemed to limit a mandatory redemption pursuant to the terms of this Indenture.

(d)

The Issuer shall not hold Cash in any accounts other than the Accounts and shall not permit any Interest Collections or Principal Collections to be paid into any account except the Collection Account. In the event that any Interest Collections or Principal Collections are paid to any account other than the Collection Account, the Issuer shall procure that such funds are promptly transferred to the Collection Account.

(e)

In the event that, for any reason, the Issuer receives Cash denominated in a Non-USD Currency (from any source), the Issuer shall promptly exchange (or cause the Trustee to exchange at the spot rate of exchange customarily offered by the Trustee for such purposes) such Cash into Dollars and credit such USD funds to the appropriate Account.

(f)

The Issuer shall not, without the prior written consent of the Majority Noteholders, accept any contribution from any Person, other than a capital contribution that the Sole Shareholder is entitled or required to make under the Issuer Sale and Contribution Agreement in accordance with Section 2 thereof (each Contribution that is made with the prior written consent of the Majority Noteholders or that the Sole Shareholder is entitled or required to make under the Issuer Sale and Contribution Agreement, a Permitted Contribution). If any contribution is received that is not a Permitted Contribution, the Issuer shall instruct the Trustee to promptly return such contribution to the Person that made such contribution. For the avoidance of doubt, the foregoing shall be without prejudice to the right of the Issuer to receive, and the right of the Trustee to credit to the relevant account in accordance with Section 10 hereof, any Interest Collections or Principal Collections received in respect of Portfolio Assets.

7.9	Statement as to Compliance

On or before December 18th in each calendar year commencing in 2020, or immediately if there has been a Default under this Indenture of which an Authorized Representative of the Issuer or the Collateral Manager is aware, the Issuer shall deliver to the Trustee (to be forwarded by the Trustee to the Collateral Manager and each Holder making a written request therefor) a certificate of the Issuer that, having made reasonable inquiries of the Collateral Manager, and to the best of the knowledge, information and belief of the Issuer, there did not exist, as at a date not more than five days prior to the date of the certificate, nor had there existed at any time prior thereto since the date of the last certificate (if any), any Default hereunder or, if such Default did then exist or had existed, specifying the same and the nature and status thereof, including actions undertaken to remedy the same, and that the Issuer has complied with all of its obligations under this Indenture or, if such is not the case, specifying those obligations with which it has not complied.

7.10	Issuer May Not Consolidate Except on Certain Terms

The Issuer will not consolidate or merge with or into any other Person or transfer or convey all or substantially all of its assets to any Person, in each case without the prior consent of each Holder.

7.11	Successor Substituted

Upon any consolidation or merger, or transfer or conveyance of all or substantially all of the assets of the Issuer, in accordance with Section 7.10 in which the Issuer is not the surviving corporation, the successor entity shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein. In the event of any such consolidation, merger, transfer or conveyance, the Person named as the “Issuer” in the first paragraph of this Indenture or any successor which shall theretofore have become such in the manner prescribed in this Article 7 may be dissolved, wound up and liquidated at any time thereafter, and such Person thereafter shall be released from its liabilities as obligor and maker on all the Notes and from its obligations under this Indenture.

7.12	No Other Business

The Issuer shall not have any employees (other than directors or officers to the extent such Persons are employees) and shall not engage in any business or activity other than issuing, paying and redeeming the Notes issued pursuant to this Indenture, acquiring, holding, selling, exchanging, redeeming and pledging, solely for its own account, Portfolio Assets, Eligible Investments and any other Collateral permitted by this Indenture, and other activities incidental thereto, including entering into, and performing its obligations under, the Transaction Documents and Underlying Instruments to which it is a party and other documents contemplated thereby and/or incidental thereto. The Issuer shall not hold itself out as originating loans, lending funds or securities, making a market in loans, bonds or other assets or selling loans, bonds or other assets to customers or as willing to enter into, assume, offset, assign or otherwise terminate positions in derivative financial instruments with customers. The Issuer shall not hold itself out as a derivatives dealer willing to enter into either side of, or to offer to enter into, assume, offset, assign or otherwise terminate positions in (i) interest rate, currency, equity, or commodity swaps or caps or (ii) derivative financial instruments (including options, forward contracts, short positions and similar instruments) in any commodity, currency, share of stock, partnership or trust, note, bond, debenture or other evidence of indebtedness, swap or cap. The Issuer shall not amend, or permit the amendment of, its Constitutive Documents without prior written consent of the Trustee and each Holder (unless such amendment could not reasonably be expected to materially adversely affect any of the Issuer, the Holders, the Collateral or the interests of the Trustee and Issuer therein and notice thereof has been given to the Trustee and the Valuation Agent).

7.13	Acquisition of Portfolio Assets

No Portfolio Asset may be acquired by the Issuer at any time unless (a) such Portfolio Asset, and the acquisition thereof, complies with the requirements of Section 12.2 or is expressly required or permitted by the Issuer Sale and Contribution Agreement, and (b) the purchase of such Portfolio Asset is financed with (i) proceeds of the issuance and any subsequent funding of the Class A Notes pursuant to Section 2.13 (which proceeds shall, pursuant to Section 2.13, be treated as Principal Collections), (ii) other Principal Collections, or (iii) Interest Collections.

7.14	Reporting

At any time when the Issuer is not subject to Section 13 or 15(d) of the Exchange Act and are not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the request of a Holder or, upon the written request in the form of Exhibit C from a beneficial owner of a Note, such beneficial owner of a Note, the Issuer shall promptly furnish or cause to be furnished Rule 144A Information to such Holder or beneficial owner, to a prospective purchaser of such Note designated by such Holder or beneficial owner, or to the Trustee for delivery to such Holder or beneficial owner or a prospective purchaser designated by such Holder or beneficial owner, as the case may be, in order to permit compliance by such Holder or beneficial owner with Rule 144A under the Securities Act in connection with the resale of such Note. “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

7.15	Certain Tax Matters

(a)

The Issuer represents that (i) it is treated as an entity disregarded from its owner, the Sole Shareholder, for U.S. Federal income tax purposes and (ii) the Sole Shareholder is treated as a United States corporation. The Issuer shall not take any action, and shall not permit or cause the Sole Shareholder to take any action, that would result in the Issuer being classified for U.S. Federal income tax purposes as other than a disregarded entity.

(b)	The Issuer will treat each purchase of Portfolio Assets as a “purchase” for tax accounting and reporting purposes.

(c)	The Issuer shall file, or cause to be filed, any tax returns, including information tax returns, required by any Governmental Authority.

(d)

Notwithstanding anything herein to the contrary, the Collateral Manager, the Issuer, the Trustee, the Collateral Administrator, the Placement Agent, the Holders and beneficial owners of the Notes and each employee, representative or other agent of those Persons, may disclose to any and all Persons, without limitation of any kind, the U.S. tax treatment and tax structure of the transactions contemplated by this Indenture and all materials of any kind, including opinions or other tax analyses, that are provided to those Persons. This authorization to disclose the U.S. tax treatment and tax structure does not permit disclosure of information identifying the Collateral Manager, the Issuer, the Trustee, the Collateral Administrator, the Placement Agent, the Holders or any other party to the transactions contemplated by this Indenture, the issuance and sale of the Notes or the pricing (except to the extent such information is relevant to U.S. tax structure or tax treatment of such transactions).

(e)

Each of the Collateral Manager, the Issuer, the Trustee, the Collateral Administrator, the Holders and each beneficial owner of the Notes agrees, for U.S. federal income tax purposes, (i) not to treat the Notes as a partnership interest or any other equity interest in the Issuer, (ii) to treat the Issuer as the beneficial owner of the Portfolio Assets; and (iii) to the extent that any such party reports the investment by the Holders in the Notes on any tax and information returns and other written communications with any taxing authority, to so report consistently with the treatment described above, except to the extent otherwise required by applicable law.

(f)

The Issuer shall not be obligated to pay any additional amounts to Holders, participants, or other beneficial owners of any interest in the Notes in respect of any Portfolio Asset as a result of deduction or withholding by an Obligor on such Portfolio Asset for or on account of any present or future Taxes in respect of such Portfolio Asset.

7.16	Side Letter Security Agreement

The Issuer shall, at the direction of the Majority Noteholders, exercise its rights and remedies under the Side Letter Security Agreement in accordance with their instructions.

8. SUPPLEMENTAL INDENTURES

8.1	Supplemental Indentures Without Consent of Holders of Notes

(a)

Without the consent of any Holders (except any consent required by clause (iii) or (vi) below), but only with the prior written consent of the Collateral Manager, the Issuer and the Trustee, at any time and from time to time may, with an Opinion of Counsel (which may be based on an Officer’s certificate provided by the Issuer or the Collateral Manager on behalf of the Issuer) being provided to the Issuer or the Trustee that the Holders of the Notes would not be materially and adversely affected thereby (except in the case of clause (iii) or (vi) below for which no such Opinion of Counsel shall be required), enter into one or more indentures supplemental hereto, in form reasonably satisfactory to the Trustee, for any of the following purposes:

(i)	to evidence the succession of another Person to the Issuer and the assumption by any such successor Person of the covenants of the Issuer herein and in the Notes;

(ii)	to add to the covenants of the Issuer or the Trustee for the benefit of the Secured Parties;

(iii)

to convey, transfer, assign, mortgage or pledge any property to or with the Trustee or add to the conditions, limitations or restrictions on the authorized amount, terms and purposes of the issue, authentication and delivery of the Notes, provided that, if the Holders would be materially and adversely affected by such supplemental indenture entered into pursuant to this clause (iii), the consent to such supplemental indenture has been obtained from each Holder;

(iv)

to evidence and provide for the acceptance of appointment hereunder by a successor Trustee and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Sections 6.9, 6.10 and 6.12 hereof;

(v)

to correct or amplify the description of any property at any time subject to the lien of this Indenture, or to better assure, convey and confirm unto the Trustee any property subject or required to be subjected to the lien of this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations, whether pursuant to Section 7.5 or otherwise) or to subject to the lien of this Indenture any additional property;

(vi)

to modify the restrictions on and procedures for resales and other transfers of Notes to reflect any changes in ERISA or other applicable law or regulation (or the interpretation thereof) or to enable the Issuer to rely upon any exemption from registration under the Securities Act or the Investment Company Act or to remove restrictions on resale and transfer to the extent not required thereunder, provided that, if the Holders would be materially and adversely affected by such supplemental indenture entered into pursuant to this clause (vi), the consent to such supplemental indenture has been obtained from each Holder of such Class;

(vii)	otherwise to correct any inconsistency or cure any ambiguity, omission or manifest errors in this Indenture;

(viii)

to take any action necessary or advisable to prevent the Issuer or the Trustee from becoming subject to (or otherwise reducing) withholding or other taxes, fees or assessments, including by achieving FATCA Compliance;

(ix)

to change the name of the Issuer in connection with the change in name or identity of the Collateral Manager or as otherwise required pursuant to a contractual obligation or to avoid the use of a trade name or trademark in respect of which the Issuer does not have a license;

(x)

to amend, modify or otherwise accommodate changes to this Indenture to comply with any rule or regulation enacted by regulatory agencies of the United States federal government after the Signing Date that are applicable to the Notes or the transactions contemplated by this Indenture; or

(xi)

to make any modification or amendment determined by the Issuer or the Collateral Manager (in consultation with legal counsel of national reputation experienced in such matters) as necessary or advisable (A) for any Class of Notes to not be considered an “ownership interest” as defined for purposes of the Volcker Rule or (B) for the Issuer to not otherwise be considered a “covered fund” as defined for purposes of the Volcker Rule, in each case so long (1) as any such modification or amendment would not have a material adverse effect on any Class of Notes, as evidenced by an Opinion of Counsel (which may be supported as to factual (including financial and capital markets) matters by any relevant certificates and other documents necessary or advisable in the judgment of the counsel delivering the opinion), and (2) such modification or amendment is approved in writing by a supermajority (66 2/3% based on the aggregate principal amount of Notes held by Section 13 Banking Entities) of Holders that are Section 13 Banking Entities (voting as a single class).

8.2	Supplemental Indentures With Consent of Holders of Notes

The Trustee and the Issuer shall not execute any indenture supplemental hereto to add any provisions to, or change in any manner or eliminate any of the provisions of, this Indenture or modify in any manner the rights of the Holders under this Indenture without the written consent of each Holder and the Collateral Manager, except in each case, as otherwise permitted under Section 8.1.

8.3	Execution of Supplemental Indentures

(a)

The Trustee shall join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise, except to the extent required by law.

(b)

With respect to any supplemental indenture permitted by Section 8.1, the Trustee and the Issuer shall be entitled to receive and conclusively rely upon (i) an Opinion of Counsel (stating that the supplemental indenture is authorized or permitted by the Indenture and all conditions precedent have been satisfied) as to matters of law (which does not include whether or not the Holders would be materially and adversely affected by a supplemental indenture), which may be supported as to factual (including financial and capital markets) matters by any relevant certificates and other documents necessary or advisable in the judgment of counsel delivering such Opinion of Counsel, or (ii) with respect to matters of fact (including whether or not the Holders would be materially and adversely affected by a supplemental indenture), a certificate of the Issuer, the Collateral Manager, any investment banking firm or other Independent expert familiar with the market for the Notes pursuant to Section 8.4; provided that, for any supplemental indenture (other than any supplemental indenture entered into pursuant to sub-clauses (iii) and (vi) of Section 8.1(a) for which the consent of the Holders of the Notes would not otherwise be required except as expressly set forth in such clauses) if Holders of at least 25% of the Outstanding Notes have provided notice to the Trustee at least one Business Day prior to the execution of such supplemental indenture that the Holders would be materially and adversely affected thereby, the Trustee shall not be entitled so to rely upon a certificate of the Issuer, the Collateral Manager, any investment banking firm or other Independent expert as to whether or not the Holders would be materially and adversely affected by such supplemental indenture and the Trustee shall not enter into such supplemental indenture without the prior written consent of each Holder of such Class. Such determination shall be conclusive and binding on all present and future Holders. In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article 8 or the modifications thereby of the trusts created by this Indenture, the Trustee and the Issuer shall be entitled to receive, and (subject to Sections 6.1 and 6.3) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent thereto have been satisfied. Neither the Trustee nor the Issuer shall be liable for any reliance made in good faith upon such an Opinion of Counsel or a certificate of the Issuer, the Collateral Manager, any investment banking firm or other Independent expert pursuant to Section 8.4.

(c)

At the cost of the Issuer, for so long as any Notes shall remain Outstanding, not later than 15 Business Days prior to the execution of any proposed supplemental indenture pursuant to Section 8.1, the Trustee shall deliver to the Collateral Manager the Collateral Administrator and the Holders a notice attaching a copy of such supplemental indenture and indicating the proposed date of execution of such supplemental indenture. Following such delivery by the Trustee, if any changes are made to such supplemental indenture other than to correct typographical errors or to adjust formatting, then at the cost of the Issuer, for so long as any Notes shall remain Outstanding, not later than 5 Business Days prior to the execution of such proposed supplemental indenture (provided that the execution of such proposed supplemental indenture shall not in any case occur earlier than the date 15 Business Days after the initial distribution of such proposed supplemental indenture pursuant to the first sentence of this Section 8.3(c)), the Trustee shall deliver to the Collateral Manager, the Collateral Administrator and the Holders a copy of such supplemental indenture as revised, indicating the changes that were made. At the cost of the Issuer, the Trustee shall provide to the Holders a copy of the executed supplemental indenture after its execution. Any failure of the Trustee to publish or deliver such copy of the executed supplemental indenture shall not in any way impair or affect the validity of any such supplemental indenture.

(d)

It shall not be necessary for any consent or Act of any Holders of Notes to approve the particular form of any proposed supplemental indenture, but it shall be sufficient, if the consent of any such Holders to such proposed supplemental indenture is required, that such Act or consent shall approve the substance thereof.

(e)

The Issuer agrees that it will not permit to become effective any supplement or modification to this Indenture which would (i) increase the duties or liabilities of, reduce or eliminate any right or privilege of (including as a result of an effect on the amount or priority of any fees or other amounts payable to the Collateral Manager), or adversely change the economic consequences to, the Collateral Manager, (ii) modify the restrictions on the Sales of Portfolio Assets or (iii) expand or restrict the Collateral Manager’s discretion, and the Collateral Manager shall not be bound thereby unless the Collateral Manager shall have consented in advance thereto in writing.

8.4	Determination of Effect on Holders

(a)

Unless notified prior to the execution of a supplemental indenture by Holders of at least 25% of the Outstanding Notes that the Holders of the Notes would be materially and adversely affected as set forth in Section 8.3(b), the determination of whether any Holder is materially adversely affected by any proposed supplemental indenture under this Article 8 shall be made based on a certificate of any of the Issuer, the Collateral Manager, any investment banking firm or other Independent expert familiar with the market for the Notes as to the economic effect of the proposed supplemental indenture. Such determination shall be conclusive and binding on all present and future Holders.

(b)

The Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise, except to the extent required by law.

(c)

The Trustee shall not be liable for any such determination made in good faith and in reliance upon any certificate referred to in Section 8.4(a), if applicable, and an Opinion of Counsel delivered to the Trustee as described in Section 8.3.

8.5	Effect of Supplemental Indentures

Upon the execution of any supplemental indenture under this Article 8, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore and thereafter authenticated and delivered hereunder shall be bound thereby.

8.6	Reference in Notes to Supplemental Indentures

Notes authenticated and delivered, including as part of a transfer, exchange or replacement pursuant to Article 2 of Notes originally issued hereunder, after the execution of any supplemental indenture pursuant to this Article 8 may, and if required by the Issuer shall, bear a notice as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Notes, so modified as to conform in the opinion of the Trustee and the Issuer to any such supplemental indenture, may be prepared and executed by the Issuer and, upon Issuer Order, authenticated and delivered by the Trustee in exchange for Outstanding Notes.

9. REDEMPTION OF NOTES

9.1	Mandatory Redemption

(a)

In the event that a Voluntary Partial Prepayment Notice is delivered under the Global Master Repurchase Agreement, the Notes shall be redeemed in part (any such redemption, a “Mandatory Redemption”) on or prior to the Business Day specified in the relevant Voluntary Partial Prepayment Notice (which shall be the applicable “Redemption Date”), at a Redemption Price equal to (i) the portion of the “Purchase Price” (under and as defined in the Global Master Repurchase Agreement) that is the subject of such Voluntary Partial Prepayment divided by (ii) the then-current Maximum Advance Percentage.

(b)

In the event of any redemption pursuant to this Section 9.1, the Issuer (or the Collateral Manager on behalf of the Issuer) shall, at least three Business Days prior to the Redemption Date, notify the Trustee and the Valuation Agent in writing of such Redemption Date, the applicable Record Date, the principal amount of Notes to be redeemed on such Redemption Date and the Redemption Price.

(c)	The Issuer (or the Trustee on its behalf) shall notify the Collateral Manager and the Holders of a Mandatory Redemption in accordance with Section 9.2.

9.2	Redemption Procedures

(a)

In the event of any redemption pursuant to Section 9.1, the Issuer (or, upon an Issuer Order, the Trustee in the name and at the expense of the Issuer) shall give notice of redemption not later than two Business Days prior to the applicable Redemption Date, to each Holder of Notes, at such Holder’s address in the Note Register. Notes called for redemption in whole must be surrendered at the office of any Paying Agent.

(b)	All notices of redemption delivered pursuant to Section 9.2(a) shall state:

(i)	the applicable Redemption Date;

(ii)	the expected Redemption Prices of the Notes to be redeemed that will be paid to Holders ratably in accordance with Section 9.1 of the Indenture on the applicable Redemption Date;

(iii)

that the applicable portion of the Notes to be redeemed are to be redeemed in full and that the applicable portion of such Notes shall cease to be entitled to receive pro rata distributions of Interest Collections and Principal Collections on the Redemption Date specified in the notice.

(c)

If the amount of Voluntary Contribution/Sale by the Sole Shareholder and/or the proceeds of any Sale of the Portfolio Assets are not sufficient to pay the Redemption Price of the applicable portion of the Notes that would otherwise have been redeemed, including as a result of the failure of any Sale of all or any portion of the Portfolio Assets to settle on the Business Day immediately preceding the applicable Redemption Date, (i) the applicable portion of the Notes will be due and payable on such Redemption Date and the failure to pay the Redemption Price for such applicable portion of the Notes shall constitute an Event of Default hereunder and (ii) all available proceeds from the Sale of the Portfolio Assets (net of any expenses incurred in connection with such Sale) will be distributed and the Aggregate Outstanding Amount of the Notes shall be reduced by the amount of such distribution.

(d)

Notice of redemption pursuant to Section 9.2(a) shall be given by the Issuer or, upon an Issuer Order, by the Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Note selected for redemption shall not impair or affect the validity of the redemption of any other Notes.

(e)

Notwithstanding anything to the contrary in Article 9, with respect to any redemption (or proposed redemption) of Notes hereunder, the provisions of this Article 9 may be waived or modified with the written consent of the Issuer, the Collateral Manager and the Valuation Agent. The Trustee shall be fully protected by relying solely on any such written consent (without the need to obtain an opinion of counsel described in Article 9).

9.3	Notes Payable on Redemption Date

(a)

Notice of redemption pursuant to Section 9.2 having been given as aforesaid, the applicable portion of the Notes to be redeemed shall, on the Redemption Date, subject to Section 9.2(e), become due and payable at the Redemption Price therein specified, and from and after the Redemption Date (unless the Issuer shall default in the payment of the Redemption Price) all such Notes (or the applicable portion thereof) being so redeemed shall cease to be entitled to receive any further distribution of Interest Collections or Principal Collections on the Redemption Date.

(b)	The Trustee shall apply an amount equal to the Redemption Price from the Payment Account to the repayment of principal of the Class A Notes to the Holders.

10. ACCOUNTS, ACCOUNTINGS AND RELEASES

10.1	Collection of Cash

Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all Cash and other property payable to or receivable by the Trustee pursuant to this Indenture, including all payments due on the Collateral, in accordance with the terms and conditions of such Collateral. The Trustee shall segregate and hold all such Cash and property received by it in trust for the Holders of the Notes and shall apply it as provided in this Indenture. Each Account shall be established and maintained with (a) a Federal or state-chartered depository institution rated (1) at least “A-1” by S&P (or at least “A+” by S&P if such institution has no short-term rating) and if such institution’s rating falls below “A-1” by S&P (or below “A+” by S&P if such institution has no short-term rating), the assets held in such Account shall be moved within 60 calendar days to another institution that is rated at least “A-1” by S&P (or at least “A+” by S&P if such institution has no short-term rating) and (2) at least “P-1” by Moody’s (or at least “A1” by Moody’s if such institution has no short-term rating) and if such institution’s rating falls below “P-1” by Moody’s (or below “A1” by Moody’s if such institution has no short-term rating), the assets held in such Account shall be moved within 60 calendar days to another institution that is rated at least “P-1” by Moody’s (or at least “A1” by Moody’s if such institution has no short-term rating) or (b) in segregated securities accounts with the corporate trust department of a Federal or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulation Section 9.10(b). Such institution shall have a combined capital and surplus of at least U.S.$200,000,000. All Cash deposited in the Accounts shall be invested only in Eligible Investments or Portfolio Assets in accordance with the terms of this Indenture. To avoid the consolidation of the Collateral of the Issuer with the general assets of the Bank under any circumstances, the Trustee shall comply, and shall cause the Custodian to comply, with all law applicable to it as a national bank with trust powers holding segregated trust assets in a fiduciary capacity; provided that the foregoing shall not be construed to prevent the Trustee or Custodian from investing the Collateral of the Issuer in Eligible Investments described in clause (ii) of the definition thereof that are obligations of the Bank.

10.2	Collection Account

(a)

In accordance with this Indenture and the Issuer Account Control Agreement, the Trustee shall, prior to the Signing Date, cause to be established by the Custodian two segregated securities accounts, one of which will be designated the “Interest Collection Subaccount” and one of which will be designated the “Principal Collection Subaccount” (and which together will comprise the “Collection Account,”) each in the name of the Issuer, each of which subject to the security interest of U.S. Bank National Association, as Trustee, for the benefit of the Secured Parties and which shall be maintained with the Custodian and in the case of the Collection Account in accordance with the Issuer Account Control Agreement.

(b)

All amounts withdrawn from the Collection Account pursuant to this Section 10.2 shall be deemed to be withdrawn and applied first, from the Interest Collection Subaccount, and second, from the Principal Collection Subaccount for purposes of determining the balances standing to the credit of such subaccounts.

(c)

The Trustee shall from time to time deposit into the Collection Account, in addition to the deposits required pursuant to Section 10.4(a), immediately upon receipt thereof or upon transfer from the Expense Account or Payment Account, (i) all proceeds received from the disposition of any Collateral, (ii) all Principal Collections and Interest Collections (unless simultaneously reinvested in additional Portfolio Assets in accordance with Section 10.2(e) and Article 12 or in Eligible Investments), (iii) all Voluntary Contributions/Sales in the form of Cash received from the Sole Shareholder, and (iv) all cash proceeds of issuance or subsequent funding of the Notes. All Cash deposited from time to time in the Collection Account pursuant to this Indenture shall be held by the Trustee as part of the Collateral and shall be applied to the purposes herein provided. Subject to Section 10.2(e), amounts in the Collection Account shall be reinvested pursuant to Section 10.4(a).

(d)

The Trustee, within one Business Day after receipt of any distribution or other proceeds in respect of the Collateral which are not Cash, shall so notify the Issuer and the Valuation Agent, and the Issuer shall use its commercially reasonable efforts to, within five Business Days after receipt of such notice from the Trustee (or as soon as practicable thereafter), sell such distribution or other proceeds for Cash in an arm’s length transaction and deposit the proceeds thereof in the Collection Account; provided that the Issuer need not be required to sell such distributions or other proceeds if it delivers an Issuer Order or an Officer’s certificate to the Trustee and the Valuation Agent certifying that such distributions or other proceeds constitute (i) Portfolio Assets that would have satisfied the requirements of Section 12.2 on the date of receipt thereof had they been acquired directly by the Issuer or (ii) Eligible Investments.

(e)

The Collateral Manager, on behalf of the Issuer, may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, withdraw funds on deposit in the Collection Account and reinvest such funds in additional Portfolio Assets or exercise a warrant held in the Collateral, in each case in accordance with the requirements of Article 12 and such Issuer Order.

(f)	[Reserved].

(g)

The Collateral Manager, on behalf of the Issuer, may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, pay from amounts on deposit in the Collection Account on any Business Day during any Quarterly Period any amount required to exercise a warrant or right to acquire securities held in the Collateral in accordance with the requirements of Article 12 and such Issuer Order.

(h)

The Trustee shall transfer to the Payment Account, from the Collection Account, (i) no later than the close of business on the Business Day immediately preceding each Payment Date, the amount set forth to be so transferred in the Payment Date Report for such Payment Date, for application pursuant to Section 11.1(a), and (ii) no later than the close of business on the Business Day immediately preceding each Redemption Date, the amount notified by the Issuer (or the Collateral Manager) to the Trustee as the Redemption Price that is required to be paid in order to enable the Issuer to repay the Notes to be so redeemed on the Redemption Date, for payment to the Holders on the Redemption Date; provided that the aggregate amount of Principal Collections and Interest Collections so transferred for application to the payment of principal of the Notes on any Redemption Date shall not exceed the aggregate outstanding principal amount of Notes being redeemed on such Redemption Date pursuant to Article 9.

(i)

At any time when all of the Withdrawal Conditions are satisfied, the Collateral Manager, on behalf of the Issuer, may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, withdraw funds on deposit in the Collection Account in an amount specified in the direction from the Collateral Manager to:

(i)

make a deposit into the Expense Account, and following such deposit into the Expense Account, the Sole Shareholder’s obligation to make a Required Expense Equity Contribution under Section 2 of the Issuer Sale and Contribution Agreement shall be satisfied but only to the extent (x) of the amount of such withdrawal and (y) that the relevant withdrawal is credited to the Expense Account on or prior to the due date for such Required Expense Equity Contribution under the Issuer Sale and Contribution Agreement; or

(ii)	make a payment to the Sole Shareholder, provided that Withdrawal Conditions shall be deemed to be satisfied if such payment is made to UBS at the direction of the Sole Shareholder.

10.3	Transaction Accounts

(a)

Payment Account. In accordance with this Indenture and the Issuer Account Control Agreement, the Trustee shall, prior to the Signing Date, cause to be established by the Custodian a single, segregated non-interest bearing securities account in the name of the Issuer, subject to the security interest of U.S. Bank National Association, as Trustee, for the benefit of the Secured Parties, which shall be designated as the Payment Account, which shall be maintained with the Custodian in accordance with the Issuer Account Control Agreement. The only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Payment Account shall be to pay amounts due and payable on the Notes in accordance with their terms and the provisions of this Indenture (including pursuant to Article 9 of this Indenture). The Issuer shall not have any legal, equitable or beneficial interest in the Payment Account. Amounts in the Payment Account shall remain uninvested.

(b)

Custodial Accounts. In accordance with this Indenture and the Issuer Account Control Agreement, the Trustee shall, prior to the Signing Date, cause to be established by the Custodian a single, segregated non-interest bearing securities account in the name of the Issuer, subject to the security interest of U.S. Bank National Association, as Trustee, for the benefit of the Secured Parties, which shall be designated as the Custodial Account, which shall be maintained with the Custodian in accordance with the Issuer Account Control Agreement. The Custodian shall credit all Portfolio Assets (including, without limitation, Portfolio Assets contributed by the Sole Shareholder pursuant to the Issuer Sale and Contribution Agreement as Voluntary Contributions/Sales) to the Custodial Account upon the delivery by the Issuer (or the Collateral Manager on behalf of the Issuer) or the Sole Shareholder of the relevant duly executed transfer documentation relating to the acquisition thereof by the Issuer to the Custodian. The only permitted withdrawals from the Custodial Account shall be in accordance with the provisions of this Indenture. The Trustee agrees to give the Issuer immediate notice if (to the actual knowledge of a Trust Officer of the Trustee) the Custodial Account or any assets or securities on deposit therein, or otherwise to the credit of the Custodial Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process.

At any time when all of the Withdrawal Conditions are satisfied, the Collateral Manager, on behalf of the Issuer, may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, transfer from the Custodial Account all or part of any Portfolio Asset (other than a Zero Value Portfolio Asset) specified in the direction from the Collateral Manager to the Sole Shareholder or a Person designated by the Sole Shareholder; provided that the transfer documentation for any such transfer shall provide that the settlement of such transfer shall be conditional upon confirmation from the Valuation Agent on such settlement date that the Withdrawal Conditions are still satisfied.

At any time, the Collateral Manager, on behalf of the Issuer, may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order, the Trustee shall, transfer from the Custodial Account all or part of any Zero Value Portfolio Asset specified in the direction from the Collateral Manager to the Sole Shareholder or a Person designated by the Sole Shareholder.

(c)

Expense Account. In accordance with this Indenture and the Issuer Account Control Agreement, the Trustee shall, prior to the Signing Date, cause to be established by the Custodian a single, segregated non-interest bearing securities account in the name of the Issuer, subject to the security interest of U.S. Bank National Association, as Trustee, for the benefit of the Secured Parties, which shall be designated as the Expense Account, which shall be maintained with the Custodian in accordance with the Issuer Account Control Agreement. From time to time after the Signing Date, Required Expense Equity Contributions contributed by the Sole Shareholder to the Issuer pursuant to the Issuer Sale and Contribution Agreement as a result of an Expense Contribution Event (as defined in the Issuer Sale and Contribution Agreement) shall be deposited into the Expense Account for use pursuant to this Section 10.3(c), at the times and in the amounts set forth in Section 2 of the Issuer Sale and Contribution Agreement. On any Business Day from and including the Signing Date, the Trustee shall apply funds from the Expense Account, as directed by the Collateral Manager, (A) to pay expenses of the Issuer incurred in connection with the establishment of the Issuer and the structuring and consummation of the Offering and the issuance and subsequent funding of the Notes and (B) from time to time to pay accrued and unpaid Administrative Expenses of the Issuer, in the order set forth in the definition of Administrative Expenses. All funds on deposit in the Expense Account will be invested in Eligible Investments at the direction of the Collateral Manager. Any income earned on amounts deposited in the Expense Account will be deposited in the Expense Account upon receipt thereof. All amounts remaining on deposit in the Expense Account at the time when substantially all of the assets of the Issuer have been sold or otherwise disposed of will be deposited by the Trustee into the Collection Account on the immediately succeeding Payment Date. For the avoidance of doubt, no amount standing to the credit of the Expense Account may be transferred to any other Account until substantially all of the assets of the Issuer have been sold or otherwise disposed of. If on any date the Trustee obtains knowledge (or is notified by the Collateral Manager or the Valuation Agent) that the aggregate Administrative Expenses payable at any time during a Quarterly Period exceeds, or will exceed, the sum of Cash and Eligible Investments then credited to the Expense Account, the Trustee shall so inform the Collateral Manager, the Valuation Agent and the Sole Shareholder and the Sole Shareholder shall be required, pursuant to the Issuer Sale and Contribution Agreement and within such time and in such manner as required under the Issuer Sale and Contribution Agreement of such notification, to make a Required Expense Equity Contribution to the Issuer and the Trustee shall credit any such contribution payment to the Expense Account. The Issuer shall direct the Trustee to deposit into the Expense Account all Required Expense Equity Contribution amounts received by the Issuer pursuant to Section 2 of the Issuer Sale and Contribution Agreement.

In connection with the application of funds from the Expense Account to pay Administrative Expenses of the Issuer, as the case may be, in accordance with this Section 10.3(c), the Trustee shall remit such funds, to the extent available, as directed and designated in an Issuer Order (which may be in the form of standing instructions, including standing instructions to pay Administrative Expenses in such amounts on any Payment Date and to such entities as indicated in the Payment Date Report in respect of such Payment Date) delivered to the Trustee no later than the Business Day prior to the date of payment of such Administrative Expense.

10.4	Reinvestment of Funds in Accounts; Reports by Trustee

(a)

By Issuer Order (which may be in the form of standing instructions), the Issuer (or the Collateral Manager on behalf of the Issuer) shall at all times direct the Trustee to, and, upon receipt of such Issuer Order, the Trustee shall, invest all funds on deposit in the Collection Account and the Expense Account (other than Principal Collections or Interest Collections reinvested in Portfolio Assets pursuant to Section 10.2(c)) as so directed in Eligible Investments having stated maturities no later than the Business Day preceding the next Payment Date (or such shorter maturities expressly provided herein), provided that:

(i)

prior to the occurrence of an Event of Default, if the Issuer shall not have given any such investment directions, the Trustee shall seek instructions from the Collateral Manager within three Business Days after transfer of any funds to such accounts, and if the Trustee does not thereafter receive written instructions from the Collateral Manager within five Business Days after transfer of such funds to such accounts, it shall invest and reinvest the funds held in such accounts, as fully as practicable, in such standby Eligible Investments selected by the Collateral Manager, on behalf of the Issuer, and directed by the Collateral Manager to the Trustee; and

(ii)

after the occurrence of an Event of Default, the Trustee shall only invest funds held in such accounts in Eligible Investments selected by the Valuation Agent, on behalf of the Issuer, in each case, maturing no later than the Business Day immediately preceding the next Payment Date (or such shorter maturities expressly provided herein).

Except to the extent expressly provided otherwise herein, all Eligible Investments shall be credited to the same Account from which Cash was applied to acquire such Eligible Investment, all interest and other income from such Eligible Investment shall be deposited in such Account and any gain realized from, or loss resulting from, such Eligible Investment shall be credited or charged to such Account. The Trustee shall not in any way be held liable by reason of any insufficiency of such accounts which results from any loss relating to any such investment, provided that nothing herein shall relieve the Bank of (i) its obligations or liabilities under any security or obligation issued by the Bank or any Affiliate thereof or (ii) liability for any loss resulting from gross negligence, willful misconduct or fraud on the part of the Bank or any Affiliate thereof.

(b)

The Trustee agrees to give the Issuer immediate notice if any Account or any funds on deposit in any Account, or otherwise to the credit of an Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process.

(c)

The Trustee shall supply, in a timely fashion, to the Issuer, the Valuation Agent, each Holder and the Collateral Manager any information regularly maintained by the Trustee that the Issuer, the Valuation Agent, each Holder or the Collateral Manager may from time to time reasonably request with respect to the Portfolio Assets, the Accounts and the other Collateral and provide any other requested information reasonably available to the Trustee by reason of its acting as Trustee hereunder and under the other Transaction Documents to which it is party and required to be provided by Section 10.5 or to permit the Collateral Manager to perform its obligations under the Collateral Management Agreement or the Issuer’s obligations hereunder that have been delegated to the Collateral Manager. The Trustee shall promptly forward to the Collateral Manager, each Holder and the Valuation Agent copies of notices and other writings received by it from the Obligor of any Portfolio Asset or from any Clearing Agency with respect to any Portfolio Asset which notices or writings advise the holders of such Portfolio Asset of any rights that the holders might have with respect thereto (including, without limitation, requests to vote with respect to amendments or waivers and notices of prepayments and redemptions) as well as all periodic financial reports received from such Obligor and Clearing Agencies with respect to such Obligor.

(d)

In addition to any credit, withdrawal, transfer or other application of funds with respect to any Account set forth in Article 10, any credit, withdrawal, transfer or other application of funds with respect to any Account authorized elsewhere in this Indenture is hereby authorized.

(e)	Any account established under this Indenture may include any number of subaccounts deemed necessary or advisable by the Trustee in the administration of the Accounts.

10.5	Accountings

(a)

Payment Date Report. Not later than the tenth Business Day of January, April, July and October of each calendar year (or, if such date is not a Business Day, the following Business Day) and commencing in April 10, 2020, the Issuer shall compile and make available (or cause the Collateral Administrator to compile and make available) to the Trustee, the Collateral Manager, the Valuation Agent and, upon written request therefor, to any Holder shown on the Note Register, and upon written notice to the Trustee substantially in the form of Exhibit C, the Trustee shall make available to the holder of the beneficial interest in the Notes, a quarterly payment date report on a trade date basis (each such report a Payment Date Report). The Payment Date Report for a Quarterly Period shall contain the following information with respect to the Portfolio Assets and Eligible Investments included in the Collateral, and shall be determined as of the Determination Date for such calendar quarter:

(i)

A schedule titled “Distributions” showing the Aggregate Outstanding Amount of the Class A Notes at the beginning of the Quarterly Period and such amount as a percentage of the original Aggregate Outstanding Amount of the Notes.

(ii)	The amounts payable pursuant to each clause of Section 11.1(a)(i) and each clause of Section 11.1(a)(ii), as applicable, on the related Payment Date.

Upon receipt of each Payment Date Report, the Trustee (if not the same Person as the Collateral Administrator) shall compare the information contained in such Payment Date Report to the information contained in its records with respect to the Collateral and shall, within three Business Days after receipt of such Payment Date Report, notify the Issuer, the Collateral Administrator, the Valuation Agent, and the Collateral Manager if the information contained in the Payment Date Report does not conform to the information maintained by the Trustee with respect to the Collateral. In the event that any discrepancy exists, the Trustee and the Issuer, or the Collateral Manager on behalf of the Issuer, shall attempt to resolve the discrepancy. If such discrepancy cannot be promptly resolved, the Trustee shall within five Business Days notify the Collateral Manager and the Valuation Agent, and the Valuation Agent shall review such Payment Date Report and the Trustee’s records to determine the cause of such discrepancy. If such review reveals an error in the Payment Date Report or the Trustee’s records, the Payment Date Report or the Trustee’s records shall be revised accordingly and, as so revised, shall be utilized in making all calculations pursuant to this Indenture and notice of any error in the Payment Date Report shall be sent as soon as practicable by the Issuer to all recipients of such report which may be accomplished by making a notation of such error in the subsequent Payment Date Report.

Each Payment Date Report shall constitute instructions to the Trustee to withdraw funds from the Payment Account and pay or transfer such amounts set forth in such Payment Date Report in the manner specified and in accordance with the priorities established in Section 11.1.

(b)	[Reserved]

(c)

Daily Reporting. Not later than 12:00 p.m. on each Business Day, the Issuer shall cause the Collateral Administrator to compile and make available to the Trustee, the Collateral Manager, the Valuation Agent and, upon written request therefor, any Holder shown on the Note Registers, a daily report in a form agreed to by the parties (each such report, a Daily Report). The Daily Report shall contain the following information, calculated as of the close of business on the immediately preceding Business Day:

(i)	(x) The Aggregate Principal Balance of Portfolio Assets and (y) with respect to each Account, (I) the Aggregate Principal Balance of Eligible Investments and (II) the Cash balance thereof;

(ii)	For each Account, the cash balance of, the Eligible Investments credited to, and each credit or debit (specifying the nature, source and amount);

(iii)	A schedule titled “Distributions” showing the Aggregate Outstanding Amount of the Class A Notes and such amount as a percentage of the original Aggregate Outstanding Amount of the Notes;

(iv)	Purchases, prepayments, and sales:

(A)

The identity, Principal Balance (other than any accrued interest that was purchased with Principal Collections or Interest Collections (but excluding any capitalized interest)), Principal Collections and Interest Collections received, and date for (X) each Portfolio Asset that was released for sale or disposition by the Issuer (and the identity and Principal Balance of each Portfolio Asset which the Issuer has entered into a commitment to sell or dispose) pursuant to Section 12.1 since the end of the last Quarterly Period and (Y) each prepayment or redemption of a Portfolio Asset since the end of the last Quarterly Period; and

(B)

The identity, Principal Balance, Principal Collections and Interest Collections expended, and date for each Portfolio Asset that was purchased by the Issuer (and the identity and Purchase Price of each Portfolio Asset which the Issuer has entered into a commitment to purchase) since the end of the last Quarterly Period.

(C)	Trade Date;

(D)	Settlement Date;

(E)	Trade Type;

(F)	Par Amount;

(G)	Trade Price;

(H)	Counter Bank Name;

(I)	Trade Amount;

(J)	Trade Quantity;

(K)	Trade Settled;

(L)	Accrued Interest;

(M)	Facility Original Amount Global;

(N)	Rate Type (fixed versus floating);

(O)	Par Amount Traded;

(P)	Par Amount Settled;

(Q)	Commitment Settled;

(R)	Commitment Traded;

(S)	Outstanding Settled;

(T)	Moody’s rating;

(U)	S&P rating;

(v)

With respect to any Portfolio Asset not included in Annex A to the Master Participation and Assignment Agreement (as identified to the Collateral Administrator by the Collateral Manager), the following information:

(A)	The Obligor(s) thereon (including the issuer ticker, if any);

(B)	The CUSIP or security identifier thereof;

(C)

The Principal Balance thereof (other than any accrued interest that was purchased with Principal Collections or Interest Collections (but excluding any capitalized interest)) with any capitalized interest reflected as a separate line item;

(D)

The related interest rate or spread (including any applicable Libor or other floating benchmark rate floors), the related interest payment period (quarterly, semi-annually, etc.) and if interest may be capitalized;

(E)	The stated maturity thereof;

(F)	The related S&P Industry Classification;

(G)	The country of domicile of the Portfolio Asset Obligor;

(H)

An indication as to whether each such Portfolio Asset (1) is a Senior Secured Loan, (2) is a Second Lien Loan, (3) is a Defaulted Obligation, (4) is a DIP Loan, (5) is a Cov-Lite Loan; (6) pays interest less frequently than quarterly; (7) is an unsecured Loan; (8) is a Deferrable Security; (9) is an Eligible Participation Interest (including the name of the applicable Selling Institution); (10) Senior Secured Illiquid Loan (11) Second Lien Illiquid Loan; (12) a Second Lien Liquid Loan; (13) a Senior Secured Liquid Loan; (14) a Performing Loan; and (15) a Non-Performing Loan;

(I)	The date, if applicable, such Portfolio Asset has become a Defaulted Obligation;

(J)

The Advance Percentage and the categorization of such Portfolio Asset for purposes of determining the Advance Percentage applicable thereto (indicating, in the case of a Portfolio Asset for which an alternative percentage has been specified in an agreement pursuant to the proviso to the definition of “Advance Percentage”, that such Portfolio Asset is subject to an asset-specific agreement); and

(vi)	Cash balance of each Account.

(d)

Failure to Provide Accounting. If the Trustee is not the Collateral Administrator and shall not have received any accounting provided for in this Section 10.5 on the first Business Day after the date on which such accounting is due to the Trustee, the Trustee shall notify the Collateral Manager who shall use all reasonable efforts to obtain such accounting by the applicable Payment Date. To the extent the Collateral Manager is required to provide any information or reports pursuant to this Section 10.5 as a result of the failure of the Issuer to provide such information or reports, the Collateral Manager shall do so at its own expense.

(e)

Required Content of Certain Reports. Each Payment Date Report or Daily Report sent to any Holder or beneficial owner of an interest in a Note shall contain, or be accompanied by, the following notices:

“The Notes have not been and will not be registered under the United States Securities Act of 1933, as amended (the “Securities Act”). The Notes may be beneficially owned only by Persons that (i) (A) are not U.S. persons (within the meaning of Regulation S under the Securities Act) who purchased their beneficial interest in an offshore transaction or (B) (I) are both (1) (x) a Qualified Purchaser, within the meaning of the Investment Company Act of 1940, as amended, and the rules thereunder or (y) an entity owned (or in the case of Qualified Purchasers, beneficially owned) exclusively by Qualified Purchasers and (2) (x) in the case of a Person that is an initial purchaser of the Notes, an Accredited Investor, within the meaning of Rule 105(a) under the Securities Act, or a Qualified Institutional Buyer or (y) in the case of a Person who becomes a beneficial owner subsequent to the date of the Indenture, a Qualified Institutional Buyer that is not a broker-dealer which owns and invests on a discretionary basis less than U.S.$25,000,000 in securities of issuers that are not affiliated persons of the dealer and is not a plan referred to in paragraph (a)(1)(i)(d) or (a)(1)(i)(e) of Rule 144A under the Securities Act or a trust fund referred to in paragraph (a)(1)(i)(f) of Rule 144A under the Securities Act that holds the assets of such a plan, if investment decisions with respect to the plan are made by beneficiaries of the plan, who is purchasing the Notes in reliance on the exemption from Securities Act registration provided by Rule 144A thereunder and (II) can make the representations set forth in Section 2.5 of the Indenture and, if applicable, the appropriate Exhibit B to the Indenture and (ii) otherwise comply with the restrictions set forth in the applicable Note legends. In addition, (i) beneficial ownership interests in Rule 144A Global Notes may only be transferred to a Person that is both a Qualified Institutional Buyer and a Qualified Purchaser or a Person beneficially owned exclusively by Qualified Purchasers and (ii) Certificated Notes may only be owned by a Person that is both a Qualified Institutional Buyer and a Qualified Purchaser or a Person beneficially owned exclusively by a Person that is both a Qualified Institutional Buyer and a Qualified Purchaser, and, in each case, that can make the representations referred to in clause (b) of the preceding sentence. The Issuer has the right to compel any beneficial owner of a Note that does not meet the qualifications set forth in the preceding sentences to sell its interest in such Note, or may sell such interest on behalf of such owner, pursuant to Section 2.11 of the Indenture.

Each Holder receiving this report agrees to keep all non-public information herein confidential and not to use such information for any purpose other than its evaluation of its investment in the Notes, provided that any Holder may provide such information on a confidential basis to any prospective purchaser of such Holder’s Notes that is permitted by the terms of the Indenture to acquire such Holder’s Notes and that agrees to keep such information confidential in accordance with the terms of the Indenture.”

(f)

Availability of Information. The Issuer (or the Trustee on behalf of the Issuer) may post the information contained in a Payment Date Report or Daily Report to a password-protected internet site accessible only to the Holders of the Notes and to the Collateral Manager. The Trustee shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes. As a condition to access to the Trustee’s internet website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided in the Daily Report and the Payment Date Report which the Trustee disseminates in accordance with this Indenture and may affix thereto any disclaimer it deems appropriate in its reasonable discretion.

10.6	Release of Collateral

(a)

If no Event of Default has occurred and is continuing (in the case of sales pursuant to Sections 12.1(a) and (d)) and subject to Article 12, the Issuer may, by Issuer Order delivered to the Trustee at least one Business Day prior to the settlement date for any sale of any Collateral certifying that the sale of such Collateral is being made in accordance with Section 12.1 hereof and such sale complies with all applicable requirements of Section 12.1 (which certification shall be deemed to be made upon delivery of an Issuer Order in respect of such sale), direct the Trustee to release or cause to be released such Collateral from the lien of this Indenture and, upon receipt of such Issuer Order, the Trustee shall deliver any such Collateral, if in physical form, duly endorsed to the broker or purchaser designated in such Issuer Order or, if such Collateral is a Clearing Corporation Security, cause an appropriate transfer thereof to be made, in each case against receipt of the sales price therefor, as specified by the Collateral Manager in such Issuer Order; provided that the Trustee may deliver any such Collateral in physical form for examination in accordance with street delivery custom.

(b)

Subject to the terms of this Indenture, the Trustee shall upon an Issuer Order (i) deliver any Collateral, and release or cause to be released such Collateral from the lien of this Indenture, which is set for any mandatory call or payment in full to the appropriate paying agent on or before the date set for such call or payment, in each case against receipt of the call or payment in full thereof and (ii) provide notice thereof to the Collateral Manager.

(c)

Upon receiving actual notice of any offer or any request for a waiver, consent, amendment or other modification with respect to any Portfolio Asset, the Trustee on behalf of the Issuer shall notify the Valuation Agent of any Portfolio Asset that is subject to a tender offer, voluntary redemption, exchange offer, conversion or other similar action (an Offer) or such request. Unless the

Notes have been accelerated following an Event of Default, the Collateral Manager may direct (x) the Trustee to accept or participate in or decline or refuse to participate in such Offer and, in the case of acceptance or participation, to release from the lien of this Indenture such Portfolio Asset in accordance with the terms of the Offer against receipt of payment therefor, or (y) the Issuer or the Trustee to agree to or otherwise act with respect to such consent, waiver, amendment or modification; provided that in the absence of any such direction, the Trustee shall not respond or react to such Offer or request.

(d)

As provided in Section 10.2(a), the Trustee shall deposit any proceeds received by it from the disposition of a Portfolio Asset in the Collection Account, unless simultaneously applied to the purchase of additional Portfolio Assets or Eligible Investments as permitted under and in accordance with the requirements of this Article 10 and Article 12.

(e)

The Trustee shall, upon receipt of an Issuer Order at such time as there are no Notes Outstanding and all obligations of the Issuer hereunder have been satisfied, release any remaining Collateral from the lien of this Indenture.

(f)	Any security, Portfolio Asset or amounts that are released pursuant to Section 10.6(a), (b) or (c) shall be released from the lien of this Indenture.

10.7	Procedures Relating to the Establishment of Accounts Controlled by the Trustee

Notwithstanding anything else contained herein, the Trustee agrees that with respect to each of the Accounts, it will cause each Securities Intermediary establishing any such Account to enter into an account control agreement and, if the Securities Intermediary is the Bank, shall cause the Bank to comply with the provisions of such account control agreement. The Trustee shall have the right to cause the establishment of such subaccounts of any such Account as it deems necessary or appropriate for convenience of administration.

10.8	Section 3(c)(7) Procedures

(a)

DTC Actions. The Issuer will direct (or cause its agent to direct) DTC to take the following steps in connection with the Global Notes (or such other appropriate steps regarding legends of restrictions on the Global Notes under Section 3(c)(7) of the Investment Company Act and Rule 144A as may be customary under DTC procedures at any given time):

(i)	The Issuer will direct (or cause its agent to direct) DTC to include the marker “3c7” in the DTC 20-character security descriptor and the 48-character additional descriptor for the Global Notes.

(ii)

The Issuer will direct (or cause its agent to direct) DTC to cause each physical deliver order ticket that is delivered by DTC to purchasers to contain the 20-character security descriptor. The Issuer will direct (or cause its agent to direct) DTC to cause each deliver order ticket that is delivered by DTC to purchasers in electronic form to contain a “3c7” indicator and a related user manual for participants. Such user manual will contain a description of the relevant restrictions imposed by Section 3(c)(7).

(iii)

On or prior to the Closing Date, the Issuer will instruct (or cause its agent to direct) DTC to send a Section 3(c)(7) Notice to all DTC participants in connection with the offering of the Global Notes.

(iv)

In addition to the obligations of the Note Registrar set forth in Section 2.5, the Issuer will from time to time (upon the request of the Trustee) make a request (or cause its agent to request) to DTC to deliver to the Issuer a list of all DTC participants holding an interest in the Global Notes.

(v)	The Issuer will cause each CUSIP number obtained for a Global Note to have a fixed field containing “3c7” and “144A” indicators, as applicable, attached to such CUSIP number.

(b)

Bloomberg Screens, Etc. The Issuer will from time to time request (or cause its agent to request) all third-party vendors to include on screens maintained by such vendors appropriate legends regarding restrictions on the Global Notes under Section 3(c)(7) of the Investment Company Act and Rule 144A.

11. APPLICATION OF CASH

11.1	Disbursements of Cash from Payment Account

(a)

Notwithstanding any other provision in this Indenture, the Transaction Documents or the Notes, the Trustee shall disburse amounts transferred from the Collection Account to the Payment Account pursuant to Section 10.2(h) in accordance with the following (the Priority of Payments):

(i)	On each Payment Date, unless an Enforcement Event has occurred, all amounts transferred to the Payment Account from the Collection Account shall be applied:

(A) first, to the payment of accrued and unpaid Administrative Expenses, and

(B) second, to be transferred to the Collection Account.

(ii)	On the date of Maturity (other than a Redemption Date), unless an Enforcement Event has occurred, all amounts transferred to the Payment Account from the Collection Account shall be applied, pro rata:

(A) first, to the payment of accrued and unpaid Administrative Expenses to the extent not paid pursuant to Section 11.1(a)(i)(A) above and provided that Administrative Expenses payable under this sub-clause (A) shall exclude any amounts to the extent that payment of such amounts would result in the aggregate amounts of Administrative Expenses paid under this sub-clause (A) exceeding (i) with respect to the calendar year 2019, $175,000 (pro-rated for the partial calendar year 2019) and (ii) with respect to any year after 2019, $175,000 in the applicable calendar year;

(B) second, to the repayment of principal of the Class A Notes until the Class A Notes have been paid in full; and

(C) third, to pay any accrued and unpaid Administrative Expenses to the extent not paid pursuant to sub-clause (A) above; and

(D) fourth, to make a payment to the Issuer of all remaining amounts in the Payment Account (in accordance with directions of the Issuer to the Trustee).

(iii)

If a declaration of acceleration of the maturity of the Notes has occurred following an Event of Default and such declaration of acceleration has not been rescinded (an Enforcement Event), the Trustee shall apply proceeds in respect of the Portfolio Assets on each date or dates fixed by the Trustee in accordance with Section 11.1(a)(ii) (without regard to the limit in Section 11.1(a)(ii)(A)).

(iv)	On each Redemption Date, all amounts transferred to the Payment Account from the Collection Account shall be applied to pay the applicable Redemption Price in accordance with Section 9.3(b).

12. SALE OF PORTFOLIO ASSETS; PURCHASE OF ADDITIONAL PORTFOLIO ASSETS

12.1	Sales of Portfolio Assets

(a)

Except for any transfer of a Portfolio Asset to the Sole Shareholder or its designee that is contemplated by Section 10.3(b), the Issuer will not sell or otherwise dispose of any Portfolio Asset unless each of the following conditions is satisfied:

(i)

no Event of Default under Sections 5.1(b)(y), 5.1(c)(ii) and 5.1(d)(ii) (determined, in each case, without regard to the grace period set out in such Section) has occurred and is continuing as a result of the failure by the Sole Shareholder to perform any payment obligation or contribution obligation owing under the Issuer Sale and Contribution Agreement (provided that this condition shall not apply (a) to dispositions pursuant to Section 12.1(b) or Section 12.1(c) or (b) following (i) the delivery of a “Default Notice” in respect of an “Event of Default” (other than an “Event of Default” described in Paragraph 10(a)(vi) of the Global Master Repurchase Agreement with respect to which “Automatic Early Termination” is specified to apply in Annex I thereto) or (ii) the occurrence of an “Event of Default” described in Paragraph 10(a)(vi) of the Global Master Repurchase Agreement with respect to which “Automatic Early Termination” is specified to apply in Annex I thereto, where, in each case, UBS is the “Defaulting Party” (as defined in the Global Master Repurchase Agreement));

(ii)

such sale or other disposition is made solely for consideration consisting of cash and otherwise on arms’ length terms and, in the case of a sale or disposition (in each case, whether directly or indirectly) to an Affiliate of the Collateral Manager, is approved by UBS in a written consent;

(iii)

in accordance with the terms of the Global Master Repurchase Agreement, the Issuer (or the Collateral Manager on its behalf) has given UBS prior notice of such proposed sale or other disposition of such Portfolio Asset (which notice shall include the identity of the Portfolio Asset being sold or otherwise disposed of, the identity of the proposed purchaser or transferee, the proposed settlement date for such sale or disposition, the price at which such Portfolio Asset is proposed to be sold or disposed of and any other information reasonably requested by UBS);

(iv)

in the case of any Portfolio Asset that is being acquired by the Issuer from the Sole Shareholder under the Issuer Sale and Contribution Agreement and will form part of the Borrowing Base, the Valuation Agent has confirmed in writing to the Issuer, the Trustee and the Collateral Administrator that it agrees with the determination the Purchase Price and applicable Advance Percentage of such Portfolio Asset; and

(v)

if such sale is made at a price which is less than the UBS “Market Value” for purposes of the Global Master Repurchase Agreement, any “Margin” required to be posted under the Global Master Repurchase Agreement as a result of the adjustment of the “Market Value” in connection with the sale is posted prior to the Portfolio Asset Trade Date with respect to such asset.

(b)	Mandatory Dispositions.

(i)

(A) If a “Bankruptcy”, “Failure to Pay” or “Restructuring” (each as defined in the ISDA 2003 Credit Derivatives Definitions) occurs with respect to any Portfolio Asset, or such Portfolio Asset becomes a Defaulted Obligation, then the Issuer shall (1) within 14 days after the occurrence of such event, have executed an assignment and acceptance or such other similar documentation substantially in the form required under the Underlying Instrument and have delivered such documentation to the applicable agent and/or the applicable obligor with respect to such Portfolio Asset for its consent in accordance with the provisions of the Underlying Instrument with respect thereto, and (2) use commercially reasonable efforts to effect the settlement of such assignment and acceptable as soon as possible.

(B) If (x) any Portfolio Asset fails to satisfy any Asset Eligibility Criteria on the applicable Portfolio Asset Trade Date or (y) any Portfolio Asset is a Prohibited Industry Portfolio Asset on the applicable Portfolio Asset Trade Date, then the Issuer shall, within 14 days after the occurrence of such failure (in the case of sub-clause (x)) or after the Inclusion Date of such Prohibited Industry Portfolio Asset (in the case of sub-clause (y)), then Issuer shall (1) have executed an assignment and acceptance or such other similar documentation substantially in the form required under the Underlying Instrument, have delivered such documentation to the applicable agent and/or the applicable obligor with respect to such Portfolio Asset for its consent in accordance with the provisions of the Underlying Instrument with respect thereto, and (2) use commercially reasonable efforts to effect the settlement of such assignment and acceptable as soon as possible, provided that the Issuer shall not be required to dispose of a Portfolio Asset that is a Prohibited Industry Portfolio Asset in the manner set out in the foregoing if the Valuation Agent notifies the Collateral Manager (with a copy to the Issuer and the Trustee) that such disposal is not required by the Valuation Agent.

(C) If the security interest granted by the Issuer to the Trustee pursuant to this Indenture in any asset fails to be a valid perfected first priority security interest, which failure continues for a period of five Business Days, then the Issuer shall (1) within 14 days after the Issuer receives notice of the occurrence of such event, have executed an assignment and acceptance or such other similar documentation substantially in the form required under the Underlying Instrument, and have delivered such documentation to the applicable agent and/or the applicable obligor with respect to such Portfolio Asset for its consent in accordance with the provisions of the Underlying Instrument with respect thereto, and (2) use commercially reasonable efforts to effect the settlement of such assignment and acceptable as soon as possible.

(ii)

If any Portfolio Asset or other property acquired or held by the Issuer constitutes Margin Stock, then the Issuer shall use commercially reasonable efforts to effect the sale or other disposition of such Portfolio Asset or other property (regardless of price), unless such disposition is prohibited by applicable law or an applicable contractual restriction, not later than 45 days after such Portfolio Asset or other property first constituted Margin Stock.

(iii)

Mandatory Redemption. Without prejudice to any other provision of this Section 12.1, after the Issuer has notified the Trustee of a Mandatory Redemption of the Notes in accordance with Section 9.1, except to the extent that the Sole Shareholder has made one or more Voluntary Contributions/Sales to the Issuer on or prior to the relevant Redemption Date in an amount sufficient to ensure that the Issuer has sufficient funds to repay the Notes so redeemed at the applicable Redemption Price therefor, the Collateral Manager shall direct the Trustee to sell all or a portion of the Portfolio Assets, as determined by the Collateral Manager, in an amount sufficient to ensure that the sale proceeds of such Portfolio Assets, in aggregate (together with all Cash and Eligible Investments (to the extent maturing before the applicable Redemption Date) credited to the Principal Collection Subaccount), are sufficient to repay the Notes so redeemed at the applicable Redemption Price therefor on the applicable Redemption Date.

(c)

Right of Valuation Agent to Direct Dispositions. If an Event of Default has occurred and is continuing, the Valuation Agent may require the Issuer to sell all or any portion of the Portfolio Assets in the Portfolio, and by notice (or multiple notices, so long as such Event of Default is continuing) to the Trustee (with a copy to the Issuer and Collateral Manager) may direct the Trustee to sell such Portfolio Assets as identified by the Valuation Agent in such notice, and the Trustee shall sell such Portfolio Assets as identified in such notice (including, if so directed, as to the manner of sale of such Portfolio Asset, notwithstanding Sections 5.4, 5.5 and 5.17).

(d)

Current Price Adjustment. In the event that the Issuer (or the Collateral Manager on behalf of the Issuer) proposes to engage in a sale or other disposition of a Portfolio Asset, the Issuer (or the Collateral Manager on behalf of the Issuer) will notify the Valuation Agent of the proposed buyer, the proposed sale price and proposed settlement date in accordance with the Indenture. (If such sale is entered into, it is a “Pre-EOD Sale”, and the agreed sale price is the “Sale Price”). After the date on which such notice is received by the Valuation Agent (the “Sale Notice Date”) and at all times until the settlement of such transaction, the Current Price (“Sale Adjusted Price”) will for all purposes be deemed to be equal to:

(i)

if (x) such Pre-EOD Sale is to an Approved Dealer on Approved Terms, (y) the Valuation Agent has received a copy of the related fully executed and delivered confirmation in substantially the form prescribed by the Loan Syndications & Trading Association or the Loan Market Association (as applicable) and (z) the Valuation Agent has determined, based on such confirmation, that such a Pre-EOD Sale constitutes a direct sale to an Approved Dealer, the Sale Price, exclusive of accrued interest and capitalized interest and net of the related Costs of Assignment; and

(ii)

if such Pre-EOD Sale is not to one of the Approved Dealers or is not on Approved Terms, the lesser of (i) the Current Price determined as if there were no Sale and (ii) the Sale Price exclusive of accrued interest and capitalized interest and net of the related Costs of Assignment.

12.2	Acquisition of Portfolio Assets; Eligible Investments

(a)

Acquisition of Portfolio Assets. The Issuer will not acquire any Portfolio Asset (other than a Portfolio Asset included in the Portfolio on the Closing Date) unless as of the Portfolio Asset Trade Date (x) such Portfolio Asset satisfies each of the Asset Eligibility Criteria and is not a Prohibited Industry Portfolio Asset and (y) each of the following conditions is satisfied:

(i)

the acquisition of such Portfolio Asset and the purchase price thereof shall be on arm’s length terms and, in the case of an acquisition from an Affiliate of the Collateral Manager, is approved by UBS in a written consent;

(ii)	the Sole Shareholder is not in default of any payment obligation or contribution obligation owing under the Issuer Sale and Contribution Agreement;

(iii)

no Event of Default (or any event that, with the giving of notice or the lapse of time or both, would become an Event of Default) shall have occurred and be continuing immediately prior to or immediately after giving effect to such acquisition; and

(iv)

the Valuation Agent has confirmed to the Issuer and Trustee that all margin required to be posted to UBS by the Sole Shareholder pursuant to the terms of the Global Master Repurchase Agreement as a result of such acquisition has been so posted prior to such Portfolio Asset Trade Date.

For purposes of each of Section 12.2 and Section 12.3, each of (x) a contribution of a Portfolio Asset to the Issuer and (y) a substitution (in whole or part) of any Portfolio Asset held by the Issuer for one or more different Portfolio Assets will constitute an acquisition of such Portfolio Asset(s) by the Issuer.

(b)	Investment in Eligible Investments. Cash on deposit in any Account (other than the Payment Account) may be invested at any time in Eligible Investments in accordance with Article 10.

12.3	Conditions Applicable to All Sale and Purchase Transactions

(a)

Any transaction effected under this Article 12 or in connection with the acquisition of additional Portfolio Assets shall be conducted on an arm’s length basis and, if effected with a Person Affiliated with the Collateral Manager (or with an account or portfolio for which the Collateral Manager or any of its Affiliates serves as investment adviser), shall (i) be effected in accordance with the requirements of Section 6(e) of the Collateral Management Agreement on terms no less favorable to the Issuer than would be the case if such Person were not so Affiliated, and (ii) only be effected if a “precautionary” UCC financing statement in form and substance satisfactory to the Valuation Agent has been filed or otherwise will be filed, against such Person in favor of the Issuer, in each case, within one Business Day following the date of execution of the applicable acquisition, transfer or assignment document, provided that the Trustee shall have no responsibility to oversee compliance with this clause (a) by the other parties.

(b)

Upon any acquisition of a Portfolio Asset pursuant to this Article 12, (i) all of the Issuer’s right, title and interest to the Collateral or Collateral shall be Granted to the Trustee pursuant to this Indenture, such Collateral or Collateral shall be Delivered to the Custodian, and, if applicable, the Custodian shall receive such Collateral or Collateral and (ii) the Issuer shall deliver to the Trustee, not later than the settlement date with respect to the Issuer’s acquisition of a Portfolio Asset to be pledged to the Trustee after the Closing Date, an Officer’s certificate of the Issuer containing the statements set forth in Section 3.1(i) in respect of such Portfolio Asset and certifying that such acquisition complies with Section 12.2(a); provided that such requirement shall be satisfied, and such statements and certificates shall be deemed to have been made by the Issuer, in respect of any such acquisition by the delivery to the Trustee of an Issuer Order in respect of such acquisition.

(c)

Any sale, participation or any other transfer of a Portfolio Asset by the Sole Shareholder or any Affiliate thereof to the Issuer will be made pursuant to, the terms of the Side Letter Security Agreement (or an agreement that contains substantially similar terms as the Side Letter Security Agreement).

(d)

Except as otherwise provided in this Section 12.3(d), any sale or other disposition of all or a portion of a Portfolio Asset shall be effected by the transfer by assignment by the Issuer of full record and beneficial ownership of such Portfolio Asset or the relevant portion thereof being transferred (such portion consisting of an unvarying percentage of the Principal Balance of such Portfolio Asset and all related claims for interest, fees and other amounts). The Issuer (and the Collateral Manager on behalf of the Issuer) shall be deemed to certify that all conditions to such sale or other disposition under Section 12.1 have been satisfied by the Issuer (and the Collateral Manager on behalf of the Issuer) in respect of such sale or other disposition by the delivery of the Issuer or the Collateral Manager to the Trustee of an Issuer Order or a trade ticket in respect thereof from an Authorized Representative of the Collateral Manager on behalf of the Issuer.

In connection with any such sale of a Participation Interest:

(i)

the Master Participation Agreement for such sale shall (A) be based on relevant documentation published by the Loan Syndications and Trading Association, Inc. (or documentation containing similar terms and conditions), and (B) contain no liability or obligation on the Trustee;

(ii)	the Master Participation Agreement for such sale shall include each of the following provisions:

“Notwithstanding any other provision of this Agreement:

(A)

Buyer consents to the disclosure by Seller of this Agreement to U.S. Bank National Association, as trustee (in such capacity, the “Trustee”) under the Indenture dated as of December 16, 2019 (and as amended, restated, supplemented or modified from time to time, the “Indenture”) between Seller and the Trustee.

(B)

Buyer hereby acknowledges and agrees that all obligations of Seller arising out of or in connection herewith shall constitute limited recourse obligations of Seller, payable solely from the assets of Seller. Upon realization of such assets of Seller and their reduction to zero, all unpaid or unsatisfied claims against Seller arising out of or in connection herewith shall be deemed to be extinguished and shall not thereafter revive. No party shall have any claim for any shortfall upon realization of such assets of Seller and their reduction to zero. Buyer will have no recourse to any of the directors, officers, employees, shareholders, members, governors, agents or affiliates of Seller with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transactions contemplated hereby. Buyer agrees not to cause the filing of a petition in a bankruptcy or similar proceeding against or on behalf of Seller until the payment in full of all the Notes issued under the Indenture and the expiration of a period equal to one year and a day, or, if longer, the applicable preference period, following such payment. Nothing in this Section shall preclude, or be deemed to stop, Buyer from taking any action prior to the expiration of the aforementioned period in (A) any proceeding voluntarily filed or commenced by Seller (other than any such proceeding filed or commenced on behalf of Seller at the direction of Buyer or Seller’s sole shareholder) or (B) any involuntary insolvency proceeding filed or commenced by a person or entity other than Seller or its sole shareholder.

(C)

Buyer consents to the provisions of the assignment of this Agreement set forth in Section 15.1(i) of the Indenture and acknowledges that Seller is assigning all of its right, title and interest in, to and under this Agreement to the Trustee as representative of the holders of the Notes issued under the Indenture and agrees that all of the representations, covenants and agreements made by Buyer in this Agreement are also for the benefit of the Trustee.

(D)	Buyer will deliver to the Trustee copies of all notices, statements, communications and instruments delivered or required to be delivered by Buyer to Seller pursuant to this Agreement.

(E)

From and after the occurrence and continuance of any default, event of default or other similar condition or event under the Indenture, Buyer shall continue to perform and be bound by the provisions of this Agreement (except as otherwise expressly provided in this Agreement).”;

(iii)

the exercise of voting and other consensual rights by the Issuer in respect of the related Portfolio Asset or portion so transferred shall be allocated as provided in the relevant Master Participation Agreement; and

(iv)

with respect to any elevation in accordance with the relevant Master Participation Agreement, the Collateral Manager on behalf of the Issuer shall promptly notify the Trustee of such elevation in the form of an Issuer Order pursuant to Section 10.6(a).

(e)

For purposes of each of Section 12.2 and Section 12.3, each of (x) a contribution of a Portfolio Asset to the Issuer and (y) a substitution (in whole or part) of any Portfolio Asset held by the Issuer for one or more different Portfolio Assets will constitute an acquisition of such Portfolio Assets by the Issuer.

13. RELATIONS AMONG HOLDERS

13.1	Relations among Holders

Each Holder agrees, for the benefit of all Holders, not to cause the filing of a petition in bankruptcy against the Issuer until the payment in full of all Notes (and any other debt obligations of the Issuer that have been rated upon issuance by any rating agency at the request of the Issuer) and the expiration of a period equal to one year and one day or, if longer, the applicable preference period then in effect plus one day, following such payment in full. In the event one or more Holders of Notes cause the filing of a petition in bankruptcy against the Issuer prior to the expiration of such period, any claim that such Holder(s) have against the Issuer or with respect to any Collateral (including any proceeds thereof) shall be fully subordinate in right of payment to the claims of each Holder of any Note that does not seek to cause any such filing, with such subordination being effective until each Note held by each Holder of any Note that does not seek to cause any such filing is paid in full in accordance with the Priority of Payments set forth herein (after giving effect to such subordination). The foregoing sentence shall constitute a “subordination agreement” within the meaning of Section 510(a) of the Bankruptcy Code, Title 11 of the United States Code, as amended. The Issuer shall direct the Trustee to segregate payments and take other reasonable steps to effect the foregoing, and the Issuer shall obtain a separate CUSIP for the Notes held by such Holder(s) in the event of the foregoing.

13.2	Standard of Conduct

In exercising any of its or their voting rights, rights to direct and consent or any other rights as a Holder under this Indenture, a Holder or Holders shall not have any obligation or duty to any Person or to consider or take into account the interests of any Person and shall not be liable to any Person for any action taken by it or them or at its or their direction or any failure by it or them to act or to direct that an action be taken, without regard to whether such action or inaction benefits or adversely affects any Holder, the Issuer, or any other Person, except for any liability to which such Holder may be subject to the extent the same results from such Holder’s taking or directing an action, or failing to take or direct an action, in bad faith or in violation of the express terms of this Indenture.

14. MISCELLANEOUS

14.1	Form of Documents Delivered to Trustee

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Issuer or the Collateral Manager may and, where required by the Issuer shall, be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel (provided that such counsel is a nationally or internationally recognized and reputable law firm), unless such Officer knows, or should know that the certificate or opinion or representations with respect to the matters upon which such certificate or opinion is based are erroneous. Any such certificate of an Officer of the Issuer or the Collateral Manager or Opinion of Counsel may and, where required by the Issuer, shall be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, the Issuer, the Collateral Manager or any other Person, stating that the information with respect to such factual matters is in the possession of the Issuer, the Collateral Manager or such other Person, unless such Officer of the Issuer or the Collateral Manager or such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel may also be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer of the Collateral Manager, the Issuer or any other Person, stating that the information with respect to such matters is in the possession of the Collateral Manager, the Issuer or such other Person, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture it is provided that the absence of the occurrence and continuation of a Default or Event of Default is a condition precedent to the taking of any action by the Trustee at the request or direction of the Issuer, then notwithstanding that the satisfaction of such condition is a condition precedent to the Issuer’s right to make such request or direction, the Trustee shall be protected in acting in accordance with such request or direction if it does not have knowledge of the occurrence and continuation of such Default or Event of Default as provided in Section 6.1(d).

14.2	Acts of Holders

(a)

Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in writing or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action or actions embodied therein and evidenced thereby) are herein sometimes referred to as the Act of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 14.2.

(b)	The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee deems sufficient.

(c)

The principal amount or face amount, as the case may be, and registered numbers of Notes held by any Person, and the date of such Person’s holding the same, shall be proved by the applicable Note Register.

(d)

Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder (and any transferee thereof) of such and of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee, the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

14.3	Notices, etc., to Trustee, the Issuer, the Collateral Manager, the Collateral Administrator, the Paying Agent, the Valuation Agent

(a)

Any request, demand, authorization, direction, instruction, order, notice, consent, waiver or Act of Holders or other documents provided or permitted by this Indenture to be made upon, given, delivered, e-mailed or furnished to, or filed with:

(i)

the Trustee shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to and mailed, by certified mail, return receipt requested, hand delivered, sent by overnight courier service guaranteeing next day delivery, by facsimile or other electronic transmission in legible form, to the Trustee addressed to it at its applicable Corporate Trust Office, or at any other address previously furnished in writing to the other parties hereto by the Trustee, and executed by an Authorized Representative of the entity sending such request, demand, authorization, direction, instruction, order, notice, consent, waiver or other document, provided that any demand, authorization, direction, instruction, order, notice, consent, waiver or other document sent to U.S. Bank National Association, Corporate Trust Services Boston, 1 Federal Street, Boston, MA 02110, Attention: Global Corporate Trust – Great Lakes BCPL Funding Ltd., (in any capacity hereunder) will be deemed effective only upon receipt thereof;

(ii)

the Issuer shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Issuer addressed to it at c/o MaplesFS Limited, P.O. Box 1093, Boundary Hall, Cricket Square, Grand Cayman, KY1-1102, Cayman Islands, Attention: The Directors, facsimile no.: +1 (345) 945-7100, telephone no.: +1 (345) 945-7099, email: cayman@maples.com or at any other address previously furnished in writing to the other parties hereto by the Issuer, as the case may be, with a copy to the Collateral Manager at its address below;

(iii)

the Collateral Manager shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile or other electronic transmission in legible form, to the Collateral Manager addressed to it at 650 Madison Avenue, 23rd Floor, New York, NY 10022, Attention: Joseph Barillaro, telephone no.: +1 (212) 796-1806 , email: Notices@bcpartners.com or at any other address previously furnished in writing to the parties hereto;

(iv)

the Bank shall be sufficient for every purpose hereunder if in writing and mailed, hand delivered, sent by overnight courier service or by facsimile or other electronic transmission in legible form, addressed to U.S. Bank National Association, Corporate Trust Services Boston, 1 Federal Street, Boston, MA 02110, Attention: Global Corporate Trust – Great Lakes BCPL Funding Ltd., or at any other address previously furnished in writing to the Issuer by the Bank;

(v)

the Collateral Administrator shall be sufficient for every purpose hereunder if in writing and mailed, hand delivered, sent by overnight courier service or by facsimile or other electronic transmission in legible form, to the Collateral Administrator at U.S. Bank National Association, Corporate Trust Services Boston, 1 Federal Street, Boston, MA 02110, Attention: Global Corporate Trust – Great Lakes BCPL Funding Ltd., or at any other address previously furnished in writing to the parties hereto; and

(vi)

the Valuation Agent shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile or other electronic transmission in legible form, addressed to UBS AG, London Branch, Structured Funding, Attn: Christopher Thai, 1285 Avenue of the Americas, New York, NY 10019-6064, Tel: (203) 719-2321,
E-mail: OL-SF-LTRS@ubs.com, or at any other address previously furnished in writing to the Issuer and the Trustee by UBS.

(b)

In the event that any provision in this Indenture calls for any notice or document to be delivered simultaneously to the Trustee and any other Person, the Trustee’s receipt of such notice or document shall entitle the Trustee to assume that such notice or document was delivered to such other Person unless otherwise expressly specified herein.

(c)	Any reference herein to information being provided “in writing” shall be deemed to include each permitted method of delivery specified in sub clause (a) above.

(d)

The Bank (in each of its capacities) agrees to accept and act upon instructions or directions pursuant to this Indenture or any other Transaction Document sent by unsecured email or other similar unsecured electronic methods; provided however that, any Person providing such instructions or directions shall provide to the Bank an incumbency certificate listing authorized persons designated to provide such instructions or directions, which incumbency certificate shall be amended whenever a person is added or deleted from the listing. If such person elects to give the Bank email instructions (or instructions by a similar electronic method) and the Bank in its discretion elects to act upon such instructions, the Bank’s reasonable understanding of such instructions shall be deemed controlling. The Bank shall not be liable for any losses, costs or expenses arising directly or indirectly from the Bank’s reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction. Any person providing such instructions or directions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Bank, including without limitation the risk of the Bank acting on unauthorized instructions, and the risk of interception and misuse by third parties and acknowledges and agrees that there may be more secure methods of transmitting such instructions than the method(s) selected by it and agrees that the security procedures (if any) to be followed in connection with its transmission of such instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

14.4	Notices to Holders; Waiver

Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of any event,

(a)

such notice shall be sufficiently given to Holders if in writing and mailed, first class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Note Registers (or, in the case of Holders of Global Notes, emailed to DTC for distribution to each Holder affected by such event), not earlier than the earliest date and not later than the latest date, prescribed for the giving of such notice; and

(b)	such notice shall be in the English language.

Such notices will be deemed to have been given on the date of such mailing.

Notwithstanding clause (a) above, a Holder may give the Trustee a written notice that it is requesting that notices to it be given by electronic mail or by facsimile transmissions and stating the electronic mail address or facsimile number for such transmission. Thereafter, the Trustee shall give notices to such Holder by electronic mail or facsimile transmission, as so requested; provided that if such notice also requests that notices be given by mail, then such notice shall also be given by mail in accordance with clause (a) above.

The Trustee will deliver to the Holders any information or notice relating to this Indenture in the possession of the Trustee and requested to be so delivered by at least 25% of the Holders (by Aggregate Outstanding Amount), at the expense of the Issuer. The Trustee may require the requesting Holders to comply with its standard verification policies in order to confirm Holder status. The Trustee shall have no liability for such disclosure or, subject to its duties herein, the accuracy thereof.

Neither the failure to mail any notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. In case by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity or by reason of any other cause it shall be impracticable to give such notice by mail of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then such notification to Holders as shall be made with the approval of the Trustee shall constitute a sufficient notification to such Holders for every purpose hereunder.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

14.5	Effect of Headings and Table of Contents

The Article and Section headings herein (including those used in cross-references herein) and the Table of Contents are for convenience only and shall not affect the construction hereof.

14.6	Successors and Assigns

All covenants and agreements in this Indenture by the Issuer shall bind their respective successors and permitted assigns, whether so expressed or not.

14.7	Severability

If any term, provision, covenant or condition of this Indenture or the Notes, or the application thereof to any party hereto or any circumstance, is held to be unenforceable, invalid or illegal (in whole or in part) for any reason (in any relevant jurisdiction), the remaining terms, provisions, covenants and conditions of this Indenture or the Notes, modified by the deletion of the unenforceable, invalid or illegal portion (in any relevant jurisdiction), will continue in full force and effect, and such unenforceability, invalidity, or illegality will not otherwise affect the enforceability, validity or legality of the remaining terms, provisions, covenants and conditions of this Indenture or the Notes, as the case may be, so long as this Indenture or the Notes, as the case may be, as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the deletion of such portion of this Indenture or the Notes, as the case may be, will not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.

14.8	Benefits of Indenture

The Valuation Agent, the Collateral Manager shall each be an express third party beneficiary of each agreement or obligation in this Indenture (including, without limitation, any right to make a determination, receive a notice, report or certificate, make a request, give consent or direct a disposition expressed as being exercisable by the Valuation Agent or Collateral Manager hereunder). Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Holders, the Collateral Manager and the Valuation Agent, any benefit or any legal or equitable right, remedy or claim under this Indenture.

14.9	Legal Holidays

In the event that the date of any Payment Date, Redemption Date or Stated Maturity shall not be a Business Day, then notwithstanding any other provision of the Notes or this Indenture, payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of any such Payment Date, Redemption Date or Stated Maturity date, as the case may be.

14.10	Governing Law

This Indenture and the Notes shall be construed in accordance with, and this Indenture and the Notes and any matters arising out of or relating in any way whatsoever to this Indenture or the Notes (whether in contract, tort or otherwise) shall be governed by, the law of the State of New York.

14.11	Submission to Jurisdiction

With respect to any suit, action or proceedings relating to this Indenture or any matter between the parties arising under or in connection with this Indenture (Proceedings), each party irrevocably: (i) submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan and the United States District Court for the Southern District of New York, and any appellate court from any thereof; and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing in this Indenture precludes any of the parties from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

14.12	WAIVER OF JURY TRIAL

EACH OF THE ISSUER AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE OF SUCH NOTE OR INTEREST THEREIN SHALL BE DEEMED TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY. Each party hereby (i) certifies that no representative, agent or attorney of the other has represented, expressly or otherwise, that the other would not, in the event of a Proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it has been induced to enter into this Indenture by, among other things, the mutual waivers and certifications in this paragraph.

14.13	Counterparts

This Indenture (and each amendment, modification and waiver in respect of this Indenture) may be executed and delivered in any number of counterparts (including by e-mail (PDF), facsimile or other electronic transmission), each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument, and each of the parties hereto may execute this Indenture by signing any such counterpart. Delivery of an executed counterpart of this Indenture by e-mail (PDF) or facsimile shall be deemed to constitute due and sufficient delivery of such counterpart.

14.14	Acts of Issuer

Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or performed by the Issuer shall be effective if given or performed by the Issuer or by the Collateral Manager on the Issuer’s behalf.

14.15	Confidential Information

(a)

The Trustee and each Holder of Notes will maintain the confidentiality of all Confidential Information; provided that such Person may deliver or disclose Confidential Information to: (i) such Person’s directors, trustees, officers, employees, agents, attorneys and Affiliates who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 14.15 and to the extent such disclosure is reasonably required for the administration of this Indenture, the matters contemplated hereby or the investment represented by the Notes; (ii) such Person’s financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 14.15 and to the extent such disclosure is reasonably required for the administration of this Indenture, the matters contemplated hereby or the investment represented by the Notes; (iii) any other Holder; (iv) any Person of the type that would be, to such Person’s knowledge, permitted to acquire Notes in accordance with the requirements of Section 2.5 hereof to which such Person sells or offers to sell any such Note or any part thereof (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 14.15); (v) any other Person from which such former Person offers to purchase any security of the Issuer (if such other Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 14.15); (vi) any Federal or State or other Governmental Authority having jurisdiction over such Person; (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about the investment portfolio of such Person, reinsurers and liquidity and credit providers that agree to hold confidential the Confidential Information substantially in accordance with this Section 14.15; (viii) any other Person with the consent of the Issuer and the Collateral Manager; or (ix) any other Person to which such delivery or disclosure may be necessary (A) to effect compliance with any law, rule, regulation or order applicable to such Person, (B) in response to any subpoena or other legal process upon prior notice to the Issuer (unless prohibited by applicable law, rule, order or decree or other requirement having the force of law), (C) in connection with any litigation to which such Person is a party upon prior notice to the Issuer (unless prohibited by applicable law, rule, order or decree or other requirement having the force of law) or (D) if an Event of Default has occurred and is continuing, to the extent such Person may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement of, or for the protection of, the rights and remedies under the Notes or this Indenture (provided that, except to the extent required by clause (A), such Person shall not disclose any work product created by the Sole Shareholder or its affiliates regarding their credit determinations, investment strategy, any analysis related to any of the foregoing, or any documents otherwise designated as confidential), or (E) in the Trustee’s or Collateral Administrator’s performance of its obligations under this Indenture, the Collateral Administration Agreement or other transaction document related thereto; and provided that delivery to Holders by the Trustee or the Collateral Administrator of any report of information required by the terms of this Indenture to be provided to Holders shall not be a violation of this Section 14.15. Each Holder of Notes agrees, except as set forth in clauses (vi), (vii) and (ix) above, that it shall use the Confidential Information for the sole purpose of making an investment in the Notes or administering its investment in the Notes; and that the Trustee and the Collateral Administrator shall neither be required nor authorized to disclose to Holders any Confidential Information in violation of this Section 14.15. In the event of any required disclosure of the Confidential Information by such Holder, such Holder agrees to use reasonable efforts to protect the confidentiality of the Confidential Information. Each Holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 14.15.

(b)

For the purposes of this Section 14.15, Confidential Information means information delivered to the Trustee, the Collateral Administrator or any Holder of Notes by or on behalf of the Issuer in connection with and relating to the transactions contemplated by or otherwise pursuant to this Indenture; provided that such term does not include information that: (i) was publicly known or otherwise known to the Trustee, the Collateral Administrator or such Holder prior to the time of such disclosure; (ii) subsequently becomes publicly known through no act or omission by the Trustee, the Collateral Administrator, any Holder or any person acting on behalf of the Trustee, the Collateral Administrator or any Holder; (iii) otherwise is known or becomes known to the Trustee, the Collateral Administrator or any Holder other than (x) through disclosure by the Issuer or (y) to the knowledge of the Trustee, the Collateral Administrator or a Holder, as the case may be, in each case after reasonable inquiry, as a result of the breach of a fiduciary duty to the Issuer or a contractual duty to the Issuer; or (iv) is allowed to be treated as non-confidential by consent of the Issuer.

(c)

Notwithstanding the foregoing, the Trustee and the Collateral Administrator may disclose Confidential Information to the extent disclosure thereof may be required by law or by any Governmental Authority and the Trustee and the Collateral Administrator may disclose on a confidential basis any Confidential Information to its agents, attorneys and auditors in connection with the performance of its responsibilities hereunder.

15. ASSIGNMENT OF CERTAIN AGREEMENTS

15.1	Assignment of Collateral Management Agreement, Collateral Administration Agreement, Issuer Sale and Contribution Agreement and any Master Participation Agreement

(a)

The Issuer hereby acknowledges that its Grant pursuant to the first Granting Clause hereof includes all of the Issuer’s estate, right, title and interest in, to and under the Collateral Management Agreement, the Collateral Administration Agreement, the Issuer Sale and Contribution Agreement and any Master Participation Agreement including (i) the right to give all notices, consents and releases thereunder, (ii) the right to receive all notices, accountings, consents, releases and statements thereunder, (iii) the right to do any and all other things whatsoever that the Issuer is or may be entitled to do thereunder, (iv) with respect to the Collateral Management Agreement, the right to give all notices of termination and to take any legal action upon the breach of an obligation of the Collateral Manager thereunder, including the commencement, conduct and consummation of proceedings at law or in equity, and (v) with respect to the Issuer Sale and Contribution Agreement, the right to give equity contribution notices and to do any and all other things whatsoever that the Issuer is or may be entitled to do thereunder; provided that notwithstanding anything herein to the contrary, the Issuer shall retain, and the Trustee shall not have, the authority to exercise any of the rights set forth in (i) through (v) above or that may otherwise arise as a result of the Grant until the occurrence of an Event of Default hereunder and such authority shall terminate at such time, if any, as such Event of Default is cured or waived.

(b)

The assignment made hereby is executed as collateral security, and the execution and delivery hereby shall not in any way impair or diminish the obligations of the Issuer under the provisions of the Collateral Management Agreement, the Collateral Administration Agreement, the Issuer Sale and Contribution Agreement and any Master Participation Agreement nor shall any of the obligations contained in such agreements be imposed on the Trustee.

(c)

Upon the retirement of the Notes, the payment of all amounts required to be paid pursuant to the Priority of Payments and the release of the Collateral from the lien of this Indenture, this assignment and all rights herein assigned to the Trustee for the benefit of the Holders shall cease and terminate and all the estate, right, title and interest of the Trustee in, to and under the Collateral Management Agreement, the Collateral Administration Agreement, the Issuer Sale and Contribution Agreement and any Master Participation Agreement shall revert to the Issuer and no further instrument or act shall be necessary to evidence such termination and reversion.

(d)

The Issuer represents that the Issuer has not executed any other assignment of the Collateral Management Agreement, the Collateral Administration Agreement, the Issuer Sale and Contribution Agreement or any Master Participation Agreement.

(e)

The Issuer agrees that this assignment is irrevocable, and that it will not take any action which is inconsistent with this assignment or make any other assignment inconsistent herewith. The Issuer will, from time to time, execute all instruments of further assurance and all such supplemental instruments with respect to this assignment as may be necessary to continue and maintain the effectiveness of such assignment.

(f)	Subject to Section 15.1(a), the Issuer hereby agrees, and hereby undertakes to obtain the agreement and consent of the Collateral Manager in the Collateral Management Agreement, to the following:

(i)

The Collateral Manager shall consent to the provisions of this assignment and agree to perform any provisions of this Indenture applicable to the Collateral Manager subject to the terms (including the standard of care set forth in the Collateral Management Agreement) of the Collateral Management Agreement.

(ii)

The Collateral Manager shall acknowledge that the Issuer is assigning all of its right, title and interest in, to and under the Collateral Management Agreement to the Trustee as representative of the Holders and the Collateral Manager shall agree that all of the representations, covenants and agreements made by the Collateral Manager in the Collateral Management Agreement are also for the benefit of the Trustee, subject to Section 15.1(a).

(iii)

The Collateral Manager shall deliver to the Trustee copies of all notices, statements, communications and instruments delivered or required to be delivered by the Collateral Manager to the Issuer pursuant to the Collateral Management Agreement.

(iv)

Neither the Issuer nor the Collateral Manager will enter into any agreement amending, modifying or terminating the Collateral Management Agreement (other than an amendment to correct inconsistencies, typographical or other errors, defects or ambiguities) or selecting or consenting to a successor manager except with the consents and satisfaction of the conditions specified in the Collateral Management Agreement entered into on the Signing Date.

(v)

The Collateral Manager agrees not to cause the filing of a petition in bankruptcy against or on behalf of the Issuer until the payment in full of all Notes issued under this Indenture and the expiration of a period equal to one year and a day, or, if longer, the applicable preference period, following such payment. Nothing in this Section 15.1 shall preclude, or be deemed to stop, the Collateral Manager from taking any action prior to the expiration of the aforementioned period in (A) any case or Proceeding voluntarily filed or commenced by the Issuer (other than any such Proceeding filed or commenced on behalf of the Issuer at the direction of the Collateral Manager or Sole Shareholder) or (B) any involuntary insolvency Proceeding filed or commenced by a Person other than the Collateral Manager or Sole Shareholder.

(g)

Upon a Trust Officer of the Trustee (i) receiving written notice from the Collateral Manager that an event constituting “Cause” as defined in the Collateral Management Agreement has occurred, (ii) receiving written notice that the Collateral Manager is resigning or is being removed, with or without “Cause” or (iii) written notice of a successor collateral manager, the Trustee shall, not later than one Business Day thereafter, notify the Holders (as their names appear in the Note Registers).

(h)	Subject to Section 15.1(a), the Issuer hereby agrees, and hereby undertakes to obtain the agreement and consent of the Sole Shareholder in the Issuer Sale and Contribution Agreement, to the following:

(i)

The Sole Shareholder shall consent to the provisions of this assignment and agree to perform any provisions of this Indenture applicable to the Sole Shareholder subject to the terms of the Issuer Sale and Contribution Agreement.

(ii)

The Sole Shareholder shall acknowledge that the Issuer is assigning all of its right, title and interest in, to and under the Issuer Sale and Contribution Agreement to the Trustee as representative of the Holders and the Sole Shareholder shall agree that all of the representations, covenants and agreements made by the Sole Shareholder in the Issuer Sale and Contribution Agreement are also for the benefit of the Trustee, subject to Section 15.1(a).

(iii)

The Sole Shareholder shall deliver to the Trustee copies of all notices, statements, communications and instruments delivered or required to be delivered by the Sole Shareholder to the Issuer pursuant to the Issuer Sale and Contribution Agreement.

(iv)

Neither the Issuer nor the Sole Shareholder will enter into any agreement amending, modifying or terminating the Issuer Sale and Contribution Agreement (other than an amendment to correct inconsistencies, typographical or other manifest errors, defects or ambiguities) without prior written consent of the Trustee and the Valuation Agent (unless such amendment could not reasonably be expected to materially adversely affect any of the Issuer, the Collateral or the interests of the Trustee and Issuer therein and notice thereof has been given to the Trustee and Valuation Agent).

(v)

The Sole Shareholder agrees not to cause the filing of a petition in bankruptcy against or on behalf of the Issuer until the payment in full of all Notes issued under this Indenture and the expiration of a period equal to one year and a day, or, if longer, the applicable preference period, following such payment. Nothing in this Section 15.1 shall preclude, or be deemed to preclude, the Sole Shareholder from taking any action prior to the expiration of the aforementioned period in (A) any case or Proceeding voluntarily filed or commenced by the Issuer (other than any such Proceeding filed or commenced on behalf of the Issuer at the direction of the Collateral Manager or Sole Shareholder) or (B) any involuntary insolvency Proceeding filed or commenced by a Person other than the Sole Shareholder or Collateral Manager.

(i)	The Issuer hereby agrees, and hereby undertakes to obtain the agreement and consent of the relevant MPA Counterparty to any Master Participation Agreement, to the following:

(i)	The relevant MPA Counterparty shall consent to the provisions of this assignment.

(ii)

The relevant MPA Counterparty shall acknowledge that the Issuer is assigning all of its right, title and interest in, to and under the relevant Master Participation Agreement to the Trustee as representative of the Holders and the relevant MPA Counterparty shall agree that all of the representations, covenants and agreements made by the relevant MPA Counterparty in the relevant Master Participation Agreement are also for the benefit of the Trustee.

(iii)

The relevant MPA Counterparty shall deliver to the Trustee copies of all notices, statements, communications and instruments delivered or required to be delivered by the relevant MPA Counterparty to the Issuer pursuant to the relevant Master Participation Agreement.

(iv)

The relevant MPA Counterparty agrees not to cause the filing of a petition in a bankruptcy or similar Proceeding against or on behalf of the Issuer until the payment in full of all Notes issued under this Indenture and the expiration of a period equal to one year and a day, or, if longer, the applicable preference period, following such payment. Nothing in this Section 15.1 shall preclude, or be deemed to estop, an MPA Counterparty from taking any action prior to the expiration of the aforementioned period in (A) any Proceeding voluntarily filed or commenced by the Issuer (other than any such Proceeding filed or commenced on behalf of the Issuer at the direction of the relevant MPA Counterparty or Sole Shareholder) or (B) any involuntary insolvency Proceeding filed or commenced by a Person other than the relevant MPA Counterparty or Sole Shareholder.

(v)

From and after the occurrence and continuance of an Event of Default, the relevant MPA Counterparty shall continue to perform and be bound by the provisions of the relevant Master Participation Agreement (except as otherwise expressly provided in any Master Participation Agreement).

- Signature Page Follows -

IN WITNESS WHEREOF, we have set our hands as of the day and year first written above.

GREAT LAKES BCPL FUNDING LTD., as Issuer

By:
Name:
Title:

Indenture - Signature Page

U.S. BANK NATIONAL ASSOCIATION, as Trustee and, solely as expressly specified herein, as Bank

By:
Name:
Title:

Indenture - Signature Page

Schedule 1

S&P Industry Classifications

Collateral Description
Aerospace & Defense
Air Transport
Automotive
Beverage & Tobacco
Radio & Television
Building & Development
Business equipment & services
Cable & satellite television
Chemicals & plastics
Clothing/textiles
Conglomerates
Containers & glass products
Cosmetics/toiletries
Drugs
Ecological services & equipment
Electronics/electrical
Equipment leasing
Farming/agriculture
Financial intermediaries
Food/drug retailers
Food products
Food service
Forest products
Health care
Home furnishings
Lodging & casinos
Industrial equipment
Leisure goods/activities/movies
Nonferrous metals/minerals
Oil & gas
Publishing
Rail industries
Retailers (except food & drug)
Steel
Surface transport
Telecommunications
Utilities

Collateral Description
Life Insurance
Health Insurance
Property & Casualty Insurance
Diversified Insurance
Technology
Structured Products (including Collateral Loan Obligations)
Education

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5. Remedies		77

5.1	Events of Default	77
5.2	Acceleration of Maturity; Rescission and Annulment	81

5.3	Collection of Indebtedness and Suits for Enforcement by Trustee	81

5.4	Remedies	83

5.5	Optional Preservation of Collateral	85

5.6	Trustee May Enforce Claims Without Possession of Notes	87

5.7	Application of Cash Collected	87

5.8	Limitation on Suits	87

5.9	Unconditional Rights of Holders to Receive Principal	88

5.10	Restoration of Rights and Remedies	88

5.11	Rights and Remedies Cumulative	88

5.12	Delay or Omission Not Waiver	88

5.13	Control by Majority Noteholders	89

5.14	Waiver of Past Defaults	89

5.15	Undertaking for Costs	89

5.16	Waiver of Stay or Extension Laws	90

5.17	Sale of Collateral	90

5.18	Action on the Notes	91

6. The Trustee		91

6.1	Certain Duties and Responsibilities	91

6.2	Notice of Default	94

6.3	Certain Rights of Trustee	94

6.4	Not Responsible for Recitals or Issuance of Notes	98

6.5	May Hold Notes	98

6.6	Cash Held in Trust	99

6.7	Compensation and Reimbursement	99

6.8	Corporate Trustee Required; Eligibility	100

6.9	Resignation and Removal; Appointment of Successor	101

6.10	Acceptance of Appointment by Successor	102

6.11	Merger, Conversion, Consolidation or Succession to Business of Trustee	103

6.12	Co-Trustees	103

6.13	Certain Duties of Trustee Related to Delayed Payment of Proceeds	104

6.14	Authenticating Agents	105

6.15	Withholding	105

- ii-

6.16	Fiduciary for Holders Only; Agent for each other Secured Party	106

6.17	Representations and Warranties of the Bank	106

6.18	Rights of Trustee under certain Transaction Documents.	107

7. Covenants		107

7.1	Payment of Principal	107

7.2	Maintenance of Office or Agency	107

7.3	Cash for Note Payments to be Held in Trust	108

7.4	Existence of Issuer	110

7.5	Protection of Collateral	111

7.6	Opinions as to Collateral	113

7.7	Performance of Obligations	113

7.8	Negative Covenants	113

7.9	Statement as to Compliance	116

7.10	Issuer May Not Consolidate Except on Certain Terms	116

7.11	Successor Substituted	116

7.12	No Other Business	117

7.13	Acquisition of Portfolio Assets	117

7.14	Reporting	117

7.15	Certain Tax Matters	118

7.16	Side Letter Security Agreement	119

8. Supplemental Indentures		119

8.1	Supplemental Indentures Without Consent of Holders of Notes	119

8.2	Supplemental Indentures With Consent of Holders of Notes	121

8.3	Execution of Supplemental Indentures	121

8.4	Determination of Effect on Holders	123

8.5	Effect of Supplemental Indentures	123

8.6	Reference in Notes to Supplemental Indentures	123

9. Redemption of Notes		124

9.1	Mandatory Redemption	124

9.2	Redemption Procedures	124

9.3	Notes Payable on Redemption Date	125

- iii-

10. Accounts, Accountings and Releases		126

10.1	Collection of Cash	126

10.2	Collection Account	126

10.3	Transaction Accounts	129

10.4	Reinvestment of Funds in Accounts; Reports by Trustee	131

10.5	Accountings	133

10.6	Release of Collateral	138

10.7	Procedures Relating to the Establishment of Accounts Controlled by the Trustee	139

10.8	Section 3(c)(7) Procedures	139

11. Application Of Cash		140

11.1	Disbursements of Cash from Payment Account	140

12. Sale of Portfolio Assets; purchase of additional Portfolio Assets		141

12.1	Sales of Portfolio Assets	141

12.2	Acquisition of Portfolio Assets; Eligible Investments	145

12.3	Conditions Applicable to All Sale and Purchase Transactions	146

13. Relations among Holders		148

13.1	Relations among Holders	148

13.2	Standard of Conduct	149

14. Miscellaneous		149

14.1	Form of Documents Delivered to Trustee	149

14.2	Acts of Holders	150

14.3	Notices, etc., to Trustee, the Issuer, the Collateral Manager, the Collateral Administrator, the Paying Agent, the Valuation Agent	151

14.4	Notices to Holders; Waiver	153

14.5	Effect of Headings and Table of Contents	154

14.6	Successors and Assigns	154

14.7	Severability	154

14.8	Benefits of Indenture	155

14.9	Legal Holidays	155

14.10	Governing Law	155

14.11	Submission to Jurisdiction	155

14.12	WAIVER OF JURY TRIAL	156

14.13	Counterparts	156

14.14	Acts of Issuer	156

14.15 Confidential Information		156

- iv-

15. Assignment Of Certain Agreements		158

15.1	Assignment of Collateral Management Agreement, Collateral Administration Agreement, Issuer Sale and Contribution Agreement and any Master Participation Agreement	158

Schedules and Exhibits

Schedule 1	Moody’s Industry Classifications

Exhibit A	Forms of Notes
A1	Form of Global Class A Note
A2	Form of Certificated Class A Note

Exhibit B	Forms of Transfer and Exchange Certificates
B1	Form of Transferor Certificate for Transfer of Rule 144A Global Note or Certificated Note to Regulation S Global Note or Certificated Note
B2	Form of Purchaser Representation Letter for Certificated Notes
B3	Form of Transferor Certificate for Transfer of Regulation S Global Note or Certificated Note to Rule 144A Global Note or Certificated Note
B4	Form of Transferee Certificate of Rule 144A Global Note
B5	Form of Transferee Certificate of Regulation S Global Note

Exhibit C	Form of Beneficial Owner Certificate

- v-

Dated as of March 12, 2021

GREAT LAKES BCPL FUNDING LTD.,

as Issuer

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

SECOND AMENDED AND RESTATED INDENTURE